As filed with the Securities and Exchange Commission on May 18, 2023

Registration Number: 333-267839

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 5

TO

FORM F-3

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

MingZhu Logistics Holdings Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

27F, Yantian Modern Industry Service Center

No. 3018 Shayan Road, Yantian District

Shenzhen, Guangdong, China 518081

+86 (755) 2520-9839

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bill Huo, Esq.

Michael Goldstein, Esq.

Becker & Poliakoff LLP

45 Broadway, 17th Floor

New York, New York 10006

(212) 599-3322

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462I under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED MAY 18, 2023

MINGZHU LOGISTICS HOLDINGS LIMITED

$200,000,000

Ordinary Shares

Debt Securities

Convertible Debt Securities

Warrants

Rights

Units

We may offer and sell up to $200,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that we may offer and sell.

Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our ordinary shares are traded on the Nasdaq Capital Market of The NASDAQ Stock Market LLC (“NASDAQ”), under the symbol “YGMZ”. On May 17, 2023, the closing sale price of our ordinary shares was $1.26 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on Nasdaq or any other securities exchange of the securities covered by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the Securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding ordinary shares held by non-affiliates is less than US$75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities is highly speculative and involves a significant degree of risk. Mingzhu Logistics Holdings Limited (the “Mingzhu”) is not an operating company established in the PRC, but a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, Mingzhu conducts substantially all of its operations through its subsidiaries established in the PRC (the “Subsidiaries”) and through contractual arrangements with its variable interest entities incorporated in the PRC (the “VIEs”). The VIEs are consolidated for accounting purpose only and Mingzhu does not own any equity interest in the VIEs. The securities offered in this prospectus are securities of Mingzhu, our Cayman Islands holding company. Thus, investors may never directly hold equity interests in the VIEs. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits or limits direct foreign investment in the operating companies. However, our contractual arrangements with the VIEs are not equivalent of an investment in the VIEs. Investors of our securities thus are not purchasing equity interest in the VIEs and their subsidiaries in China but instead are purchasing equity interest in a Cayman holding company. Such VIE arrangement is not identical to owning such entities directly, and investors will own shares in a holding company with contracts with the VIEs and will not have any equity ownership of such VIEs themselves. The VIE arrangement may not be as effective as direct ownership in providing us with control over the VIEs. Direct ownership would allow us, for example, to directly or indirectly exercise our rights as a shareholder to effect changes in the boards of directors, which, in turn, could affect changes, subject to any applicable fiduciary obligations at the management level. However, under the VIE arrangement, as a legal matter, if the VIEs or its shareholders fail to perform their respective obligations under the VIE arrangement, we may have to incur substantial costs and expend significant resources to enforce those arrangements and resort to litigation or arbitration and rely on legal remedies under PRC laws. These remedies may include seeking specific performance or injunctive relief and claiming damages, any of which may not be effective. In the event we are unable to enforce these VIE Agreements or we experience significant delays or other obstacles in the process of enforcing the VIE arrangement, we may not be able to exert effective control over the VIEs and may lose control over the assets owned by the VIEs.

Our corporate structure is subject to risks relating to our contractual arrangements with our VIEs and their shareholders. Such contractual arrangements have not been tested in any of the PRC courts. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to these contractual arrangements. If the PRC government finds these contractual arrangements non-compliant with the restrictions on direct foreign investment in the relevant industries, or if the relevant PRC laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIEs or forfeit our rights under the contractual arrangements. Mingzhu and investors face uncertainty about potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with our VIEs and consequently, significantly affect the financial condition and results of operations of Mingzhu. If we are unable to claim our right to control the assets of the VIEs, our common stock may decline in value or become worthless. The PRC government could even disallow the VIE structure completely, which would likely result in a material adverse change in our operations and our common stock may significantly decline in value or become worthless. See “Risk Factors — Risks Related to Our Corporate Structure - If the PRC government deems that the contractual arrangements in relation to CheYi Network, Zhisheng and Xinjiang Feipeng, our consolidated variable interest entities, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Accordingly, the securities we are registering may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of our PRC subsidiaries or the VIEs that conduct all or substantially all of our operations.” on page 31.

Under our corporate structure, our ability to pay dividends and to service any debt we may incur and pay our operating expenses principally depends on dividends paid by our PRC subsidiaries and VIEs. Cash is transferred through our organization in the manner as follows: (1) we may transfer funds to our WFOEs through our Hong Kong subsidiaries, Cheyi (Hong Kong) Limited, YGMZ (Hong Kong) Limited, Yinhua (HK) Limited and Feipeng Enterprises (HK) Limited by additional capital contributions or shareholder loans, as the case may be; (2) the VIEs may pay service fees to our PRC subsidiaries for services rendered by our PRC subsidiaries; (3) our PRC subsidiaries may pay service fees to the VIEs for services rendered by the VIEs; and (4) our PRC subsidiaries may make dividends or other distributions to Mingzhu. We do not have cash management policies dictating how funds are transferred throughout our organization. We may encounter difficulties in our ability to transfer cash between PRC subsidiaries and non-PRC subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. However, as long as we are compliant with the procedures for approvals from foreign exchange authorities and banks in China, the relevant laws and regulations in China do not impose limitations on the amount of funds that we can transfer out of China. If we intend to distribute dividends to Mingzhu, our WFOEs will transfer the dividends to our Hong Kong subsidiaries in accordance with the laws and regulations of the PRC, then our Hong Kong subsidiaries will transfer the dividends to our BVI subsidiaries, and then our BVI subsidiaries will transfer the dividends to Mingzhu, and the dividends can be distributed from Mingzhu to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. In 2021, our PRC subsidiaries receive $nil amount cash benefits from the VIEs for services rendered to the VIEs and their subsidiaries. As of December 31, 2022, our PRC subsidiaries own $nil amount to the VIEs as inter-company loan. As of the date of this prospectus, none of our subsidiaries have ever issued any dividends or made other distributions to Mingzhu nor have Mingzhu ever paid dividends or made other distributions to U.S. investors. We plan to distribute earnings or settle amounts owed under the VIE agreements. Any limitation on the ability of our subsidiaries to distribute dividends to us or on the ability of the VIEs to make payments to us may restrict our ability to satisfy our liquidity requirements. To the extent cash or assets in the business is in the PRC or Hong Kong or in a PRC or Hong Kong entity, and may need to be used to fund operations outside of the PRC or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our subsidiaries’ or the VIEs’ ability to transfer cash and assets. For more detailed discussion of the restrictions and limitations on the ability to transfer cash or distribute earnings between our PRC subsidiaries and the VIEs, and between Mingzhu and the VIEs, see “About Mingzhu Logistics Holdings Limited — Cash Flows through Our Organization” on page 26.

In addition, as we conduct substantially all of our operations in China, we are subject to legal and operational risks associated with having substantially all of our operations in China, including changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations and the value of our common stock, or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We have relied on the opinion of our PRC counsel, PacGate Law Group, that as of the date of this prospectus, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve large-scale collection of user data, implicate cybersecurity, or involve any other type of restricted industry. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (together with the Trial Administrative Measures, the “New Administrative Rules Regarding Overseas Listings”), which indicate the determination of the Chinese government to supervise the direct and indirect overseas listing and offering and came into effective on March 31, 2023. The Trial Administrative Measures set out that subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities should be filed with the CSRC within 3 working days after the offering is completed, which makes us subject to additional filing requirements in connection with this offering and our follow-up offerings completed after the effective date of the Trial Administrative Measures on March 31, 2023. As further advised by our PRC counsel, PacGate Law Group, as of the date of this prospectus, aside from the future filing requirements in connection with our offering required under the Trial Administrative Measures, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing or securities offering plans, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our offering of securities from the CSRC or any other PRC governmental authorities. We plan to comply with the new Administrative Rules Regarding Overseas Listings by making the required filing with CSRC if there is any event triggering the filing requirement of us. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what potential impact such modified or new laws and regulations will have on our daily business operations, or ability to accept foreign investments and list on a U.S. or other foreign exchange. In addition to the Trial Administrative Measures, the Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before offering securities in the U.S. In other words, although the Company is currently not required to obtain permission from any of the PRC central or local government and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice. See “Risk Factors - Risks Related to Doing Business in China” beginning on page 32 for a detailed description of various risks related to doing business in China and other information that should be considered before making a decision to purchase any of our securities.

As of the date of this prospectus, the four Hong Kong subsidiaries of Mingzhu do not have any material operation in Hong Kong and they have not collected, stored, or managed any personal information in Hong Kong. Therefore, we have concluded that currently it does not expect that laws and regulations in Mainland China on data security, data protection, cybersecurity or anti-monopoly to be applied to its Hong Kong subsidiaries or that the oversight of the Cyberspace Administration of China will be extended to its operations outside of Mainland China.

We face various legal and operational risks and uncertainties related to being based in and having significant operations in mainland China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, oversight on cybersecurity and data privacy, as well as the lack of inspection by the Public Company Accounting Oversight Board (the “PCAOB”) on our auditors. Such risks could result in a material change in our operations and/or the value of the ordinary shares or could significantly limit or completely hinder our ability to offer ordinary shares and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. These regulatory risks and uncertainties could become applicable to our Hong Kong subsidiaries if regulatory authorities in Hong Kong adopt similar rules and/or regulatory actions. For a detailed description of risks relating to doing business in mainland China, see “Risk Factors— Risk Factors Relating to Doing Business in China - The PRC government has significant authority to regulate or intervene in the China operations of an offshore holding company, such as us, at any time. Therefore, investors in our ordinary shares and our business face potential uncertainty from the PRC government’s policy” beginning on page 32.

Furthermore, as more stringent criteria have been imposed by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading if our auditor cannot be fully inspected. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in the PRC or Hong Kong. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that PCAOB has secured complete access to inspect and investigate public accounting firms headquartered in mainland China and Hong Kong, and vacated previous determinations to the contrary. Our auditor, Audit Alliance LLP is based in Singapore, registered with PCAOB and subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor’s participating firm Da Hua CPA, which is headquartered in China, played limited supporting role in the auditing process. Due to the limited role of Da Hua CPA and recent decision of PCAOB, we do not believe we will be impacted by the HFCA. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Protocol. On February 24, 2023, the CSRC, the Ministry of Finance, the State Secrecy Administration, and the State Archives Bureau jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises (the “Provisions”), which aims to standardize confidentiality and archives administration in respect of direct or indirect overseas issuance of securities by domestic enterprises of the PRC and came into effective on March 31, 2023. The Provisions provides the following requirements: (a) working papers formed within the territory of China by the securities companies and securities service agencies that provide corresponding services for the overseas issuance and listing of domestic enterprises shall be stored within the territory of China. Those that need to transmit working papers outbound shall go through examination and approval formalities in accordance with the relevant provisions of the State, and (b) the relevant domestic enterprise, securities companies and securities service agencies shall obtain the consent of the CSRC or the relevant administrative authorities prior to cooperating in the inspection or investigation carried out by the overseas securities regulator or relevant administrative authorities or providing documents and materials for cooperating in the inspection or investigation. The Provisions further provide that, where the overseas securities regulator and the relevant competent authorities request to conduct inspection or investigation to collect evidence from a domestic enterprise and the domestic securities companies and securities service agencies providing corresponding services regarding the overseas offering and listing activities of the domestic enterprise, the inspection or investigation shall be carried out under the cross-border regulatory cooperation mechanism, and the CSRC or the relevant authorities shall provide the requisite assistance pursuant to the bilateral and multilateral cooperation mechanism. Given the recency of the Protocol and the Provisions and the fact that official guidance and related implementation rules have not been issued and the Provisions may be subject to further clarifications during subsequent implementation, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access – in any way and at any point in the future – the Board of PCAOB will act immediately to consider the need to issue a new determination. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause our securities to be delisted from the stock exchange. See risks disclosed under “Risk Factors — Risks Related to Doing Business in China — Our Common Shares may be delisted under the HFCAA if the PCAOB is unable to inspect our auditors. The delisting of our Common Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three” on page 43.

As a holding company, Mingzhu relies on dividends and other distributions on equity paid by its operating subsidiaries for cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders or to service any expenses it may incur. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, under PRC law, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserves are not distributable as cash dividends. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Mingzhu. To date, there have not been any such dividends or other distributions from our PRC subsidiaries to our subsidiaries located outside of China, Mingzhu or its shareholders outside of China. Furthermore, as of the date of this prospectus, neither Mingzhu nor any of its subsidiaries have ever paid dividends or made distributions to U.S. investors. Mingzhu is permitted under PRC laws and regulations as an offshore holding company to provide funding to its PRC subsidiaries in China through shareholder loans or capital contributions, subject to satisfaction of applicable government registration and filing requirements. According to the relevant PRC regulations on foreign-invested enterprises in China, there are no quantity limits on Mingzhu’s ability to make capital contributions to its PRC subsidiaries. However, our PRC subsidiaries may not procure loans which exceed the higher of (i) difference between their total investment amount as recorded in the Foreign Investment Comprehensive Management Information System and their respective registered capital and (ii) 2.5 times of their net worth. If we decide to finance our wholly owned PRC subsidiaries by means of capital contributions, these capital contributions are subject to registration with the State Administration for Market Regulation or its local branch, reporting of foreign investment information with the PRC Ministry of Commerce, and registration with other governmental authorities in China (including local counterpart of SAFE or its authorized banks), and if we decide to finance our wholly owned PRC subsidiaries by means of foreign loans, these loans must be registered with the local counterpart of SAFE or its authorized banks. The relevant filing and registration processes for capital contributions typically take approximately eight weeks to complete and the filing and registration processes for foreign loans typically take approximately four weeks or longer to complete. In the future, cash proceeds raised from overseas financing activities may continue to be transferred by Mingzhu to the PRC subsidiaries via capital contribution or shareholder loans, as the case may be. We intend to retain most, if not all, of our available funds and any future earnings for the development and growth of our business in China. We do not expect to pay dividends or distribute earnings in the foreseeable future.

To date, fund transfers have occurred between Mingzhu and its subsidiaries. The sources of funds of Mingzhu to its subsidiaries primarily consisted of proceeds from equity financings.

We maintain bank accounts in China, including cash in Renminbi in the amount of RMB29,459,659, cash in HKD in the amount of HKD154,048 and cash in USD in the amount of US$4,271,249 as of December 31, 2022. Funds  are transferred between Mingzhu and its subsidiaries for their daily operation purposes. The transfer of funds between our PRC subsidiaries are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is in violation of public orders or good morals; or (vi) the lending is in violation of mandatory provisions of laws or administrative regulations. We have relied on the opinion of our PRC counsel, PacGate Law Group, that the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. As of the date of this prospectus, we have no cash management policies that dictate how funds are transferred between Mingzhu and its subsidiaries.

Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained in the PRC or Hong Kong from leaving, could restrict deployment of the cash into the business of our subsidiaries and restrict the ability to pay dividends. For details regarding the restrictions on our ability to transfer cash between us and our subsidiaries, see “Risk Factors — Risks Related to Doing Business in China — Restrictions on currency exchange or outbound capital flows may limit our ability to utilize our PRC revenue effectively” on page 38, “Risk Factors —Risks Related to Doing Business in China — PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of our initial public offering or follow-on offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business,” on page 39 and “Risk Factors — Risks Related to Doing Business in China — The PRC government could prevent the cash maintained from leaving the PRC, restrict deployment of the cash into the business of our PRC subsidiaries and restrict the ability to pay dividends to U.S. investors, which could materially adversely affect our operations” on page 39.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission incorporated by reference into this prospectus, as described under “Risk Factors” on page 27.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $200,000,000 of any combination of the securities described in this prospectus. This prospectus provides you only with a general description of the securities that we may offer and sell. Each time securities are offered and sold under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering, including the type and number of securities being offered, the offering price, the names of any underwriters, dealers, brokers or agents and the applicable sales commission or discount. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

The prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. You should read carefully the entire prospectus and any accompanying prospectus supplement or related free writing prospectus, as well as the documents incorporated by reference into this prospectus and/or any prospectus supplement, before making an investment decision. Please also read the additional information described under “Where You Can Find More Information” below.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement or related free writing prospectus. This prospectus and the accompanying prospectus supplement and related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement and related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside the United States: We have not done anything that would permit our public offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate only as of the date on its respective cover, that the information appearing in any related free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

“Mingzhu” refers to the MingZhu Logistics Holdings Limited, the Cayman Islands exempted company, and the “Company,” “we,” “our” or “us” refer to MingZhu Logistics Holdings Limited and its subsidiaries, excluding the VIEs and the VIEs’ subsidiaries.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs.

These forward-looking statements include statements relating to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	the expected growth of the logistics industry, particularly, in China;

●	our expectations regarding demand for and market acceptance of our marketplace’s products and services;

●	our expectations regarding our platform’s base of borrowers and investors;

●	our plans to invest in our platform;

●	our relationships with our partners;

●	competition in our industry; and

●	relevant government policies and regulations relating to our industry.

These forward-looking statements are subject to various and significant risks and uncertainties, including those which are beyond our control. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

You should read this prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus and in the applicable prospectus supplement. See “Risk Factors.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	Our Annual Report on Form 20-F filed with SEC on May 16, 2023;

●	Amendment No. 5 to our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2021 file with the SEC on March 22, 2023;

●	Our Current Report on Form 6-K filed with the SEC on March 7, 2023;

●	Amendment No. 4 to our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2021 file with the SEC on March 3, 2023;

●	Amendment No. 3 to our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2021 file with the SEC on February 8, 2023;

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) made with the SEC pursuant to the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address or phone number:

27F, Yantian Modern Industry Service Center

No. 3018 Shayan Road, Yantian District

Shenzhen, Guangdong, China 518081

+86 (755) 2520-9839

ABOUT MINGZHU LOGISTICS HOLDINGS LIMITED

Use of Certain Defined Terms

In this prospectus, “we,” “us,” “our,” and the “Company” refer to MingZhu Logistic Holdings Limited, a company organized in the Cayman Islands, and its subsidiaries, excluding the VIEs and the VIEs’ subsidiaries.

Unless we indicate otherwise, all information in this prospectus reflects the following:

●	“China” or “PRC” refer to the People’s Republic of China including Hong Kong and Macau;

●	“Companies Act” refers to the Companies Act (Revised) of the Cayman Islands;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“FIE” refers to a foreign-invested enterprise;

●	“FINRA” refers to the Financial Industry Regulatory Authority, Inc.;

●	“Frost & Sullivan Report” refers to the report, dated July 2019, commissioned by us and prepared by Frost & Sullivan, an independent market research firm, to provide information on the transportation industry in China and certain regions thereof;

●	“GAAP” refers to the generally accepted accounting principles in the United States;

●	“HK$”, “HKD” or “Hong Kong dollars” refers to the legal currency of the Hong Kong Special Administrative Region;

●	“Initial Public Offering” refers to our initial public offering, in which we offered and sold an aggregate of 3,354,040 ordinary shares at an offering price of US$4.00 per share, including a partial exercise of the underwriters’ over-allotment;

●	“JOBS Act” refers to the Jumpstart Our Business Startups Act, enacted in April 2012;

●	“MingZhu” refers to Mingzhu Logistics Holdings Limited, a Cayman Islands exempted company and our holding company;

●	“Mingzhu Shenzhen” refers to Shenzhen Yangang Mingzhu Freight Industry Co., Ltd., one of our operating subsidiaries in the PRC;

●	“ordinary shares” refers to our ordinary shares par value US$0.001 per share;

●	“PFIC” refers to a passive foreign investment company;

●	“RMB” or “Renminbi” refer to the legal currency of the People’s Republic of China;

●	“SAFE” refers to China’s State Administration of Foreign Exchange;

●	“SAT” refers to China’s State Administration of Taxation;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended; and

●	“US$”, “$”, “dollars”, “USD” or “U.S. dollars” refer to the legal currency of the United States.

We use U.S. dollars as the reporting currency in our prospectus. Monetary assets and liabilities denominated in Renminbi are translated into U.S. dollars at the rates of exchange as of the applicable balance sheet date. Equity accounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rates for the applicable period. In other parts of this prospectus, any Renminbi denominated amounts are accompanied by the related translations. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. The PRC government restricts or prohibits the conversion of Renminbi into foreign currency and foreign currency into Renminbi for certain types of transactions — overseas investments in areas including real estate, hotels, cinemas, the entertainment industry, and sports clubs will be limited, while investments in some sectors such as gambling will be banned.

Overview

The Company is not an operating company but a Cayman Islands holding company with its operations conducted through its subsidiaries in the PRC (the “Subsidiaries”) and through contractual arrangements with its variable interest entity (the “VIEs”). We engaged in a number of diverse business activities, including trucking services, car-hailing and driver management services, and car owner services.

On December 29, 2021, we entered into a Share Purchase Agreement with Cheyi BVI which operates its business through the VIE, Cheyi Network, an integrated online car-hailing and driver management services company, and each of shareholders of Cheyi BVI. On December 31, 2021, the parties completed the transaction. Cheyi Network was established in December 2015 as a comprehensive automobile service platform, providing a full range of services to the automotive industry. Cheyi Network has built an integrated business platform with more than 6,000 vehicles and drivers for ride hailing services under management. Its vehicles and drivers provide services to major mobility technology platforms, such as SAIC Mobility and T3 Mobility.

On March 14, 2022, we entered into a Share Purchase Agreement with Yinhua, which develops and operates a comprehensive auto related service platform to serve auto insurance companies, and each of the shareholders of the Yinhua. On March 18, 2022, the parties completed the transaction. Founded in 2018, Yinhua provides diversified, differentiated and customized value-added auto related services to auto insurance companies, where the services include road security services, car maintenance services, car inspection services and other services. Yinhua develops and operates a comprehensive auto related service platform for auto insurance companies combining intelligent human-vehicle interaction functions with car owner programs.

On December 21, 2022, we entered into a Share Purchase Agreement with Feipeng BVI which provides regional trucking services, and each of the shareholders of the Feipeng BVI. On December 21, 2022, the parties completed the transaction. Feipeng BVI provides regional trucking services in Xinjiang, PRC through its VIE, Feipeng. Feipeng mainly focuses on the short-distance coal transportation.

Our operations are primarily based in the PRC, where we derive all of revenues. We engaged in a number of diverse business activities, including trucking services, car-hailing and driver management services, and car owner services. Disaggregated information of revenues by types of services provided are as follows:

	2022	2021
Trucking services	$36,461,921	$17,358,914
Car-hailing and driver management services	50,558,733	-
Car owner services	27,053,149	-
Total revenues	$114,073,803	$17,358,914

Our mission has been and will continue to be the most trusted transportation company in China offering punctual, cost-effective, capable and reliable trucking services to businesses in the PRC by maintaining a sizeable fleet of transportation vehicles of our own complemented by reliable subcontracting arrangements and exploring value added services for our customers. Given that the transportation industry in many regions of China is still underrepresented, we aim to capture additional market share by leveraging our strengths we have developed during the past 21 years and continue to grow our business by implementing a number of strategies.

Permissions and Approvals for Our Operations and Issuance of Securities to Foreign Investors

We conduct our business primarily through our subsidiaries and the VIEs in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus, our PRC subsidiaries and the VIEs have obtained the requisite licenses and permits from the PRC government authorities for the business operations of our subsidiaries and VIEs in China, including, among others, the business license and road transport operation permit. However, there can be no assurance that we will be able to obtain, renew and/or convert all of the approvals, licenses and permits required for our existing business operations upon their expiration in a timely manner or duly complete necessary registration or filings with the relevant governmental authorities for any of our new business.

The following chart sets forth a summary of the licenses and permissions obtained by the principal PRC subsidiaries and VIEs, which are requisite for their operations as of the date of this prospectus:

License/Permit	Subsidiaries/VIEs	Government Agency	Date of grant	Date of expiration
Business License	Cheyi WFOE	Ningbo Jiangbei District Market Supervision Administration	December 21, 2021	November 21, 2051
Business License	CheYi Network	Hangzhou Gongshu District Market Supervision Administration	January 10, 2023	—
Business License	Hainan Zhisheng	Hainan Provincial Administration for Market Regulation	June 27, 2022	—
Business License	Yinhua WFOE	Hangzhou Xiaoshan District Market Supervision Administration	January 7, 2022	January 6, 2052
Business License	Feipeng WFOE	Shenzhen Market Supervision Administration	September 13, 2022	—
Business License	Xinjiang Feipeng	Urumqi Ganquanbao Economic Development Zone (Industrial Zone) Industrial and Commercial Branch	October 31, 2018	July 2, 2024
Business License	Mingzhu Shenzhen	Shenzhen Market Supervision Administration	May 17, 2022	—
Business License	Shenzhen Pengcheng Shengshi Logistics Co., Ltd.	Shenzhen Market Supervision Administration	December 13, 2018	—
Business License	Shenzhen Yangang Mingzhu Supply Chain Management Co., Ltd.	Shenzhen Market Supervision Administration	December 12, 2018	—
Road Transport Operation Permit	MingZhu Shenzhen	Shenzhen Transportation Committee	October 8, 2022	October 7, 2026
Road Transport Operation Permit	Shenzhen Pengcheng Shengshi Logistics Co., Ltd.	Shenzhen Transportation Committee	September 17, 2022	September 16, 2026
Road Transport Operation Permit	Xinjiang Feipeng	Urumqi Road Transportation Management Bureau	February 24, 2023	October 8, 2026
Value-added Telecommunications Business License	Cheyi Network	Zhejiang Communications Administration	July 30, 2021	July 29, 2026
Value-added Telecommunications Business License	Hainan Zhisheng	Ministry of Industry and Information Technology	April 15, 2019	April 15, 2024

Pursuant to Road Transport Regulation of the PRC, entities engaging in the freight transport business operations shall apply for a road transport business operation permit, and entities operating the road transport business without a road transport business operation permit will be subject to an order to cease business operation and confiscation of any illegal gains, and shall be fined two to ten times of the amount of the illegal gains, and, if it has not obtained any illegal gains or the amount of illegal gains is less than RMB20,000, a fine ranging from RMB30,000 to RMB100,000 shall be imposed.

Pursuant to Telecommunications Regulations and the implementation rules thereof, any commercial operator engaging in value-added telecommunications services are required to first obtain an operating license for value-added telecommunications services from the Ministry of Industry and Information Technology or its provincial branches.  Violations of such regulations may result in administrative penalties, including an order of rectification, confiscation of any illegal gains, and violating entities shall be fined three to five times of the amount of the illegal gains, and, if it has not obtained any illegal gains or the amount of illegal gains is less than RMB50,000, a fine ranging from RMB100,000 to RMB1,000,000 shall be imposed. The authority may even order the operator to suspend its operation under serious circumstances.

If we do not receive, complete or maintain necessary approvals or filings, or we inadvertently conclude that such approvals or filings are not required, or there is a change in the applicable laws, regulations, or interpretations such that we need to make filings or obtain approvals in the future, we may be subject to (i) investigations by competent regulatory authorities, (ii) fines or penalties, (iii) orders to suspend our operations and to rectify any non-compliance, or (iv) prohibitions from engaging in relevant businesses and even securities offerings. These risks could result in material adverse changes in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

On December 28, 2021, the Cyberspace Administration of China, or the “CAC”, and other PRC authorities promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. The Cybersecurity Review Measures further restates and expands the applicable scope of the cybersecurity review in effect. We do not believe we are among the “operator of critical information infrastructure” or “operator of internet platform” carrying out data processing activities that affect or may affect national security as mentioned above. Based on the above and our understanding of the Chinese laws and regulations currently in effect as of the date of this prospectus, we are not required to submit an application to the CSRC or the CAC for the approval of this offering and the listing and trading of our securities on the Nasdaq. However, given the recency of the Cybersecurity Review Measures, the opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. Thus, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any permissions or specific regulatory approvals. Furthermore, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their permissions or approvals for this offering and any follow-on offering, we may be unable to obtain such permissions or approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors. In the event that the CSRC approval or any regulatory approval is required for this offering, or if the CSRC or any other PRC government authorities promulgates any new laws, rules or regulations or any interpretation or implements rules before our listing that would require us to obtain the CSRC or any other governmental approval for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the securities that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the securities we are offering, you would be doing so at the risk that the settlement and delivery may not occur. Any uncertainties or negative publicity regarding such approval requirements could have a material adverse effect on our ability to complete this offering or any follow-on offering of our securities or the market for and market price of our ordinary shares.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (together with the Trial Administrative Measures, the “New Administrative Rules Regarding Overseas Listings”), which came into effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, a company based in the mainland of China that seeks to offer and list securities in overseas markets should fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. In particular, where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer should designate a major domestic operating entity as the domestic responsible entity to file with the CSRC. Initial public offerings or listings in overseas markets should be filed with the CSRC within 3 working days after the relevant application is submitted overseas. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities should be filed with the CSRC within 3 working days after the offering is completed. The required filing materials with the CSRC include (without limitation) record-filing reports and related undertakings and PRC legal opinions issued by domestic law firms (with related undertakings), in which the VIE structure (if applicable) and reasons and risk factor thereof is required to be clarified in details. In addition, under the New Administrative Rules Regarding Overseas Listings, a domestic company is prohibited from overseas offering and listing if any of the following circumstances is involved: (1) where such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (5) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Moreover, a domestic company that seeks to offer and list securities in overseas markets should abide by certain other regulatory requirements as set out in the New Administrative Rules Regarding Overseas Listings, including without limitation to, compliance with national secrecy, foreign investment, cybersecurity, data security, cross-border investment and financing, foreign exchange, and other laws and relevant provisions.

Based on the New Administrative Rules Regarding Overseas Listings, which came into effective on March 31, 2023, we are subject to additional filing requirements in connection with this offering and our follow-up offerings completed after such effective date, and we cannot assure you that we will be able to get the clearance of filing procedures under the New Administrative Rules Regarding Overseas Listings on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements will result in rectification, warnings and fines on our subsidiaries or VIEs, and may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our consolidated financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

As of the date of this prospectus, we have received all requisite permissions or approvals from the PRC government authorities that are required for our subsidiaries or VIEs’ operations. Aside from the necessary documentation, approvals and filings required for the ordinary course of business of our subsidiaries or VIEs obtained from the PRC government authorities, as advised by our PRC counsel, PacGate Law Group, neither we nor any of our subsidiaries or VIEs is currently required to obtain regulatory approval from the Chinese authorities before listing or subsequent offering in the U.S. under any existing PRC law, regulations or rules, including from the CSRC, the CAC, or any other relevant Chinese regulatory agencies that is required to approve our subsidiaries and VIEs’ operations. However, given the recent promulgation of the New Administrative Rules Regarding Overseas Listings, if the offering contemplated hereunder occurs following the effective date of the Trial Administrative Measures on March 31, 2023, we or our subsidiaries or VIEs are required to file such offering with the CSRC within 3 working days after the offering is completed. Given the current PRC regulatory environment, it is uncertain when and whether we or our subsidiaries or VIEs will be required to obtain permission from the PRC government to list and offer securities on the U.S. exchanges in the future or, will be able to complete the filing procedure with the CRSC in accordance with the Trial Administrative Measures in the future, and even when such permission or filing is obtained, whether it will be denied or rescinded. There remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital market activities, including the Trial Administrative Measures. If we and our subsidiaries and VIEs (i) do not receive or maintain such permissions or approvals or filing, should the approval or filing is required in the future by the PRC government, (ii) inadvertently conclude that such permissions or approvals or filings are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals or filings in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless.

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings and subsequent offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined in the future that the approval of any PRC regulatory authority is required or we or our subsidiaries or VIEs fail to complete any applicable filing requires with the CSRC for this offering, we may face sanctions by such PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our securities. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

The PRC government may take actions to exert more oversight and control over offerings by China based issuers conducted overseas and foreign investment in such companies, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless. For details of such risks, please refer to “Risk Factors - Risks Related to Doing Business in China - The PRC government has significant authority to regulate or intervene in the China operations of an offshore holding company, such as us, at any time. Therefore, investors in our ordinary shares and our business face potential uncertainty from the PRC government’s policy” beginning on page 32.

Competitive Advantages

We believe that the following strengths differentiate us from our competitors and provide us with advantages for realizing the potential of market opportunity:

Substantial Industry Experience

We are an established trucking services provider with over 19 years of operation in the transportation industry in the PRC. As of May 17, 2023, we are able to mobilize a sizeable fleet of 102 tractors and 55 trailers, and coupled with our subcontractors, we are able to provide a fleet of 200 tractors and 200 trailers on a stable basis. We have approximately 120 drivers who can travel an average of approximately 52,700 kilometers per day, with a maximum capacity of approximately 65,000 kilometers per day. The size of our fleet has allowed us to cater to the needs of all our customers in a timely manner.

To establish a solid reputation in the transportation industry in the PRC, we focus on the quality of our trucking services to ensure that we are able to meet the quality standards expected from our customers. Our focus on quality covers various areas such as vehicle reliability, service reliability, flexible and customizable service offerings for our customers, as well as responsiveness to customer feedback, and continuous process improvement.

Long-Standing Relationship with Our Sizeable and Reputable Customers in the PRC

During the years ended December 31, 2022, 2021 and 2020, sales to our top five customers accounted for approximately 31.4%, 49.4% and 78.2%, respectively. We have been able to maintain stable business relationships with our major customers, including reputable logistics companies in the PRC. Working with sizeable customers has strengthened our company’s reputation and credibility in the transportation industry.

We have been able to maintain stable business relationships with our major customers, including reputable logistics companies in the PRC. Working with sizeable customers has strengthened our company’s reputation and credibility in the transportation industry.

We believe that it is vital for us to continue to develop and maintain long-standing relationships with our existing customers. To this end, we strive to understand the evolving needs of our existing and potential customers on an on-going basis and flexibly adjust our trucking services to match their trucking needs. With respect to our existing customers, our senior management team proactively communicate with them to collect their feedbacks on our trucking services periodically through telephone calls and meetings. Some of our customers have developed their own KPIs to review and evaluate our trucking services and to ascertain if our trucking services can meet their standards. This has provided us with clear minimum guidelines to meet and surpass.

Experienced and Motivated Management Team

We believe that the extensive industry expertise and experience of our management team is essential to our success. Our senior management team has an average of approximately 13 years of experience with our company and 17 years of experience in the transportation industry in the PRC. We believe that the experience and knowledge of our management team would enable us to keep abreast of our competitiveness and market landscape from time to time, recognize the needs of our customers more readily and manage our operations, specifically, labor and vehicle deployment, more efficiently.

Sizable Fleet Consisting of Over 100 Tractors and 50 Trailers

As of May 17, 2023, we have a fleet of 102 tractors and 55 trailers that provide our trucking services. We have also established business relationships with a number of external transportation companies located in the PRC for the provision of trucking services to our customers, which enable us to mobilize 200 tractors and 200 trailers at one time. We strategically prioritize deploying our own transportation vehicles for dedicated trucking services. These are contracts with customers that have more routine schedule and routes.

Having a sizeable fleet has given us the advantage of being able to provide stable, reliable, and flexible trucking services to our customers. Furthermore, our fleet is capable to effectively minimize service interruption or delay caused by vehicle malfunctions of our transportation vehicles by deploying our other available vehicles or subcontractors as substitutes within a short period of time; and enlarge our customer base by having the capability to perform different types of delivery orders.

Well-Functioned Network

With two regional terminals, one in Guangdong and the other in Xinjiang, we have set up an established network of transport nodes throughout the years. Such a network has opened many routes for us to offer our customers more comprehensive services. We have become capable of covering a larger geographic region and provide more types of transportation services. We believe that our wide range of services offered has provided us with a significant competitive advantage over other local service providers in the PRC that only offer limited types of road trucking services with fixed routes, itinerary, and schedules.

To maximize revenue and to best serve our customers, we outsource transportation jobs when our own fleets are occupied. We have engaged a pool of six external transportation companies as our subcontractors. We continuously conduct a comprehensive assessment of our subcontractors in order to better control the quality of their services.

Fleet and Maintenance System Designed to Optimize Life Cycle Investment

Our fleet represents our largest capital investment, a visible representation of our brand for customers and drivers and a large portion of our controllable costs. We select, maintain and dispose of our fleet based on rigorous analysis of our investments and operating cost.

We generated cost and revenue synergies with increased operational efficiencies and cost control through the adoption of best practices and capabilities.

We are committed to safe and secure operations. We conduct a mandatory driver qualification process, including preparing drivers on safety procedures. We have teams focused on personnel safety, regulatory compliance and adoption of a comprehensive insurance.

Our Strategies

Our principal objectives are to sustain the continuous growth of our business and maintain our competitive advantages such that we can be positioned as a leading player in the transportation industry in the PRC. We plan to implement the following strategies to further develop our transportation business and reputation in the PRC.

Attract and Retain Top Talent at All Levels to Ensure Sustainable Growth

Our people are our strongest assets, and we believe they are key to growing our customer base and driving our performance. Our goal is to attract, retain, and develop the best talent in the industry across all levels. We strive to foster a collaborative environment and seek individuals who are passionate about our business and fit within our culture. Our goal is to become a preferred carrier within the driver community. Our culture, which from our founding has focused on the well-being of our employees, has allowed us to attract and retain high quality drivers. We have also been focusing on maintaining sound safety records for our drivers by continuously training them so our drivers are always up to date with the newest routes and road upgrades, having live GPS tracking technology installed into our vehicles so we can monitor any irregularities in case of accidents, and adopting periodical vehicle checkup to ensure the vehicles are in top condition for driving. Prior to onboarding new drivers, they are given safety training and their driving skills are monitored. In addition, we offer our employees physical health checkups and schedule mandatory rest stops for each delivery trip they make. Our investment into the well-being of our drivers is not limited to just their physical health as we are strong believers in personal development. As such, our company provides training and other educational channels to equip our employees with additional skills outside of their job scope so they can remain competitive in the industry.

Expand and Upgrade Our Fleet Size in Response to Increase in Market Demands

We intend to expand our vehicle fleet size by acquiring additional tractors, trailers and trucks in order to cope with the anticipated increasing demand of our trucking services in the market. We believe that the enlarged vehicle fleet will permit us to cater for increased demand from our existing customers and from prospective customers. We are of the view that an expansion and upgrade in our fleet size is necessary to cater for increasing demands from existing customers and from prospective customers.

Through our communications with our customers, which have indicated to us of higher volume of sales in the years ahead, we expect our trips to increase. We consider that the expansion in our fleet size will provide us with sufficient capacity to meet demand from our customers and enable us to further grow our market share.

In addition to expanding our fleet size, we also plan to update our fleet in the following aspects:

1)	Introducing liquefied natural gas-powered transportation vehicles into our fleet to achieve better emission standards

As an effort to promote green growth with reduced carbon emission and to improve the air quality in the PRC, the PRC government has set out in its 13th five-year-plan on natural gas development to encourage the application of natural gas in the transportation section as the preferred power source over fossil fuel. According to the five-year-plan, the PRC government will continue to formulate and promulgate policies which promote the development and use of natural gas-powered vehicles, including but not limited to transportation vehicles in the transportation industry. Natural gas vehicles, such as LNG-powered transportation vehicles have undergone major development in the recent years. They are suitable for long distance traveling and with high engine thermal efficiency, and in certain extent more efficient than trucks running in fossil fuel. Furthermore, natural gas vehicles have also benefitted from government support, such as production subsidies, funding for research and development, and also waiver of highway tolls for natural gas vehicles. It is expected that these policies and technological advances would lead to natural gas becoming a more available source of fuel, and at the same time further reduction of cost of purchase and operation of natural gas-powered vehicles.

After considering the above, we believe that the introduction of LNG-powered transportation vehicles into our fleet will not only enable us to reduce carbon emission which aligns with our own policy and national policy, it would also allow us to be benefitted from the government policies and achieve cost savings simultaneously, which would enhance our corporate image as well as having a beneficial effect on our business operation.

2)	Upgrade and replace our existing transportation vehicles to minimize downtime and disruption of our trucking services

Of our current fleet of tractors, less than five tractors are due for replacement as these tractors have an average remaining useful life of approximately six to eight years. On the other hand, of our current fleet of trailers, approximately 11 trailers are due for replacement as these trailers have an average remaining useful life of approximately four to eight years. It would be costly to maintain older transportation vehicles due to the insurance costs incurred, the higher maintenance and repairs costs and the higher chance of breaking down. The breakdown of older transportation vehicles will possibly result in downtime causing disruption to the provision of our trucking services.

Strengthen Our Information Technology Systems

We intend to acquire a customized integrated transportation tracking system that will allow us to not only track but also record the movement of the transportation vehicles via global positioning satellite data, allowing us to monitor job completion progress better. With this new system, customers will be able to track the movements of our transportation vehicles delivering their goods online through our system. Further, we also aim to have the system linked with our operation and finance systems so that when our staff places the order details to our system, the system can plan the route and delivery time and generate delivery list and invoice subsequently upon an encrypted authorized access of certain staff. Such customized system will increase the efficiency of our operations by reducing the manual input of the orders into our separate systems, minimize the risks of mistakes by integrating all systems instead of manually inputting data into each separate system and also reduce the accident rates by more promptly responding to any emergencies and accidents arisen during the course of delivery. We also intend to extend our integrated transportation tracking system to our subcontractors so that our customers can also monitor our subcontractors’ deliveries online through our system.

We also plan to acquire additional hardware such as workstations and servers to support the implementation of the customized integrated transportation tracking system. We believe that the strengthening of our information technology systems will allow us to improve our workflow efficiency, deliver a better service experience to our customers, and reduce our spending in insurance coverage due to lower accident rates.

Maintain Stable Relationships with Our Major Customers and Suppliers and Expand Our Customer Base

Maintaining good relationships with our existing customers and suppliers has always been important to us as it ensures a platform for cross-selling our services, improves our network and reputation within the transportation industry. Additionally, new customer acquisition has been successful via referrals by existing customers. Our major customers and suppliers have established relationships with us for up to ten years. This has been due to our dedication to customer satisfaction, constant improvement of business know-how, and our ability to maintain reliable, consistent, and professional partnerships. To maintain the relationships with our existing customers, we focus on giving them the best service possible, and growing our service offerings to match their evolving needs. We are constantly expanding our portfolio of services to ensure their needs are always met. Such efforts include upgrading our vehicle fleet, technology, and improving our operational flow to minimize downtime and increase efficiency. In addition, we assign dedicated relationship managers with our important customers so they can regularly check in, answer to their needs promptly and have a deeper understanding of their business operations.

To expand our customer base, we seek out new customers through marketing activities such as participating in trade fairs and functions. We plan to focus on attracting financially stable customers who ideally share traffic flows that complement our existing routes. By maintaining an even flow of freight traffic, we improve our utilization rate by minimizing movement of idle equipment. Additionally, we continuously form strategic alliances with local government agencies to attain strong regional market knowledge and influence.

Further Expansion into Xinjiang and Other New Markets

The transportation industry is highly competitive, and each geographic market is highly fragmented. We believe that it is advantageous to enter new emerging markets ahead of the competition. We believe this can be achieved as we already have the existing infrastructure, network, experience, and financial resources for us to move ahead of our competitors.

During the last two years, we have begun to execute our geographic expansion strategy by entering the Xinjiang region. Xinjiang is a market and geographic region that has experienced high demand but has been largely untapped by our competitors. Located in far-western China, Xinjiang houses a crucial segment of the Silk Road leading to Euroasia. Since its value-added tax reform in May 2018, the business environment in Xinjiang has become ideal for businesses to operate. Furthermore, Xinjiang’s road mileage has been increasing steadily from 165.9 thousand kilometers in 2012 to 182.1 thousand kilometers in 2016. Xinjiang is expected to grow in this area under the “One Belt, One Road” initiative of the PRC government. The volume of road freight in Xinjiang has increased from 519 million tons in 2012 to 651.4 million tons in 2016, equating to a compound annual growth rate of 5.8%, largely a result of continuous road upgrading and economic development in the area.

Since entering Xinjiang, we have successfully expanded our business by partnering with local logistics companies. One of these partnerships will allow us to offer intermodal trucking services. Intermodal trucking services transports containers on railroad flat cars, this method reduces timings for road transport over short distances thus reducing freight costs. Going forward, we will devote more resources and increase our presence in Xinjiang and other emerging regions by strengthening sales and marketing and forming more strategic alliances with government bodies and other businesses.

Acquire and Invest in Strategic Entities

In addition to growing our company organically, we plan to pursue selected acquisitions and form strategic alliances to take advantage of opportunities that complement our existing operations. These acquisitions and alliances will increase our service offerings, enhance our technology capabilities, increase our vehicle and personnel fleet size, access valuable information about new and existing markets, and increase our market coverage. All these benefits will help us remain competitive in this industry.

The transportation industry is currently highly fragmented which highlights the opportunities available for mergers and acquisitions. As mentioned, growing the size of our operations will allow us to gain significant competitive advantage. Given the size of our business and experience, we expect any future acquisitions to be integrated into our business more easily. As of May 11, 2022, we are not a party to any agreement or understanding with respect any such acquisitions or alliances.

Our Trucking Services and Operation

We transport and deliver a diverse range of products from our customers’ designated pick up locations to their designated destinations. Our trucking services are mainly dedicated trucking service, in which we provide exclusive use of vehicles and equipment and offer customized solutions under long term contracts, generally with higher operating margins and a lower rate of driver turnover. With these contracts, a dedicated relationship manager is usually assigned to the account, and the customer is given priority to a predetermined set of drivers and vehicles. Under these contracts, our vehicle utilization rate is maximized with cargo carrying return trips. The regularity of these contracts has also allowed for better fleet management and cash flow planning.

Our trucking services operate out of two terminals, one in the Guangdong region, and one in the Xinjiang region. For the Guangdong terminal, services are mostly embarking from the Pearl River Delta Region to other provinces. For the Xinjiang terminal, our primary services are for the delivery of slack coal within Xinjiang province.

Our delivery network covers 29 out of the 34 provinces and autonomous regions in China, representing 83.5% of the nationwide network coverage.

Our Operation Flow

The below diagram shows the general workflow for our trucking services:

Depending on the needs of our customers, if the services are provided by our own transportation vehicles, our vehicles will arrive at the designated places in accordance with the regular delivery schedules pre-agreed by us and our customers. We will generally follow the process including (a) job planning and dispatch; (b) collection of goods at the designated pick-up points and location; (c) delivery to customer’s designated destinations; and (d) returned trailers to pick-up points or other designated destinations or locations.

Process (a): Job planning and dispatch

We assign particular drivers and transportation vehicles as our dedicated fleet for that customer to ensure that our drivers would perform the trucking services effectively and efficiently. In particular, we assign the same group of drivers to be responsible for a designated route with fixed schedules so they can arrive at the designated pick-up points according to the fixed schedule. Furthermore, when customers require transportation vehicles of a particular size, we will ascertain if our transportation vehicles meet such requirements. If not, we will arrange one of our subcontractors to provide the trucking services and also provide the delivery information to such subcontractor in advance.

When selecting the subcontractors for a specific assignment from our existing pool of subcontractors, we understand the transportation vehicles provided by different subcontractors are suitable for different customers. We arrange for the same subcontractor to provide trucking services to a particular customer to ensure that subcontractor’s transportation vehicles are in compliance with the customers’ requirements and standards.

Process (b): Collection of goods at designated pick-up points or location

Our transportation vehicles will arrive at the designated pick-up points or location pursuant to the pre-agreed delivery schedules, where our customers will be responsible to handle the packing and loading by its workers onto the container. In accordance with the pre-agreed delivery schedule, our driver will deliver the goods to our customer’s designated destinations, which are mainly logistics centers or warehouses.

A number of our vehicles with the “drop and hook” system will be able to pick up the loaded trailers immediately with minimal downtime so our drivers can make their return trip.

Process (c): Delivery to customer’s designated destinations

Our transportation vehicles depart at a designated time. Depending on the distance traveled, it generally takes approximately two hours to two days to arrive at the destination. Similarly, our driver assigned to the project will communicate with our operation team the departure and arrival time. When our goods are delivered to our customer’s logistics centers or warehouses or other designated destinations, our customer will then proceed to unload all goods from the transportation vehicles. The delivery is considered to be completed when the goods are safely delivered to the designated destinations and when the delivery notes are signed by both parties. The unloading work is generally handled by the customer directly. To further facilitate our fleet planning, ensure timely delivery and expedite our billing process, our drivers will communicate with our operation team regarding departure time and arrival time which will be inputted into the monthly billing invoices for our and customer’s records. The monthly billing invoice will include the details of routes, the estimated and actual departure and arrival time and the name of the responsible drivers.

To effectuate the delivery of goods to our customers’ designated destinations in the most speedy and efficient manner, we keep track on the whereabouts of our transportation vehicles by GPS and also assign our transportation vehicles and drivers to the same designated route(s) so that each driver can become familiar with the route(s) assign to him/her and he/she will be responsible for the delivery of goods within certain route(s) only.

Process (d): Reloading and returned trailers to pick-up points or other designated destinations or locations

After our customer has successfully unloaded all the goods from the transportation vehicles, our vehicles will be reloaded with goods for the return trip. The unloading and reloading time will range from three hours to one day which may include the rest time of the drivers. Our transportation vehicles will then go back to the original pick-up points or to other designated locations. Throughout this whole process, we keep track of the movement of our transportation vehicles to ensure a smooth delivery to all delivery points. Our drivers will report to our operation team on their departure and arrival time. With respect to our trucking services which are performed by our subcontractors, we will rely on the same process as described above.

We issue monthly invoices to our customers on a monthly basis based on the amount of services we have performed. As such, the monthly fee varies depending on the actual quantity of services carried out. We are required to keep records on a daily basis and present a monthly report on our trucking services to our customers pursuant to the relevant master agreements.

If our customers raise any queries on the invoices issued by us regarding the number of deliveries made by our drivers, our customers will negotiate with us for settlement of the disputed amount. Our invoices will be subsequently issued to reflect the amount after such negotiation.

During the past two fiscal years, all revenue from our trucking services was derived from the PRC and denominated in Renminbi. Generally, our customers pay our invoices by bank transfers.

Our Fleet

Our trucking services are mainly carried out by our self-owned vehicle fleet, which comprises of 102 tractors and 55 trailers. In line with the PRC government’s 13th five-year-plan on natural gas development, we have also invested in 56 LNG transportation vehicles which have enabled us to reduce carbon emissions which falls in line with both our goals and the nation’s policy. In addition, we install GPS systems in our vehicles that enables the operations team to track the location of the vehicle in real-time. This not only improves safety for our drivers but also provides for better record keeping and updating for our customers. In addition, we have invested in vehicles with the “drop and hook” technology. The service allows our customers to preload the trailers with their goods so our drivers do not need to wait for the goods to be loaded upon arrival at their designated location. This decreases the driver’s downtime and increases vehicle turnaround speed. In addition, our vehicles are all insured against losses and damages for both our drivers and third parties, and regular maintenance programs have been put in place to ensure our vehicles are always in their best condition for our drivers.

Customers

Our customers are mainly sizeable third-party logistics companies, freight forwarders, warehouse operators, and other supply chain service providers in the PRC.

Our Relationship with Major Customers

During the years ended December 31, 2022, 2021 and 2020, sales to our top five customers accounted for approximately 31.4%, 49.4% and 78.2%, respectively. We have been able to maintain stable business relationships with our major customers, including reputable logistics companies in the PRC. Working with sizeable customers has strengthened our company’s reputation and credibility in the transportation industry.

Despite our concentration on a limited number of major customers, we believe that a number of factors will help mitigate any material adverse impact of such concentration on our business operations and financial condition. Our services model and facilities are not specifically designed to cater solely for one particular customer. In contrast, they are flexible and adaptable in serving different customers’ needs. In the event that our current business relationship with our five largest customers or any one of them deteriorates, our services can be readily transferred to serve other potential new customers and satisfy their needs. The preparation works required for serving new customers usually include fine-tuning quality procedures to suit individual customer requirements, coordinating with new customers, re-designing the delivery route, allocating warehousing space and updating computer systems to facilitate the process, which in our view will not incur any significant cost or require long transition periods. In fact, our major customers continued to evolve in the past three years.

We believe that our continuous effort in providing high quality trucking services to our customers is the key to enlarge our market share in the transportation industry, strengthen our customer base as well as enhance our marketing effectiveness. Our operation team generally handles inquiries, complaints and feedbacks from our customers and will maintain a regular contact with our external transportation subcontractors with the goal of resolving issues such as late deliveries or complaints from customers in a timely fashion.

We recognize that having a high level of customer services is crucial in maintaining our reputation in the market and cultivating customer loyalty. Thus, we follow up with the orders and keep track of the level of satisfaction of our customers. We also gather customers’ feedbacks and review the flow of our trucking services in order to increase our customers’ satisfaction and improve our service quality.

Customer Acquisition

Our new customers are mainly referrals from our existing customers which in our view, is a reflection of our existing customers’ satisfaction with our services. Our primary strategy for new customer acquisition is to further develop our existing terminals in Guangdong and Xinjiang by expanding the range of transportation solutions offered from these terminals. We also plan to expand into new geographic regions through the opening of new terminals in new markets.

In addition, we seek out new customers through marketing activities such as participating in trade fairs and functions. We focus on attracting financially stable customers who ideally share traffic flows that complement our existing routes. By maintaining an even flow of freight traffic, we improve our utilization rate by minimizing movement of empty idle equipment. Additionally, we continuously form strategic alliances with local government agencies to attain stronger regional market knowledge and influence.

Credit and Provision Policy

We generally grant our customers a credit period ranging from 10 to 120 days from the invoice date. Although this is memorialized in our services agreement with each individual customer, our customers may settle our invoices beyond the credit period. The length of credit period granted varies on a case-by-case basis depending on the amount of services, the length of the relationship with these customers and the payment method. We update individual customers’ payment records from time to time and, if necessary, will revise the credit terms of individual customers accordingly.

Competition

According to the Frost & Sullivan Report, the transportation industry in the PRC is highly fragmented with fierce competition from thousands of small players. Entry barriers have dampened the rise of new entrants to a certain extent. Entry barriers include having an established transportation network means having multiple transport lines that can support the transport needs of customers, heavy initial and subsequent capital investments for acquiring manpower, equipment, and for business expansion, and long-term customer relationships.

Our primary competitors are Shenzhen Chiwan Oriental Logistics Co., Ltd., Tianjin Shiqiao International Logistics Co., Ltd. and Guangzhou Zhihong Logistics Co., Ltd., each a private company operating in the PRC. Certain competitors have a cost structure that is characterized by lower capital expenditures or labor costs than ours, and other competitors may have greater scale, flexibility and more resources than we do. Our ability to compete with these players primarily depend on quality of our services (including reliability, responsiveness, expertise and convenience) and price.

Seasonality

For our customers that are logistic companies, the routes and schedules that have been contracted with us are generally scheduled and regular and remain unchanged throughout the contract period. If our customers experience sudden spikes in demand for trucking services, they may seek other service providers instead of changing the terms of our trucking services.

In general, demand for our trucking services has been observed to be higher in June, November and December each year due to the sales campaigns organized by various online shopping platforms. To meet the demand in peak seasons, we extend our hours of operation each day during these months. Despite peak demand seasons being observed in the consumer goods industry, the business’s dedicated trucking services ensure a level of stability in our operations and therefore our Directors feel that seasonality do not have major impact to the business’ overall revenue and business operations.

In addition to the foregoing factors, our operating results are also affected by certain trends in the PRC economy and the trucking services market. According to the Frost & Sullivan Report, for the period from 2019 to 2023, the estimated CAGR in China’s macro economy, revenue of trucking services in China, road revenue of trucking services in Guangdong region and the volume of road freight in Xinjiang is of 5.1%, 2.5%, 2.9% and 6.3%, respectively. We expect an organic growth our revenue in the foreseeable future driven by the foregoing factors.

Our Supply

 The supplies we need for our trucking service business mainly include insurance, tires, vehicles, fuel oil and gas. Our major suppliers for the past two years include China Petrochemical Marketing Co. Ltd. Huizhou Branch, Shenzhen Xinguoji Automobile Co., Ltd., Shenzhen Xuntongda Electronics Co., Ltd. and Shenzhen Branch of China Pacific Property Insurance Co., Ltd.

Our Supply Sources

Several external factors affect the transportation industry, specifically operational costs. The most notable ones are manpower, fuel, and rubber. China has been seeing a shortage of drivers. Drivers holding the A2 driving license are in most demand as they are able to drive heavy trucks and trailer-towing vehicles. Due to the shortage and high turnover of A2 drivers, their salaries have seen a continuous increase over the recent years.

Chinese diesel prices are closely linked to international crude oil and domestic supply and demand. Diesel prices took a dip in 2016, but have since stabilized. Decreasing diesel prices from 2012 to 2017 were due to a slowdown in China’s economic growth, raised interest rates, and higher oil production levels from the US and Iran. We believe the impact of fuel prices will be lessened by our investment into vehicles powered by Liquefied Natural Gas (“LNG”) and our strategy to enter the intermodal rail business.

In addition, rubber is a main component of our vehicle tires. Due to an oversupply of rubber, prices largely decreased from 2012 to 2015. After which, prices have risen due to a decline in rubber production.

With the “One Belt, One Road” strategy well on its way, China’s transportation network is expected to become more efficient and more cohesive, with better linkages between different modes of transport. Logistic parks are being planned for construction for a cluster effect. In addition, the industry is expected to become more environmentally friendly with the elimination of high-pollution trucking vehicles. As information upgrades take place, trucking companies will shift their focus from extensive expansion to intensive development, and as such, operational costs are expected to go down. It is also expected that there will be a higher concentration of mid to large-sized companies, as smaller ones consolidate, become acquired, or exit the industry.

In the future, underpinned by the macro-economy and the further improvement of infrastructure in China, the road transportation industry in China is expected to grow continuously. In 2023, the road freight traffic volume in China is anticipated to reach 50.9 billion tons with a CAGR of 5.1% from 2018 to 2023. With the growing economy and increasing social demand on consumer goods as well as the development of e-commerce, the transportation industry in Guangdong is expected to grow steadily. In 2023, total road freight traffic volume in Guangdong is expected to reach 3.52 billion tons, with a CAGR of 2.9% from 2018 to 2023. As for Xinjiang, with the sustainable growth of Xinjiang’s economy and the increasing demand of Xinjiang’s resource products, it is expected that the road freight traffic volume in Xinjiang will increase from 850.3 million tons in 2018 to 1,154.1 million tons in 2023, representing a CAGR of 6.3%.

In addition to the anticipated growth of the PRC transportation industry, the industry has observed the following trends:

Development of Comprehensive Transportation Network

The coordination of different modes within the PRC transportation network is relatively poor. In the future, through scientific planning and design, different modes of transportation can achieve a reasonable connection. For instance, roads, waterways, railways, aviation, and pipelines can be linked to each other smoothly. With the establishment of comprehensive transportation network, trucking can be well connected with other transportation modes, the efficiency of trucking is expected to be improved greatly in Guangdong and the PRC.

Environmentally-Friendly Transportation Vehicles

With guidance from the government’s policies and market regulation, the trucking service market in Guangdong will become increasingly environmental, trucking vehicles are expected to be upgraded and reconstructed. High-polluting trucking vehicles are anticipated to be eliminated gradually in the future. Besides, Guangdong government attaches great importance in renovating the transportation stations to promote the green development of trucking service market in Guangdong.

Increasing Industry Concentration

At present, a large number of small-scaled trucking providers are faced with some problems such as similar operating structure, low management level, high competitive pressure and low profitability. With the standardization of the transportation industry and integration of transportation supply chain resources, the concentration of trucking service market is expected to be increased in the future, which is likely to bring more opportunities for large and standardized trucking provider.

Sales, Marketing and Distribution

We proactively source new customers by participating in industry events such as the China (Shenzhen) International Logistics and Transportation Fair. We believe that this allows the public to know more about our business, services and strengths through our direct communication, and also gives us an opportunity to understand our competitors. We continue to develop strategic partnerships with provincial and local government agencies to drive sales by leveraging their strengths and resources in targeted customer base, strong regional market influence and extensive government and industry resources.

We also rely on our established relationships with our existing customers, customer referrals and our reputation in the transportation industry to expand our business. Aside from obtaining new customers through referrals, we also seek out new customers by marketing our trucking services to them and by attending and participating in trade fairs. Our management team will regularly attend functions to build a stronger network with existing customers and so that potential customers may be referred to us. Our sales and marketing team regularly contact customers to maintain good business relationship and expand our network by soliciting new customers through referrals from existing customers.

Subcontracting Arrangement

During the past two fiscal years, we engaged a pool of 26 external transportation companies as our subcontractors. We continuously conduct a comprehensive assessment of our subcontractors in order to better control the quality of their services. We place orders to these subcontractors on a back-to-back basis, which means that, once we have entered into any service agreements with our customers, we will allocate the work to the subcontractors and pass along the relevant information to them. Such back-to-back arrangements can ensure the quality and quantity of the trucking services rendered by our subcontractors are in compliance with our customers’ requirements. Our subcontractors will then arrange for an appropriate number of vehicles for performing the agreed trucking services.

We usually enter into master agreements with these subcontractors setting out the principal terms of the subcontracting arrangement. The terms and conditions in the master agreement entered into between us and our customers will be incorporated into the subcontracting master agreements.

The master agreements we provide our subcontractors are on a back-to-back basis, therefore we expect the terms and obligations we have with our clients to be shared and equally kept. The routes that have been scheduled will be written in the master agreements for clarity and allows for better planning by our subcontractors. In addition, we expect our subcontractors to comply with the basic standards that we have already set, such as possessing valid transportation licenses required to operate certain transportation vehicles. All these steps ensure that our subcontractors can provide our customers an equally good quality service experience.

In general, the subcontractors charge us based on the type of transportation vehicles required by our customers, the routes that will be taken, and the value and amount of the goods to be delivered.

As of May 11, 2022, we have not experienced any material dispute with our subcontractors. We do not foresee any material difficulties in sourcing substitute subcontractors if we terminate our relationship with any of the existing subcontractors.

Organizational Structure

The Company was incorporated on January 2, 2018 as an exempted company structured as a holding company incorporated under the laws of Cayman Islands. Immediately prior to our initial public offering, we were owned by three entities and one individual: (i) Alpha Global (BVI) Limited, a company formed under the laws of the British Virgin Islands and wholly-owned by Jinlong Yang, our Chairman and Chief Executive Officer; (ii) Excelsior Investment Limited (Hong Kong), a company formed under the laws of Hong Kong and wholly-owned by Gui Ling Guo, a director and the Vice Chair of the board of directors of MingZhu and (iii) Exquisite Elite Limited (BVI), a company formed under the laws of the British Virgin Islands, with 86% of its equity interest owned by Zhuo Wang, our director. We began our operations in China in 2002 and currently conduct our business through our subsidiaries and VIEs.

We currently have 14 wholly-owned subsidiaries, including MingZhu Investment Limited, a company formed under the laws of the British Virgin Islands (“MingZhu BVI”), YGMZ (Hong Kong) Limited (“MingZhu HK”), a limited liability company formed under the laws of Hong Kong, Cheyi BVI, Yinhua, Cheyi (Hong Kong) Limited, Yinhua (HK) Limited, Feipeng, Feipeng Enterprises (HK) Limited, and Shenzhen Feipeng Zongheng Supply Chain Management Co., Ltd., and seven operating subsidiaries, including MingZhu Shenzhen. Each of our seven operating subsidiaries is a company formed under the laws of the PRC. Cheyi Network, Hainan Zhisheng Car Services Co., Ltd. (“Zhisheng”), Xinjiang Feipeng Logistics Co., Ltd (“Xinjiang Feipeng”), and Shanghai Feipeng Supply Chain Management Co., Ltd. are consolidated variable interest entities (each “VIE”, together, “VIEs”) of us in the PRC. In 2002, we formed MingZhu Shenzhen to primarily engage in the business of transportation services. We also established Shenzhen Pengcheng Shengshi Logistics Co., Ltd. in 2010 under the laws of the PRC to engage in the business of trucking services. Through MingZhu BVI and MingZhu HK, we own 100% of the equity interest of Shenzhen Yangang Mingzhu Supply Chain Management Co., Ltd., which is engaged in the business of transportation and supply chain management services.

A reorganization of our legal structure was completed in April 2018. On April 13, 2018, the former shareholders transferred their 100% ownership interest in MingZhu Shenzhen to MingZhu HK, which is 100% owned by the Company through MingZhu BVI. In consideration of such transfer, the Company issued 1,000 ordinary shares to the former shareholders of MingZhu Shenzhen. After the reorganization, the Company owns 100% of the equity interests of MingZhu BVI, MingZhu HK and MingZhu Shenzhen. The controlling shareholder of the Company is same as that of MingZhu Shenzhen prior to the reorganization. On December 31, 2021 the Company acquired 100% shares outstanding of Cheyi BVI. On March 18, 2022, the Company acquired 100% shares outstanding of Yinhua.

Throughout this prospectus we refer to MingZhu Logistics Holdings Limited as Mingzhu, and we refer to “we,” “us,” “our,” or “the Company” as Mingzhu and its subsidiaries, excluding the VIEs and the VIEs’ subsidiaries. The 14 subsidiaries of the Company are identified in “Organizational structure” in this prospectus. We refer to Cheyi Network Technology Co., Ltd., Hainan Zhisheng Car Services Co., Ltd. and Xinjiang Feipeng Logistics Co. Ltd. as our “VIEs” in this prospectus. The investors will purchase securities in the Company. Our subsidiaries and/or the VIEs conduct operations in China. The VIEs are consolidated for accounting purposes but are not the entities in which the investors own equity, and Mingzhu does not conduct operations.

We are not a Chinese operating company but a Cayman Islands holding company with operations conducted in China through (i) our PRC subsidiaries and (ii) the VIEs and their subsidiaries with which we have maintained contractual arrangements.

Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in value-added telecommunication services, or VATS, and certain other businesses. Pursuant to the FITE Regulations promulgated by the State Council, unless otherwise provided by the state, foreign investors are not allowed to hold more than 50% of the equity interests of any company providing VATS. In addition, foreign-invested telecommunication enterprises should meet the requirements as prescribed in the relevant regulations. We have to conduct our VATS business through the VIEs.

The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits or limits direct foreign investment in the operating companies. Investors of our ordinary shares or the ADSs thus are not purchasing equity interest in the VIEs and their subsidiaries in China but instead are purchasing equity interest in a Cayman Islands holding company. Such VIE arrangement is not identical to owning such entities directly, and investors will own shares in a holding company with contracts with the VIEs and will not have any equity ownership of such VIEs themselves. The VIE arrangement may not be as effective as direct ownership in providing us with control over the VIEs. Direct ownership would allow us, for example, to directly or indirectly exercise our rights as a shareholder to effect changes in the boards of directors of the VIEs, which, in turn, could affect changes, subject to any applicable fiduciary obligations at the management level. However, under the VIE arrangement, as a legal matter, if the VIEs or its shareholders fail to perform their respective obligations under the VIE arrangement, we may have to incur substantial costs and expend significant resources to enforce those arrangements and resort to litigation or arbitration and rely on legal remedies under PRC laws. These remedies may include seeking specific performance or injunctive relief and claiming damages, any of which may not be effective. In the event we are unable to enforce these VIE Agreements or we experience significant delays or other obstacles in the process of enforcing the VIE arrangement, we may not be able to exert effective control over the VIEs and may lose control over the assets owned by the VIEs.

All the agreements under our contractual arrangements with the VIEs and their equity owners are governed by PRC law and provide for the resolution of disputes through arbitration in China. As of the date hereof, the agreements governed by PRC law that serve as the basis for a VIE arrangement have not been tested in a PRC court of law. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Further, we face uncertainty about potential future actions by the PRC government that could affect the validity and enforceability of the contractual arrangements with the VIEs. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. If the PRC regulatory authorities disallow VIE structure, it would likely result in a material change in your operations and/or a material change in the value of the registered securities, including that it could cause the value of such securities to significantly decline or become worthless.

In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. Accordingly, it is uncertain whether we would be able to enforce the VIE arrangement in a court of law in China, either in an action directly in China or in seeking to enforce a foreign judgment in China. The costs of seeking to enforce such VIE arrangement could be substantial, and the outcome of such litigation might not result in us enforcing such VIE arrangement. If such VIE arrangement were not enforced, investors could see the value of their securities decrease in value or become worthless.

For more information regarding the risks associated with the VIE structure, see “Risk Factors-Risks Related to Our Corporate Structure”.

In addition, there are legal and operational risks associated with being based in or having the majority of the Company’s operations in China, including by not limited to:

(1)	The PRC government has significant authority to regulate or intervene in the China operations of an offshore holding company, such as us, at any time. Therefore, investors in our securities and our business face potential uncertainty from the PRC government’s policy.

(2)	Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business the Company may be able to conduct in the PRC and accordingly on the results of its operations and financial condition.

(3)	The failure to comply with PRC regulations relating to mergers and acquisitions of domestic enterprises by offshore special purpose vehicles may subject the Company to severe fines or penalties and create other regulatory uncertainties regarding the Company’s corporate structure. Further, the Anti-Monopoly Law which became effective in August 2008 and was amended on June 24, 2022, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Under the Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify the State Council’s anti-monopoly law enforcement authority, in advance of any transaction where the parties’ revenue in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

(4)	The HFCAA, recent regulatory actions taken by the SEC and PCAOB, and proposed rule changes submitted by U.S. stock exchanges calling for additional and more stringent criteria to be applied to China-based public companies could add uncertainties to our capital raising activities and compliance costs. The HFCAA requires a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, or the AHFCAA, which was enacted on December 29, 2022 under the Consolidated Appropriations Act, 2023, and amended the HFCAA to decrease the number of non-inspection years under the HFCAA from three years to two, thus reducing the time period before an issuer’s securities may be prohibited from trading on any U.S. securities exchange or any U.S. over-the-counter market or delisted. Although we believe that the HFCA Act and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of the Holding Foreign Companies Accountable Act or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our operations in mainland China. On December 20, 2021, the PCAOB issued a report on its determinations that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong because of positions taken by PRC authorities in those jurisdictions. On December 15, 2022, the PCAOB announced that PCAOB has secured complete access to inspect and investigate public accounting firms headquartered in mainland China and Hong Kong, and vacated previous determinations to the contrary. Our auditor, Audit Alliance LLP is based in Singapore, registered with PCAOB and subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor’s participating firm Da Hua CPA, which is headquartered in China, only played limited supporting role in the auditing process. Due to the limited role of Da Hua CPA and recent decision of PCAOB, we do not believe we will be impacted by the HFCA. However, we cannot be certain whether SEC or other U.S. regulatory authorities would apply additional and more stringent criteria to Chinese issuers including us as related to the audit of our financial statements. Trading in your securities may be prohibited under the HFCAA if the PCAOB determines that it cannot inspect or investigate completely our auditor, and that as a result an exchange may determine to delist your securities.

(5)	Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current structure, our business, financial condition and results of operations. If our control over the VIE through contractual arrangements are deemed as foreign investment in the future, and any business of the VIE is restricted or prohibited from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over the VIE may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation and consequently affecting our ability to prepare for and seek approval and commercialization of our product candidates both in China and elsewhere.

(6)	Cybersecurity and data privacy and security issues are subject to increasing legislative and regulatory focus in China. The Data Security Law of the PRC, which took effect on September 1, 2021, requires that data collection must be conducted in a legitimate and proper manner, and in order to safeguard data, data processing activities must be conducted to comply with respective graded protection systems for cybersecurity. On January 4, 2022, the Cyber Administration of China promulgated the New CAC Measures, which came into effect on February 15, 2022. According to the New CAC Measures, critical information infrastructure operators purchasing network products and services and online platform operators carrying out data processing activities that affect or may affect national security shall conduct a cybersecurity review. Network platform operators holding personal information of more than 1 million users seeking to be listed abroad must apply for a cybersecurity review as well. The New CAC Measures do not apply to the Company or any of its subsidiaries or VIEs as of the date of this prospectus. Continued expansion of business operations by the Company, however, could bring the Company within the scope of authority of the CAC rules, and future enacted or amended CAC rules may increase compliance standards on our business operation, and thus have a substantial impact on our business. As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we could be subject to cybersecurity review, and if so, there is no assurance that we would be able to pass such review in a timely manner or at all. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may result in a material change in our operations, the value of the securities registered or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

(7)

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (together with the Trial Administrative Measures, the “New Administrative Rules Regarding Overseas Listings”), which came into effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, a company based in the mainland of China that seeks to offer and list securities in overseas markets should fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. In particular, where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer should designate a major domestic operating entity as the domestic responsible entity to file with the CSRC. Initial public offerings or listings in overseas markets should be filed with the CSRC within 3 working days after the relevant application is submitted overseas. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities should be filed with the CSRC within 3 working days after the offering is completed. The required filing materials with the CSRC include (without limitation) record-filing reports and related undertakings and PRC legal opinions issued by domestic law firms (with related undertakings), in which the VIE structure (if applicable) and reasons and risk factor thereof is required to be clarified in details. In addition, under the New Administrative Rules Regarding Overseas Listings, a domestic company is prohibited from overseas offering and listing if any of the following circumstances is involved: (1) where such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (5) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Moreover, a domestic company that seeks to offer and list securities in overseas markets should abide by certain other regulatory requirements as set out in the New Administrative Rules Regarding Overseas Listings, including without limitation to, compliance with national secrecy, foreign investment, cybersecurity, data security, cross-border investment and financing, foreign exchange, and other laws and relevant provisions. Based on the New Administrative Rules Regarding Overseas Listings we are subject to additional filing requirements in connection with this offering and our follow-up offerings completed after March 31, 2023, and we cannot assure you that we will be able to get the clearance of filing procedures under the New Administrative Rules Regarding Overseas Listings on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements will result in rectification, warnings and fines on our subsidiaries or VIEs, and may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our consolidated financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

(8)	The MOFCOM and the NDRC promulgated the Special Administrative Measures for Access of Foreign Investment (2021 Edition), or the Negative List (2021), stipulates that if a domestic enterprise engaged in business in the prohibited investment field issues shares abroad and is listed for trading, it shall be examined and approved by the relevant competent authorities of the state. According to a press release issued by the NDRC in relation to the Negative List (2021), the above provisions are only applicable to the direct overseas listing of domestic enterprises engaged in the prohibited investment field. We believe our listing on Nasdaq does not constitute a direct overseas listing of domestic enterprises mentioned in the above press release and therefore we are not subject to the examination and approval by the relevant competent authorities of the state in accordance with the Negative List (2021). However, the above regulations and Trial Administrative Measures also indicate the intention of the Chinese government to increase its regulation of offshore investment in company’s utilizing the VIE structure to participate in the prohibited investment fields. If relevant governmental authority determines or new future rules provides that we are required to obtain the approval, we would have to apply for such approval. There is no assurance that we will be able to obtain such approval in time or at all. If we fail to obtain the approve as required or in a timely manner, the VIE arrangement may be deemed illegal and ordered to be cancelled by relevant government authorities, and other administrative measures or penalties may be imposed on us, which could materially and adversely affect our business, financial condition, results of operations and the value of our shares. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our shares, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our shares to significantly decline in value or become worthless.

These risks associated with being based in or having the majority of the Company’s operations in China could result in a material change in our operations and/or the value of the securities registered or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

For more information, see “Risk Factors- Risks Related to Doing Business in China”.

We operate our VATs business mainly through the VIEs in the PRC, based on a series of contractual arrangements (collectively the “VIE Agreements”). As a result of these contractual arrangements, we are considered the primary beneficiary of the VIEs for accounting purposes and consolidate their operating results in our financial statements under U.S. GAAP. Such a contractual relationship is not identical to owning such entities directly, and investors will own shares in a holding company with contracts with the VIEs and will not have any equity ownership of the VIEs themselves. The investors will purchase securities in the Company and the Company’s operations are conducted by its subsidiaries and VIEs. Neither the investors in the holding company nor the holding company itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIEs.

The VIE Agreements may not be as effective as direct ownership in providing us with control over the VIEs. Direct ownership would allow us, for example, to directly or indirectly exercise our rights as a shareholder to effect changes in the boards of directors of the VIEs, which, in turn, could affect changes, subject to any applicable fiduciary obligations at the management level. However, under the VIE Agreements, as a legal matter, if the VIEs or its shareholders fail to perform their respective obligations under the VIE Agreements, we may have to incur substantial costs and expend significant resources to enforce those arrangements and resort to litigation or arbitration and rely on legal remedies under PRC laws. These remedies may include seeking specific performance or injunctive relief and claiming damages, any of which may not be effective. In the event we are unable to enforce these VIE Agreements or we experience significant delays or other obstacles in the process of enforcing these VIE Agreements, we may not be able to exert effective control over the VIEs and may lose control over the assets owned by the VIEs. As a result, we may be unable to consolidate the VIEs in our consolidated financial statements, which could materially and adversely affect our financial condition and results of operations.

Furthermore, all of these VIE Agreements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC, and such VIE Agreements have not been tested in a court of law. The legal environment in the PRC is not as developed as in some other jurisdictions. As a result, uncertainties in the PRC legal system could limit our ability to enforce these VIE Agreements. In the event we are unable to enforce these VIE Agreements, we may not be able to exert effective control over the VIEs and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations.

In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. Accordingly, it is uncertain whether we would be able to enforce the VIE Agreements in a court of law in China, either in in an action directly in China or in seeking to enforce a foreign judgment in China. The costs of seeking to enforce such VIE Agreements could be substantial, and the outcome of such litigation might not result in us enforcing such VIE Agreements. If such VIE Agreements were not enforced, investors could see the value of their securities decrease in value or become worthless. Because we do not directly hold equity interests in the VIEs, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including, but not limited to, regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements.

We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations and a complete hindrance of our ability to offer or continue to offer our securities to investors and the value of our shares may depreciate significantly or become worthless.

Under VIE Agreements, the Ningbo Cheyi Corporate Information Consulting Co., Ltd. (the “Cheyi WFOE”), the Zhejiang Caiyunlian Technology Co., Ltd. (the “Yinhua WFOE”) and Shenzhen Feipeng Zongheng Supply Chain Management Co., Ltd. (the “Feipeng WFOE”) are wholly foreign-owned entities who receive the economic benefits of the VIEs’ business operation.

The following is a summary of VIE Agreements by and among Cheyi Network, a subsidiary of Cheyi BVI, Cheyi WFOE and the shareholders of Cheyi BVI. Each of the VIE Agreements is described in detail below:

Master Exclusive Service Agreement

Under the Master Exclusive Service Agreement dated November 24, 2021, Cheyi WFOE has agreed to provide the following services (among others) to Cheyi Network:

●	information consulting services regarding the business operation of Service Receiving Parties;

●	public relation services;

●	market investigation, research and consulting services;

●	Leasing, assignment or disposal of properties;

●	recruiting, managing and training of necessary personnel to sustain the business operation;

●	marketing channel to cooperate with business-relating third-party platforms;

●	customer order management and customer services;

●	mid or short-term market development and market planning services;

●	human resource management and internal information management;

●

Design, installation, daily management, maintenance and updating of network system, hardware and database design, and/or other services determined from time to time by Cheyi WFOE according to the need of business and capacity of the Service Providers.

This agreement was effective from November 24, 2021 and will continue to be effective unless it is terminated by written notice of Cheyi WFOE.

Business Cooperation Agreement

Under the Business Cooperation Agreement entered into by Cheyi WFOE, Cheyi Network and the shareholders of Cheyi Network, dated November 24, 2021, all parties agreed that without obtaining Cheyi WFOE ’s prior written consent, Cheyi Network shall not, and each of the Cheyi Network and shareholders of Cheyi Network shall cause each of Cheyi Network and its subsidiaries not to, engage in any transaction which may materially affect its asset obligation right or operation. Furthermore, Cheyi Network shall and shareholders of Cheyi Network shall cause Cheyi Network and its subsidiaries to accept suggestions raised by Cheyi WFOE over the employee engagement and replacement, daily operation, dividend distribution and financial management systems of Cheyi Network and its subsidiaries and Cheyi Network and its subsidiaries shall strictly abide by and perform accordingly.

Equity Interest Pledge Agreement

The shareholders of Cheyi Network entered into an Equity Interest Pledge Agreement with Cheyi WFOE, dated November 24, 2021. Under such equity pledge agreement, each of the shareholders of Cheyi Network pledged its respective equity interest in Cheyi Network to Cheyi WFOE to secure such shareholder’s obligations under the Exclusive Option Agreement, Proxy Agreement, Master Exclusive Service Agreement, Business Cooperation Agreement and Letter of Confirmation and Undertaking.

Each of such shareholders further agreed not to transfer or pledge his or her respective equity interest in Cheyi Network without the prior written consent of Cheyi WFOE. The equity pledge agreement will remain effective until the shareholders fulfill their obligations and Cheyi WFOE discharges all the shareholders’ obligations under these VIE Agreements in writing.

Exclusive Option Agreement

Under the Exclusive Option Agreement entered into by Cheyi WFOE, Cheyi Network and the shareholders of Cheyi Network, dated November 24, 2021, the shareholders of Cheyi Network granted Cheyi WFOE or its designee an option to purchase all or a portion of their respective equity interest in Cheyi Network or the RMB 1.

Each of shareholders of Cheyi Network agreed that, as of the effective date of this agreement, but before the transfer of all or part of the Cheyi Network’s equity interest to Cheyi WFOE, if the shareholders obtain dividends, bonuses or residual property from Cheyi Network, the shareholders shall transfer all the income (after tax) to Cheyi WFOE.

The exclusive option agreement shall remain in effect until all of the equity interests in or assets of Cheyi Network have been acquired by Cheyi WFOE or its designee, and upon the condition that Cheyi WFOE and its subsidiaries, branches can engage in the business of Cheyi Network legally.

Cheyi WFOE has the right to unilaterally terminate this agreement immediately by sending written notices to Cheyi Network and the shareholders of Cheyi Network at any time without liability for the breach. Unless otherwise mandatory by Chinese law, Cheyi Network and its shareholders have no right to unilaterally terminate this agreement.

Proxy Agreement

Under the Proxy Agreement among Cheyi WFOE, Cheyi Network and the shareholders of Cheyi Network, dated November 24, 2021, each of the shareholders of Cheyi Network has agreed to irrevocably entrust Cheyi WFOE or its designee to represent it to exercise all the shareholders’ rights to which it is entitled as a shareholder of Cheyi Network.

The Proxy Agreement is irrevocable and shall remain effective until upon the instruction of Cheyi WFOE.

Letter of Confirmation and Undertaking

Each shareholder of Cheyi Network had signed a Letter of Confirmation and Undertaking. Under the Letter of Confirmation and Undertaking, each shareholder of Cheyi Network confirms, undertakes and warrants that his or her successor, guardian, creditor, spouse or any other person that may be entitled to assume rights and interests in the equity interest of Cheyi Network held by him or her upon his or her death incapacity, divorce or any circumstances that may affect his or her ability to exercise rights of shareholder in Cheyi Network will not, in any manner and under any circumstances, take any action that may affect or hinder the fulfillment of his or her obligations under each of the Master Exclusive Service Agreement, the Business Cooperation Agreement, the Proxy Agreement, the Exclusive Option Agreement, and the Equity Interest Pledge Agreement executed by him or her on November 24, 2021.

The following is a summary of VIE Agreements by and among Zhisheng, a subsidiary of Yinhua, Yinhua WFOE and the shareholders of Yinhua. Each of the VIE Agreements is described in detail below:

Master Exclusive Service Agreement

Under the Master Exclusive Service Agreement dated January 22, 2022, Yinhua WFOE has agreed to provide the following services (among others) to Zhisheng:

●	information consulting services regarding the business operation of Service Receiving Parties;

●	public relation services;

●	market investigation, research and consulting services;

●	Leasing, assignment or disposal of properties;

●	recruiting, managing and training of necessary personnel to sustain the business operation;

●	marketing channel to cooperate with business-relating third-party platforms;

●	customer order management and customer services;

●	mid or short-term market development and market planning services;

●	human resource management and internal information management;

●

Design, installation, daily management, maintenance and updating of network system, hardware and database design, and/or other services determined from time to time by Yinhua WFOE according to the need of business and capacity of the Service Providers.

This agreement was effective from January 22, 2022 and will continue to be effective unless it is terminated by written notice of Yinhua WFOE.

Business Cooperation Agreement

Under the Business Cooperation Agreement entered into by Yinhua WFOE, Zhisheng and the shareholders of Zhisheng, dated January 22, 2022, all parties agreed that without obtaining Yinhua WFOE ’s prior written consent, Zhisheng shall not, and each of the Zhisheng and shareholders of Zhisheng shall cause each of Zhisheng and its subsidiaries not to, engage in any transaction which may materially affect its asset obligation right or operation. Furthermore, Zhisheng shall and shareholders of Zhisheng shall cause Zhisheng and its subsidiaries to accept suggestions raised by Yinhua WFOE over the employee engagement and replacement, daily operation, dividend distribution and financial management systems of Zhisheng and its subsidiaries and Zhisheng and its subsidiaries shall strictly abide by and perform accordingly.

Equity Interest Pledge Agreement

The shareholders of Zhisheng entered into an Equity Interest Pledge Agreement with Yinhua WFOE, dated January 22, 2022. Under such equity pledge agreement, each of the shareholders of Zhisheng pledged its respective equity interest in Zhisheng to Yinhua WFOE to secure such shareholder’s obligations under the Exclusive Option Agreement, Proxy Agreement, Master Exclusive Service Agreement, Business Cooperation Agreement and Letter of Confirmation and Undertaking.

Each of such shareholders further agreed not to transfer or pledge his or her respective equity interest in Zhisheng without the prior written consent of Yinhua WFOE. The equity pledge agreement will remain effective until the shareholders fulfill their obligations and Yinhua WFOE discharges all the shareholders’ obligations under these VIE Agreements in writing.

Exclusive Option Agreement

Under the Exclusive Option Agreement entered into by Yinhua WFOE, Zhisheng and the shareholders of Zhisheng, dated January 22, 2022, the shareholders of Zhisheng granted Yinhua WFOE or its designee an option to purchase all or a portion of their respective equity interest in Zhisheng for the RMB 1.

Each of shareholders of Zhisheng agreed that, as of the effective date of this agreement, but before the transfer of all or part of the Zhisheng’s equity interest to Yinhua WFOE, if the shareholders obtain dividends, bonuses or residual property from Zhisheng, the shareholders shall transfer all the income (after tax) to Yinhua WFOE.

The exclusive option agreement shall remain in effect until all of the equity interests in or assets of Zhisheng have been acquired by Yinhua WFOE or its designee, and upon the condition that Yinhua WFOE and its subsidiaries, branches can engage in the business of Zhisheng legally.

Yinhua WFOE has the right to unilaterally terminate this agreement immediately by sending written notices to Zhisheng and the shareholders of Zhisheng at any time without liability for the breach. Unless otherwise mandatory by Chinese law, Zhisheng and its shareholders have no right to unilaterally terminate this agreement.

Proxy Agreement

Under the Proxy Agreement among Yinhua WFOE, Zhisheng and the shareholders of Zhisheng, dated January 22, 2022, each of the shareholders of Zhisheng has agreed to irrevocably entrust Yinhua WFOE or its designee to represent it to exercise all the shareholders’ rights to which it is entitled as a shareholder of Zhisheng.

The Proxy Agreement is irrevocable and shall remain effective until upon the instruction of Yinhua WFOE.

Letter of Confirmation and Undertaking

Each shareholder of Zhisheng had signed a Letter of Confirmation and Undertaking. Under the Letter of Confirmation and Undertaking, each shareholder of Zhisheng confirms, undertakes and warrants that his or her successor, guardian, creditor, spouse or any other person that may be entitled to assume rights and interests in the equity interest of Zhisheng held by him or her upon his or her death incapacity, divorce or any circumstances that may affect his or her ability to exercise rights of shareholder in Zhisheng will not, in any manner and under any circumstances, take any action that may affect or hinder the fulfillment of his or her obligations under each of the Master Exclusive Service Agreement, the Business Cooperation Agreement, the Proxy Agreement, the Exclusive Option Agreement, and the Equity Interest Pledge Agreement executed by him or her on January 22, 2022.

Consent Letter

Each spouse of shareholder of Zhisheng had signed a Consent letter. Under Consent Letter, each spouse of shareholder of Zhisheng confirms and agrees that the equity interest in the Zhisheng held by each shareholder of Zhisheng is her or his individual property not the joint property, which each shareholder of Zhisheng is entitled to dispose of on her or his own.

The following is a summary of VIE Agreements by and among Xinjiang Feipeng, Feipeng WFOE and the shareholders of Xinjiang Feipeng. Each of the VIE Agreements is described in detail below:

Master Exclusive Service Agreement

Under the Master Exclusive Service Agreement dated December 20, 2022, Feipeng WFOE has agreed to provide the following services (among others) to Xinjiang Feipeng:

●	information consulting services regarding the business operation of Service Receiving Parties;

●	public relation services;

●	market investigation, research and consulting services;

●	Leasing, assignment or disposal of properties;

●	recruiting, managing and training of necessary personnel to sustain the business operation;

●	marketing channel to cooperate with business-relating third-party platforms;

●	customer order management and customer services;

●	mid or short-term market development and market planning services;

●	human resource management and internal information management;

●

Design, installation, daily management, maintenance and updating of network system, hardware and database design, and/or other services determined from time to time by Feipeng WFOE according to the need of business and capacity of the Service Providers.

This agreement was effective from December 20, 2022 and will continue to be effective unless it is terminated by written notice of Feipeng WFOE.

Business Cooperation Agreement

Under the Business Cooperation Agreement entered into by Feipeng WFOE, Xinjiang Feipeng and the shareholders of Xinjiang Feipeng, all parties agreed that without obtaining Feipeng WFOE’s prior written consent, Xinjiang Feipeng shall not, and each of the Xinjiang Feipeng its shareholders shall cause each of Xinjiang Feipeng and its subsidiaries, engage in any transaction which may materially affect its asset obligation right or operation. Furthermore, Xinjiang Feipeng and its shareholders shall cause Xinjiang Feipeng and its subsidiaries to accept suggestions raised by Feipeng WFOE over the employee engagement and replacement, daily operation, dividend distribution and financial management systems of Xinjiang Feipeng and its subsidiaries and Xinjiang Feipeng and its subsidiaries shall strictly abide by and perform accordingly.

Equity Interest Pledge Agreement

The shareholders of Xinjiang Feipeng entered into an Equity Interest Pledge Agreement with Feipeng WFOE, dated December 20, 2022. Under such equity pledge agreement, each of the shareholders of Xinjiang Feipeng pledged its respective equity interest in Xinjiang Feipeng to Feipeng WFOE to secure such shareholder’s obligations under the Exclusive Option Agreement, Proxy Agreement, Master Exclusive Service Agreement, Business Cooperation Agreement and Letter of Confirmation and Undertaking.

Each of such shareholders further agreed not to transfer or pledge his or her respective equity interest in Xinjiang Feipeng without the prior written consent of Feipeng WFOE. The equity pledge agreement will remain effective until the shareholders fulfill their obligations and Feipeng WFOE discharges all the shareholders’ obligations under these VIE Agreements in writing.

Exclusive Option Agreement

Under the Exclusive Option Agreement entered into by Feipeng WFOE, Xinjiang Feipeng and the shareholders of Xinjiang Feipeng, dated December 20, 2022, the shareholders of Xinjiang Feipeng granted Feipeng WFOE or its designee an option to purchase all or a portion of their respective equity interest in Xinjiang Feipeng for the RMB 1.

Each of shareholders of Xinjiang Feipeng agreed that, as of the effective date of this agreement, but before the transfer of all or part of the Xinjiang Feipeng’s equity interest to Feipeng WFOE, if the shareholders obtain dividends, bonuses or residual property from Xinjiang Feipeng, the shareholders shall transfer all the income (after tax) to Feipeng WFOE.

The exclusive option agreement shall remain in effect until all of the equity interests in or assets of Xinjiang Feipeng have been acquired by Feipeng WFOE or its designee, and upon the condition that Feipeng WFOE and its subsidiaries, branches can engage in the business of Xinjiang Feipeng legally.

Feipeng WFOE has the right to unilaterally terminate this agreement immediately by sending written notices to Xinjiang Feipeng and its shareholders at any time without liability for the breach. Unless otherwise mandatory by Chinese law, Xinjiang Feipeng and its shareholders have no right to unilaterally terminate this agreement.

Proxy Agreement

Under the Proxy Agreement among Feipeng WFOE, Xinjiang Feipeng and its shareholders, dated December 20, 2022, each of the shareholders of Xinjiang Feipeng has agreed to irrevocably entrust Feipeng WFOE or its designee to represent it to exercise all the shareholders’ rights to which it is entitled as a shareholder of Xinjiang Feipeng.

The Proxy Agreement is irrevocable and shall remain effective until upon the instruction of Feipeng WFOE.

Letter of Confirmation and Undertaking

Each shareholder of Xinjiang Feipeng had signed a Letter of Confirmation and Undertaking. Under the Letter of Confirmation and Undertaking, each shareholder of Xinjiang Feipeng confirms, undertakes and warrants that his or her successor, guardian, creditor, spouse or any other person that may be entitled to assume rights and interests in the equity interest of Xinjiang Feipeng held by him or her upon his or her death incapacity, divorce or any circumstances that may affect his or her ability to exercise rights of shareholder in Xinjiang Feipeng will not, in any manner and under any circumstances, take any action that may affect or hinder the fulfillment of his or her obligations under each of the Master Exclusive Service Agreement, the Business Cooperation Agreement, the Proxy Agreement, the Exclusive Option Agreement, and the Equity Interest Pledge Agreement executed by him or her on December 20, 2022.

The following diagram illustrates our corporate structure as of the date of this prospectus, including our subsidiaries and VIEs.

Restrictions and Limitations on Transfer of Capital

We face various restrictions and limitations on foreign exchange, our ability to transfer cash between entities, across borders and to U.S. investors, and our ability to distribute earnings from our businesses, including our subsidiaries and/or the consolidated VIE, to the parent company and U.S. investors as well as the ability to settle amounts owed under the VIE agreements.

Our offshore holding company is permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, subject to the approval of government authorities and limits on the amount of capital contributions and loans. This may delay or prevent us from using the proceeds from our initial public offering to make loans or capital contribution to our PRC subsidiaries.

Under our current corporate structure, Mingzhu’s ability to pay dividends depends upon dividends paid by its Hong Kong subsidiaries, which in turn depends on dividends paid by its PRC subsidiaries, which further depends on payments from the VIE under the VIE Agreements.

Although we consolidate the results of the VIE and its subsidiaries, we only have access to the assets or earnings of the VIE and its subsidiaries through the VIE Agreements. If the PRC authorities determine that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if current regulations change or are interpreted differently in the future, our ability to settle amounts owed by the VIE under the VIE agreements may be seriously hindered.

Cash Flows through Our Organization:

Mingzhu is a holding company with no material operations of its own. We currently conduct our operations through our subsidiaries including our WFOEs, the VIEs and their respective subsidiaries. Cash is transferred through our organization in the manner as follows: (1) we may transfer funds to our WFOEs through our Hong Kong subsidiaries, Cheyi (Hong Kong) Limited, YGMZ (Hong Kong) Limited, Yinhua (HK) Limited and Feipeng Enterprises (HK) Limited by additional capital contributions or shareholder loans, as the case may be; (2) the VIEs may pay service fees to our PRC subsidiaries for services rendered by our PRC subsidiaries; (3) our PRC subsidiaries may pay service fees to the VIEs for services rendered by the VIEs; and (4) our PRC subsidiaries may make dividends or other distributions to Mingzhu. We do not have cash management policies dictating how funds are transferred throughout our organization. We may encounter difficulties in our ability to transfer cash between PRC subsidiaries and non-PRC subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. However, as long as we are compliant with the procedures for approvals from foreign exchange authorities and banks in China, the relevant laws and regulations in China do not impose limitations on the amount of funds that we can transfer out of China. If we intend to distribute dividends to Mingzhu, our WFOEs will transfer the dividends to our Hong Kong subsidiaries in accordance with the laws and regulations of the PRC, then our Hong Kong subsidiaries will transfer the dividends to our BVI subsidiaries, and then our BVI subsidiaries will transfer the dividends to Mingzhu, and the dividends can be distributed from Mingzhu to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

For the years ended December 31, 2022, 2021, and 2020, the cash flows between the Company, the Company’s subsidiaries, and the Company’s VIEs, and direction of transfer are as follows:

	For the years ended December 31,
	2022	2021	2020
Cash flows from the Company to the Company’s subsidiaries	$-	$9,500,000	$-
Cash flows from the Company to VIEs	$-	$-	$-
Cash flows from the MingZhu HK to PRC subsidiaries	$-	$8,224,143	$552,709
Cash flows from the Company’s subsidiaries to the Company	$-	$2,000	$-
Cash flows from VIEs to the Company	$-	$-	$-
Cash flows from PRC subsidiaries to the MingZhu HK	$-	$-	$-

There was no cash transfer between the VIEs and other entities.

We plan to distribute earnings or settle amounts owed under the VIE agreements. No dividends or distribution has been declared to paid to Mingzhu from subsidiaries or its VIEs and no dividends or distribution was made to any U.S. investors.

RISK FACTORS

Investing in our securities is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our ordinary shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Summary of Risk Factors

The following summary description sets forth an overview of the material risks we are exposed to in the normal course of our business activities. The summary does not purport to be complete and is qualified in its entirety by reference to the full risk factor discussion immediately following this summary description. We encourage you to read the full risk factor discussion carefully. Our business, results of operations and financial condition could be materially and adversely affected by any of the following material risks:

●	We are a Cayman Islands holding company with no equity ownership in our VIEs and we conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs with which we have maintained contractual arrangements.

●	We rely on contractual arrangements with our VIEs and its shareholders to exercise control over our business, which may not be as effective as direct ownership in providing operational control.

●	Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current structure, our business, financial condition and results of operations.

●	Our contractual arrangements are governed by PRC law. Accordingly, these contracts would be interpreted in accordance with PRC law, and any disputes would be resolved in accordance with PRC legal procedures, which may not protect you as much as those of other jurisdictions, such as the United States.

●	In the event we are unable to enforce the contractual arrangements with VIEs, we may not be able to exert effective control over the VIEs. If the government of the PRC finds that VIE Agreements do not comply with PRC laws, we could be subject to significant penalties or be forced to relinquish our interests in those operations or we could be unable to assert our contractual control rights over the VIEs.

●	The PRC government has significant authority to regulate or intervene in the China operations of an offshore holding company, such as us, at any time. Therefore, investors in our securities and our business face potential uncertainty from the PRC government’s policy.

●	Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business the Company may be able to conduct in the PRC and accordingly on the results of its operations and financial condition.

●	There are uncertainties under the PRC laws relating to the procedures and time requirement for the U.S. regulators to bring about investigations and evidence collection within the territory of the PRC.

●	The failure to comply with PRC regulations relating to mergers and acquisitions of domestic enterprises by offshore special purpose vehicles may subject the Company to severe fines or penalties and create other regulatory uncertainties regarding the Company’s corporate structure.

●	The Holding Foreign Companies Accountable Act, recent regulatory actions taken by the SEC and PCAOB, and proposed rule changes submitted by U.S. stock exchanges calling for additional and more stringent criteria to be applied to China-based public companies could add uncertainties to our capital raising activities and compliance costs.

●	Cyber-attacks, computer viruses, physical or electronic break-ins or other unauthorized access to our or our business partners’ computer systems could result in misuse of confidential information and misappropriation of funds of our borrowers and investors, subject us to liabilities, cause reputational harm and adversely impact our results of operations and financial condition.

●	Our reliance on major customers and any loss of our major customers or changes in their demands for our services would likely have a material adverse effect on our business, results of operations, financial conditions and prospect.

●	We have incurred a net loss for fiscal 2021 and may incur additional losses in the future.

●	We generate a significant portion of our revenue from transportation services of slack coal in Xinjiang. Our reliance on such services subjects us to risks resulting from any decline in the business performance of our customers in the slack coal industry and adverse events in the slack coal industry or in the Xinjiang region in general.

●	Our cash flow position may deteriorate owing to the difference in timing between receipt of payments from our customers and payments to our suppliers and subcontractors if we are unable to such timing difference and its impact on our cash flow properly.

●	We rely on subcontractors to handle a proportion of our trucking services. Any delay or failure in their services would adversely affect our operations and financial results.

●	Difficulty in obtaining material, equipment, goods and services from our vendors and suppliers could adversely affect our business.

●	The trucking service market in the PRC is highly competitive and fragmented, which subjects us to competitive pressures pertaining to pricing, capacity and service.

●	The trucking service market is affected by economic and business risks that are largely beyond our control.

●	We are, to a certain extent, dependent on the consumer and retail market in the PRC.

●	We may not be able to implement all or any of our business plans successfully.

●	Our business operations have been and may continue to be materially and adversely affected by the outbreak of the coronavirus disease (COVID-19).

●	Our results of operations may fluctuate significantly and may not fully reflect the underlying performance of our business.

●	We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

●	We will be subject to changing laws, rules and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs and the risks associated with non-compliance.

●	Any lack of requisite approvals, licenses or permits applicable to our business may have a material and adverse impact on our business, financial condition and results of operations.

●	We have identified material weaknesses in our internal accounting controls, and if we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may be unable to accurately report our results of operations or prevent fraud or fail to meet our reporting obligations, and customer confidence and the market price of our ordinary shares may be materially and adversely affected.

Risks Related to Our Corporate Structure

We are a Cayman Islands holding company with no equity ownership in our VIEs and we conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs with which we have maintained contractual arrangements.

We are a Cayman Islands holding company with no equity ownership in the VIEs and we conduct our operations in China through (i) our PRC subsidiaries and (ii) the VIEs and their subsidiaries with which we have maintained contractual arrangements. Investors of our ordinary shares or the ADSs thus are not purchasing equity interest in the VIEs and their subsidiaries in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company in the Cayman Islands, the VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the validity and enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and our company as a group.

We rely on contractual arrangements with our VIE and its shareholders to exercise control over our business, which may not be as effective as direct ownership in providing operational control.

We have relied and expect to continue to rely on contractual arrangements with VIEs, and their shareholders, to operate a portion of our business in China. These contractual arrangements may not be as effective as direct ownership in providing us with control over the VIE. For example, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIE and its shareholders of their respective obligations under the contracts to exercise control over the VIE. The shareholders of the VIE may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portion of our business through the contractual arrangements with the VIE. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through arbitration, litigation or other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. Therefore, our contractual arrangements with the VIE may not be as effective in controlling our business operations as direct ownership.

Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current structure, our business, financial condition and results of operations.

Pursuant to the Regulations for the Administration of Foreign-Invested Telecommunications Enterprises (the “FITE Regulations”) promulgated by the State Council, unless otherwise provided by the state, foreign investors are not allowed to hold more than 50% of the equity interests of any company providing value-added telecommunications services, or VATS, including Internet Content Provider (“ICP”) services. In addition, foreign-invested telecommunication enterprises should meet the requirements as prescribed in the relevant regulations. We have to conduct our VATS business through the VIEs.

On March 15, 2019, the Standing Committee of the National People’s Congress of the PRC passed the Foreign Investment Law of the People’s Republic of China, or the Foreign Investment Law, which took effect on January 1, 2020 and replaced three existing laws regulating foreign investment in China, namely, the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their implementation rules and ancillary regulations. Among other things, the Foreign Investment Law defines the “foreign investment” as the investment activities in China conducted by foreign individuals, enterprises and other organizations, or collectively, the Foreign Investors, in a direct or indirectly manner, including any of the following circumstances: (1) the foreign investor establishes a foreign-invested enterprise within the territory of China, independently or jointly with any other investor; (2) the foreign investor acquires shares, equities, property shares or any other similar rights and interests of an enterprise within the territory of China; (3) the foreign investor makes investment to initiate a new project within the territory of China, independently or jointly with any other investor; and (4) the foreign investor makes investment in any other way stipulated by laws, administrative regulations or provisions of the State Council. The Foreign Investment Law leaves uncertainty with respect to whether Foreign Investors controlled PRC onshore variable interest entities via contractual arrangements will be recognized as “foreign investment”. PRC governmental authorities will administrate foreign investment by applying the principal of pre-entry national treatment together with a “negative list,” or the Negative List, which shall be promulgated by or promulgated with approval by the State Counsel, to be specific, Foreign Investors are prohibited from making any investments in the fields which are catalogued into prohibited industries for foreign investment based on the Negative List, while Foreign Investors are allowed to make investments in the restricted industries provided that all the requirements and conditions as set forth in the Negative List have been satisfied; when Foreign Investors make investments in the fields other than those included in the Negative List, the national treatment principle shall apply. Besides, certain approval and/or filing requirements shall be fulfilled in accordance with applicable foreign investment laws and regulations.

If our control over the VIE through contractual arrangements are deemed as foreign investment in the future, and any business of the VIE is restricted or prohibited from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over the VIE may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation and consequently affecting our ability to prepare for and seek approval and commercialization of our product candidates both in China and elsewhere.

Contractual arrangements in relation to the VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIEs owes additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. The Enterprise Income Tax Law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine the contractual arrangements among the VIEs and its shareholders were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of the VIEs in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by the VIEs for PRC tax purposes, which could increase our tax expenses. In addition, the PRC tax authorities may impose late payment fees and other penalties on the VIEs for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if the VIEs’ tax liabilities increase or if it is required to pay late payment fees and other penalties.

We may lose the ability to use and enjoy assets held by the VIEs that are important to our business if the VIEs declare bankruptcy or become subject to a dissolution or liquidation proceeding.

As part of our contractual arrangements with the VIEs, the VIEs hold certain assets that are material to the operation of certain portion of our business, including permits, domain names and certain of our intellectual property rights. If the VIEs are declared bankrupt and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. Under the contractual arrangements, the VIEs may not, in any manner, sell, transfer, mortgage or dispose of its assets or legal or beneficial interests in the business without our prior consent. If our consolidated affiliated entity undergoes a voluntary or involuntary liquidation proceeding, the independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

If the chops of our PRC subsidiaries or VIEs are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

In China, a company chop or seal serves as the legal representation of the company towards third parties even when unaccompanied by a signature. Each legally registered company in China is required to maintain a company chop, which must be registered with the local Public Security Bureau. In addition to this mandatory company chop, companies may have several other chops which can be used for specific purposes. The chops of our PRC subsidiaries and VIEs are generally held securely by personnel designated or approved by us in accordance with our internal control procedures. To the extent those chops are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised and those corporate entities may be bound to abide by the terms of any documents so chopped, even if they were chopped by an individual who lacked the requisite power and authority to do so. In addition, if the chops are misused by unauthorized persons, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our operations.

Our contractual arrangements are governed by PRC law. Accordingly, these contracts would be interpreted in accordance with PRC law, and any disputes would be resolved in accordance with PRC legal procedures, which may not protect you as much as those of other jurisdictions, such as the United States.

All the agreements under our contractual arrangements with the VIEs and their equity owners are governed by PRC law and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law, and our contractual arrangements have not been tested in court. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over the VIEs, and our ability to conduct our business may be negatively affected.

If the PRC government deems that the contractual arrangements in relation to CheYi Network, Zhisheng and Xinjiang Feipeng, our consolidated variable interest entities, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Accordingly, the securities we are registering may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of our PRC subsidiaries or the VIEs that conduct all or substantially all of our operations.

We are a holding company incorporated as an exempted company under the laws of Cayman Islands. As a holding company with no material operations of our own, we conduct all of our operations through our subsidiaries and our VIEs in PRC. We receive the economic benefits of our VIE’s business operations through certain contractual arrangements. Our ordinary share offered in this offering are shares of our offshore holding company instead of shares of our VIEs in China.

We rely on and expect to continue to rely on our wholly owned PRC subsidiaries’ contractual arrangements with the VIEs and their shareholders to operate a portion of our business. These contractual arrangements may not be as effective in providing us with control over the VIEs as ownership of controlling equity interests would be in providing us with control over, or enabling us to derive economic benefits from the operations of the VIEs. Under the current contractual arrangements, as a legal matter, if any of the VIEs or any of their shareholders executing the VIE Agreements fails to perform its, his or her respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if shareholders of a variable interest entity were to refuse to transfer their equity interests in such variable interest entity to us or our designated persons when we exercise the purchase option pursuant to these contractual arrangements, we may have to take a legal action to compel them to fulfill their contractual obligations.

If (i) the applicable PRC authorities invalidate these contractual arrangements for violation of PRC laws, rules and regulations, (ii) any variable interest entity or its shareholders terminate the contractual arrangements (iii) any variable interest entity or its shareholders fail to perform its/his/her obligations under these contractual arrangements, or (iv) if these regulations change or are interpreted differently in the future, our business operations in China would be materially and adversely affected, and the value of your securities would substantially decrease or even become worthless. Further, if we fail to renew these contractual arrangements upon their expiration, we would not be able to continue our business operations unless the then current PRC law allows us to directly operate businesses in China.

In addition, if any variable interest entity or all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of the variable interest entities undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business and our ability to generate revenues.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations.

These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIEs. For example, our VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of our VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of our VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by our VIEs and their shareholders of their obligations under the contracts to exercise control over our VIEs. The shareholders of our consolidated VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with our VIEs.

If our VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. For example, if the shareholders of our VIEs refuse to transfer their equity interest in our VIEs to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they otherwise act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations. In addition, if any third parties claim any interest in such shareholders’ equity interests in our VIEs, our ability to exercise shareholders’ rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of our VIEs and third parties were to impair our control over our VIEs, our ability to consolidate the financial results of our VIEs would be affected, which would in turn result in a material adverse effect on our business, operations and financial condition.

As the Contractual Arrangements that establish the structure for operating our and the VIEs’ business in the PRC have not been tested in any of the PRC courts, if the Contractual Arrangements are found to be in violation of any existing or any PRC laws or regulations in the future, or the PRC government finds that we, or any of the VIEs fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities, including the MIIT, MOFCOM and STA, would have broad discretion in dealing with such violations, including:

●	revoking the business license and/or operating licenses of our WFOE or our VIE;

●	discontinuing or placing restrictions or onerous conditions on our operations through any transactions among our WFOE, our VIE and its subsidiaries;

●	imposing fines, confiscating the income from our WFOE, our VIE or its subsidiaries, or imposing other requirements with which we or our VIE may not be able to comply;

●	placing restrictions on our right to collect revenues;

●	shutting down our servers or blocking our app/websites;

●	requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with our VIE and deregistering the equity pledges of our VIE, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our VIE;

●	restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China; or

●	taking other regulatory or enforcement actions against us that could be harmful to our business.

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of our VIE in our consolidated financial statements, if the PRC government authorities were to find our corporate structure and contractual arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of our VIE or our right to receive substantially all the economic benefits and residual returns from our VIE and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our VIE in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, would have a material adverse effect on our financial condition and results of operations. As a result, it could cause our common stock to decline in value or become worthless.

Risks Related to Doing Business in China

The PRC government has significant authority to regulate or intervene in the China operations of an offshore holding company, such as us, at any time. Therefore, investors in our ordinary shares and our business face potential uncertainty from the PRC government’s policy.

We conduct our operations in China through our PRC subsidiaries and VIEs. Our operations in China are governed by PRC laws and regulations. The PRC government’s significant oversight over our business operation could result in a material adverse change in our operations and the value of our ordinary shares. The Chinese government may intervene or influence the operation of our operating entities and exercise significant oversight and discretion over the conduct of their business and may intervene in or influence their operations at any time or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in operations and/or the value of our shares. Further, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (together with the Trial Administrative Measures, the “New Administrative Rules Regarding Overseas Listings”), which came into effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, a company based in the mainland of China that seeks to offer and list securities in overseas markets should fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. In particular, where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer should designate a major domestic operating entity as the domestic responsible entity to file with the CSRC. Initial public offerings or listings in overseas markets should be filed with the CSRC within 3 working days after the relevant application is submitted overseas. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities should be filed with the CSRC within 3 working days after the offering is completed. The required filing materials with the CSRC include (without limitation) record-filing reports and related undertakings and PRC legal opinions issued by domestic law firms (with related undertakings), in which the VIE structure (if applicable) and reasons and risk factor thereof is required to be clarified in details. In addition, under the New Administrative Rules Regarding Overseas Listings, a domestic company is prohibited from overseas offering and listing if any of the following circumstances is involved: (1) where such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (5) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Moreover, a domestic company that seeks to offer and list securities in overseas markets should abide by certain other regulatory requirements as set out in the New Administrative Rules Regarding Overseas Listings, including without limitation to, compliance with national secrecy, foreign investment, cybersecurity, data security, cross-border investment and financing, foreign exchange, and other laws and relevant provisions. Based on the New Administrative Rules Regarding Overseas Listings, we are subject to additional filing requirements in connection with this offering and our follow-up offerings completed after such effective date, and we cannot assure you that we will be able to get the clearance of filing procedures under the New Administrative Rules Regarding Overseas Listings on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements will result in rectification, warnings and fines on our subsidiaries or VIEs, and may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our consolidated financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Furthermore, the Ministry of Commerce (“MOFCOM”) and the National Development and Reform Commission (“NDRC”) promulgated the Special Administrative Measures for Access of Foreign Investment (2021 Edition), or the Negative List (2021), stipulates that if a domestic enterprise engaged in business in the prohibited investment field issues shares abroad and is listed for trading, it shall be examined and approved by the relevant competent authorities of the state. According to a press release issued by the NDRC in relation to the Negative List (2021), the above provisions are only applicable to the direct overseas listing of domestic enterprises engaged in the prohibited investment field. We believe our listing on Nasdaq does not constitute a direct overseas listing of domestic enterprises mentioned in the above press release and therefore we are not subject to the examination and approval by the relevant competent authorities of the state in accordance with the Negative List (2021). However, the above regulations and Trial Administrative Measures also indicate the intention of the Chinese government to increase its regulation of offshore investment in company’s utilizing the VIE structure to participate in the prohibited investment fields. If relevant governmental authority determines or new future rules provides that we are required to obtain the approval, we would have to apply for such approval. There is no assurance that we will be able to obtain such approval in time or at all. If we fail to obtain the approve as required or in a timely manner, the VIE arrangement may be deemed illegal and ordered to be cancelled by relevant government authorities, and other administrative measures or penalties may be imposed on us, which could materially and adversely affect our business, financial condition, results of operations and the value of our shares. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our shares, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our shares to significantly decline in value or become worthless.

The new, stricter regulations or interpretations of existing regulations imposed by the central or local governments may require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations, and if relevant regulations are issued and become effective in a short notice, we may not be able to take the required actions in a timely manner without allocating significant resource.

The Chinese economy differs from the economies of most developed countries in many respects, including a higher level of government involvement, the ongoing development of a market-oriented economy, a higher level of control over foreign exchange, and a less efficient allocation of resources.

While the PRC economy has experienced significant growth since the late 1970s, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. These measures are intended to benefit the overall PRC economy, but may also have a negative effect on us. For example, our business, financial condition and results of operations could be adversely affected by PRC government control over capital investments or changes in regulations that are applicable to us. The PRC economy has been transitioning from a centrally planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s that emphasize the utilization of market forces for economic reform, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business the Company may be able to conduct in the PRC and accordingly on the results of its operations and financial condition.

The Company’s business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which the Company must conduct its business activities. The Company’s ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization. However, the government of the PRC may not continue to pursue these policies, or may significantly alter these policies from time to time without notice.

There are certain uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing the Company’s business, or the enforcement and performance of the Company’s arrangements with clients. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect the Company’s business. Consequently, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors.

There are uncertainties under the PRC laws relating to the procedures and time requirement for the U.S. regulators to bring about investigations and evidence collection within the territory of the PRC.

On December 28, 2019, the newly amended Securities Law of the PRC (the “PRC Securities Law”) was officially promulgated, which became effective on March 1, 2020. According to Article 177 of the PRC Securities Law (“Article 177”), the securities regulatory authority of the State Council may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration. Article 177 further provides that overseas securities regulatory authorities may not carry out investigations and evidence collection directly within the territory of the PRC, and that no Chinese entity or individual is allowed to provide any documents or materials related to securities business activities to overseas agencies without prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. Moreover, the Civil Procedure Law of the PRC, promulgated in 1991 and last amended in 2021, provides that except for the request for and provision of judicial assistance in accordance with international treaties concluded or participated by the PRC, or via diplomatic channels, no foreign agency or individual may, without the consent of the competent authorities of the PRC, carry out investigation or collect evidence within the territory of the PRC. Article 26 of the Trial Administrative Measures (the “Article 26”), which was issued by the CSRC on February 17, 2023 and came into effective on March 31, 2023, set out that where an overseas securities regulatory agency intends to carry out investigation and evidence collection regarding overseas offering and listing activities by a domestic company, and request assistance of the CSRC under relevant cross-border securities regulatory cooperation mechanisms, the CSRC may provide necessary assistance in accordance with law. Any domestic entity or individual providing documents and materials requested by an overseas securities regulatory agency out of investigative or evidence collection purposes shall not provide such information without prior approval from the CSRC and competent authorities under the State Council. Furthermore, Article 11 of the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises (the “Article 11”), which was jointly issued by the CSRC, the Ministry of Finance, the State Secrecy Administration and the State Archives Bureau on February 24, 2023 and came into effective on March 31, 2023, specifies that, (a) where the overseas securities regulator and the relevant competent authorities request to conduct inspection or investigation to collect evidence from a domestic enterprise and the domestic securities companies and securities service agencies providing corresponding services regarding the overseas offering and listing activities of the domestic enterprise, the inspection or investigation shall be carried out under the cross-border regulatory cooperation mechanism, and the CSRC or the relevant authorities shall provide the requisite assistance pursuant to the bilateral and multilateral cooperation mechanism, and (b) relevant domestic enterprise, securities companies and securities service agencies shall obtain the consent of the CSRC or the relevant administrative authorities prior to cooperating in the inspection or investigation carried out by the overseas securities regulator or relevant administrative authorities or providing documents and materials for cooperating in the inspection or investigation.

It is our understanding that (i) the Article 177, the Article 26 and the Article 11 are applicable in the circumstances related to direct investigation or evidence collection conducted by overseas authorities within the territory of the PRC (in such case, the foregoing activities are required to be conducted through collaboration with or by obtaining prior consent of competent PRC authorities) and (ii) as of the date of this prospectus, we are not aware of any implementing rules or regulations which have been published regarding application of the Article 177, the Article 26 and the Article 11.

Our principal business operation is conducted in the PRC. In the event that the U.S. regulators carry out investigation on us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out the investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC. However, there is no assurance that the U.S. regulators could succeed in establishing such cross-border cooperation in a specific case or could establish the cooperation in a timely manner.

Furthermore, as the Article 177, the Article 26 and the Article 11 are relatively new and there is no implementing rules or regulations which have been published regarding application of the Article 177, the Article 26 and the Article 11, it remains unclear how the law will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As such, there are uncertainties as to the procedures and time requirement for the U.S. regulators to bring about investigations and evidence collection within the territory of the PRC. If U.S. regulators are unable to conduct such investigations, such U.S. regulators may determine to suspend and ultimately delist our ordinary shares from the Nasdaq Capital Market or choose to suspend or de-register our SEC registration.

If any of our subsidiaries fails to maintain the requisite registered capital, licenses and approvals required under PRC law, our business, financial condition and results of operations may be materially and adversely affected.

Numerous regulatory authorities of the central PRC government, provincial and local authorities are empowered to issue and implement regulations governing various aspects of the financial industry. Each of our subsidiaries may be required to obtain and maintain certain assets relevant to its business as well as applicable licenses or approvals from different regulatory authorities in order to provide its current services. These registered capitals, licenses and approvals will be essential to the operation of the Company’s business. If any of our subsidiaries fails to obtain or maintain any of the required registered capital, licenses or approvals for its business, it may be subject to various penalties, such as confiscation of illegal net revenue, fines and the discontinuation or restriction of its operations. Any such disruption in its business operations could materially and adversely affect our business, financial condition and results of operations.

The failure to comply with PRC regulations relating to mergers and acquisitions of domestic enterprises by offshore special purpose vehicles may subject the Company to severe fines or penalties and create other regulatory uncertainties regarding the Company’s corporate structure.

On August 8, 2006, the MOFCOM, joined by the China Securities Regulatory Commission (“CSRC”), the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation (“SAT”), the State Administration for Industry and Commerce (the “SAIC”), and the State Administration of Foreign Exchange (“SAFE”), jointly promulgated regulations entitled the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which took effect as of September 8, 2006, and as amended on June 22, 2009. This regulation, among other things, has certain provisions that require offshore companies formed for the purpose of acquiring PRC domestic companies and controlled directly or indirectly by PRC individuals and companies which are the related parties with the PRC domestic companies, to obtain the approval of MOFCOM prior to engaging in such acquisitions and to obtain the approval of the CSRC prior to publicly listing special purpose vehicles’ securities on an overseas stock market. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

If prior CSRC approval for overseas financings is required and not obtained, the Company may face severe regulatory actions or other sanctions from MOFCOM, the CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines or other penalties on the Company’s operations in the PRC, limit the Company’s operating privileges in the PRC, delay or restrict the repatriation of the proceeds from overseas financings into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel overseas financings, to restructure the Company’s corporate structure, or to seek regulatory approvals that may be difficult or costly to obtain.

The M&A Rules, along with certain foreign exchange regulations discussed below, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our acquisition strategy.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules and relevant regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. The M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have an impact on the national economic security; or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. The approval from MOFCOM shall be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies.

The Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress, or NPC, which became effective in August 2008 and was amended on June 24, 2022, requires that when a concentration of undertakings occurs and reaches statutory thresholds, the undertakings concerned shall, or, although the threshold is not reached, when evidence proves the concentration has or may have effect of eliminating or restricting competition, may be required to, file a prior notification with the anti-monopoly enforcement agency of the State Council. Without the clearance from such agency, no concentration of undertakings shall be implemented and effected. Mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the anti-monopoly enforcement agency of the State Council, when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, or the Prior Notification Rules, issued by the State Council in August 2008 and amended in September 2018 is triggered. If such prior notification is not obtained, the anti-monopoly enforcement agency may order the concentration to cease its operations, dispose of shares or assets, transfer the business of the concentration within a time limit, take any other necessary measures to restore the situation as it was before the concentration, and may impose administrative fines. We also have not implemented monopolistic behaviors including monopoly agreements, abuse of a dominant position and concentration of undertakings that may have the effect to eliminate or restrict competition in the field of platform economy. However, since we anticipate that long term success in China’s market will require consolidation of the many small participants in that market, and our goal is to be one of the survivors of that consolidation, when it happens. Aggressive enforcement of new anti-monopoly regulations could interfere with our ability to achieve that goal. As of the date of this prospectus, we have not been involved in any investigations on anti-monopoly initiated by the related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect.

In addition, the Implementing Rules Concerning Security Review on the Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by the MOFCOM in August 2011, specify that mergers and acquisitions by foreign investors involved in “an industry related to national security” are subject to strict review by the MOFCOM, and prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the abovementioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions.

We cannot preclude the possibility that the MOFCOM or other government agencies may publish explanations contrary to our understanding or broaden the scope of such security reviews in the future, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions against us or our management, in China, based upon United States laws, including the U.S. federal securities laws, or other foreign laws.

We are a company organized under the laws of the Cayman Islands. Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. None of our subsidiaries is organized under the laws of the United States. All of our directors and officers reside in China, and substantially all of the assets of those persons are located outside of the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce judgments against us which are obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Furthermore, the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States providing for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors or officers if they decide that the judgment violates the basic principles of PRC laws, national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Lastly, in the event shareholders originate an action against a company without domicile in China for disputes related to contracts or other property interests, the PRC courts may accept a cause of action if (a) the disputed contract is concluded or performed in the PRC or the disputed subject matter is located in the PRC, (b) the company (as defendant) has properties that can be seized within the PRC, (c) the company has a representative organization within the PRC, or (d) the parties chose to submit to the jurisdiction of the PRC courts in the contract on the condition that such submission does not violate the requirements of jurisdiction under the PRC Civil Procedures Law. The action may be initiated by the shareholder by filing a complaint with the PRC courts. The PRC courts would determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in such an action unless such foreign country restricts the rights of PRC citizens and companies.

We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the State Administration of Taxation issued an Announcement on Several Issues Concerning Enterprise Income Tax on Income Arising from Indirect Transfers of Property by Non-PRC Resident Enterprises, or Announcement 7, with the same effective date. Under Announcement 7, an “indirect transfer” refers to a transaction where a non-resident enterprise transfers its equity interest and other similar interest in an offshore holding company, which directly or indirectly holds Chinese taxable assets (the assets of an “establishment or place” situated in China; real property situated in China and equity interest in Chinese resident enterprises) and any indirect transfer without reasonable commercial purposes are subject to the PRC taxation. In addition, Announcement 7 specifies the conditions under which an indirect transfer is deemed to lack a reasonable commercial purpose which include: (1) 75% or more of the value of the offshore holding company’s equity is derived from Chinese taxable assets, (2) anytime in the year prior to the occurrence of the indirect transfer of Chinese taxable assets, 90% or more of the total assets (excluding cash) of the offshore holding company are direct or indirect investment in China, or 90% or more of the revenue of the offshore holding company was sourced from China; (3) the functions performed and risks assumed by the offshore holding company(ies), although incorporated in an offshore jurisdiction to conform to the corporate law requirements there, are insufficient to substantiate their corporate existence and (4) the foreign income tax payable in respect of the indirect transfer is lower than the Chinese tax which would otherwise be payable in respect of the direct transfer if such transfer were treated as a direct transfer. As a result, gains derived from such indirect transfer will be subject to PRC enterprise income tax, currently at a rate of 10%.

Announcement 7 grants a safe harbor under certain qualifying circumstances, including transfers in the public securities market and certain intragroup restricting transactions, however, there is uncertainty as to the implementation of Announcement 7. For example, Announcement 7 requires the buyer to withhold the applicable taxes without specifying how to obtain the information necessary to calculate taxes and when the applicable tax shall be submitted. Announcement 7 may be determined by the tax authorities to be applicable to our offshore restructuring transactions or sale of the shares of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved. Though Announcement 7 does not impose a mandatory obligation of filing the report of taxable events, the transferring party shall be subject to PRC withholding tax if the certain tax filing conditions are met. Non-filing may result in an administrative penalty varying from 50% to 300% of unpaid taxes. As a result, we and our non-resident enterprises in such transactions may become at risk of being subject to taxation under Announcement 7, and may be required to expend valuable resources to comply with Announcement 7 or to establish that we and our non-resident enterprises should not be taxed under Announcement 7, for any restructuring or disposal of shares of our offshore subsidiaries, which may have a material adverse effect on our financial condition and results of operations.

PRC laws and regulations have established more complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for the Company to pursue growth through acquisitions in China.

Further to the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the New M&A Rules, the Anti-monopoly Law of the PRC, the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by MOFCOM or the MOFCOM Security Review Rules, was issued in August 2011, which established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change of control transaction in which a foreign investor takes control of a PRC enterprise, or that the approval from MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions to be subject to merger control review and or security review.

The MOFCOM Security Review Rules, effective from September 1, 2011, which implement the Notice of the General Office of the State Council on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated on February 3, 2011, further provide that, when deciding whether a specific merger or acquisition of a domestic enterprise by foreign investors is subject to the security review by MOFCOM, the principle of substance over form should be applied and foreign investors are prohibited from bypassing the security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through agreements control or offshore transactions.

Further, if the business of any target company that the Company seeks to acquire falls into the scope of security review, the Company may not be able to successfully acquire such company either by equity or asset acquisition, capital contribution or through any VIE Agreement. The Company may grow its business in part by acquiring other companies operating in its industry. Complying with the requirements of the relevant regulations to complete such transactions could be time consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit its ability to complete such transactions, which could affect its ability to maintain or expand its market share.

In addition, SAFE promulgated the Circular on the Settlement of Foreign Currency Capital of Foreign-invested Enterprises, or Circular 19, on March 30, 2015 which became effective on June 1, 2015. Under Circular 19 (partly modified by Huifa No.39 2019), registered capital of a foreign-invested company settled in RMB converted from foreign currencies may only be used within the business scope approved by the applicable governmental authority and the equity investments in the PRC made by the foreign-invested company shall be subject to the relevant laws and regulations about the foreign-invested company’s reinvestment in the PRC. In addition, foreign-invested companies cannot use such capital to make the investments on securities, and cannot use such capital to issue the entrusted RMB loans (except approved in its business scope), repay the RMB loans between the enterprises and the ones which have been transferred to the third party. Circular 19 may significantly limit our ability to effectively use the proceeds from future financing activities as the Chinese subsidiaries may not convert the funds received from us in foreign currencies into RMB, which may adversely affect their liquidity and our ability to fund and expand our business in the PRC.

Governmental control of currency conversion may affect the value of your investment.

Currently, the RMB cannot be freely converted into any foreign currency. The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, for most capital account items, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the ordinary shares.

Restrictions on currency exchange or outbound capital flows may limit our ability to utilize our PRC revenue effectively.

Substantially all of our revenue is denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but requires approval from or registration with appropriate government authorities or designated banks under the “capital account,” which includes foreign direct investment and loans, such as loans we may secure from our onshore subsidiaries. Currently, our PRC subsidiaries, a foreign invested enterprise, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of the SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions.

Since 2016, PRC governmental authorities have imposed more stringent restrictions on outbound capital flows, including heightened scrutiny over “irrational” overseas investments for certain industries, as well as over four kinds of “abnormal” offshore investments, which are:

●	investments through enterprises established for only a few months without substantive operation;

●	investments with amounts far exceeding the registered capital of onshore parent and not supported by its business performance shown on financial statements;

●	investments in targets that are not related to onshore parent’s main business; and

●	investments with abnormal sources of Renminbi funding suspected to be involved in illegal transfer of assets or illegal operation of underground banking.

On January 26, 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, which tightened the authenticity and compliance verification of cross-border transactions and cross-border capital flow. In addition, the Outbound Investment Sensitive Industry Catalogue (2018) lists certain sensitive industries that are subject to NDRC pre-approval requirements prior to remitting investment funds offshore, which subjects us to increased approval requirements and restrictions with respect to our overseas investment activity. Since a significant amount of our PRC revenue is denominated in Renminbi, any existing and future restrictions on currency exchange or outbound capital flows may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC, make investments, service any debt we may incur outside of China or pay dividends in foreign currencies to our shareholders, including holders of our Common Shares.

PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of our initial public offering or follow-on offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are a company incorporated in the Cayman Islands structured as a holding company conducting its operations in China through its PRC subsidiaries and VIEs. As permitted under PRC laws and regulations, in utilizing the proceeds of its initial public offering or follow-on offering, Mingzhu may make loans to its PRC subsidiaries subject to the registrations with governmental authorities and limitation of amount, or Mingzhu may make additional capital contributions to its PRC subsidiaries. Furthermore, loans by Mingzhu to its PRC subsidiaries to finance their activities cannot exceed the difference between their respective total project investment amount and registered capital or 2.5 times of their net worth and must be registered with the local counterpart of SAFE or its authorized banks. If we decide to finance our wholly owned PRC subsidiaries by means of capital contributions, capital contributions to its PRC subsidiaries are subject to the requirement of making necessary registration with the State Administration for Market Regulation or its local branch, reporting of foreign investment information with the PRC Ministry of Commerce in the Foreign Investment Comprehensive Management Information System and registration with other governmental authorities in China (including local counterpart of SAFE or its authorized banks).

The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the SAFE will permit such capital to be used for equity investments in the PRC in actual practice. The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from our IPO or follow-on offering, to our PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiaries or with respect to future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from our initial public offering or follow-on offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

The PRC government could prevent the cash maintained from leaving the PRC, restrict deployment of the cash into the business of its subsidiaries and restrict the ability to pay dividends to U.S. investors, which could materially adversely affect our operations.

The PRC government controls the conversion of Renminbi into foreign currencies and the remittance of currencies out of the PRC. We receive substantially all of our revenues in Renminbi, and most of our cash is in Renminbi. Under our corporate structure, Mingzhu, a Cayman holding company, primarily relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements it may have. Under the existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade- and-service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the SAFE by complying with certain procedural requirements. As such, under the existing exchange restrictions, cash generated from the operations of our PRC subsidiaries is able to be paid as dividends in foreign currencies to Mingzhu without prior approval from the SAFE by complying with certain procedural requirements. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion in the future restrict access to foreign currencies for current account transactions. There is no assurance that the PRC government will not intervene or impose restrictions on the ability of us, our subsidiaries to transfer cash. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies from the PRC subsidiaries to the offshore subsidiaries, across borders, and to our shareholders, including the U.S. investors. These foreign exchange restrictions and limitations could prevent the cash maintained from leaving the PRC, and restrict our ability to pay dividends to Mingzhu and the U.S. investors.

There are limitations on our PRC subsidiaries’ ability to distribute earnings to their respective shareholders. On the one hand, under the current PRC laws and regulations, our PRC subsidiaries may pay dividends only out of their accumulated profits. In addition, our PRC subsidiaries are required to set aside at least 10% of their accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such fund reaches 50% of their registered capital. These reserve funds cannot be distributed as cash dividends. Moreover, if the PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

In addition, any transfer of funds by Mingzhu to our PRC subsidiaries, either as a shareholder loan or as an increase in the registered capital, is subject to a series of procedural requirements imposed by SAFE or its local counterparts. This may hinder or delay our deployment of cash into our subsidiaries’ business, which could result in a material and adverse effect on our operations.

The Holding Foreign Companies Accountable Act, recent regulatory actions taken by the SEC and PCAOB, and proposed rule changes submitted by U.S. stock exchanges calling for additional and more stringent criteria to be applied to China-based public companies could add uncertainties to our capital raising activities and compliance costs.

In April 2020, the SEC then-Chairman, Jay Clayton, and PCAOB Chairman, William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets. In May 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (“HFCAA” or the “Act”) requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. In August 2020, the President’s Working Group on Financial Markets issued a Report on Protecting United States Investors from Significant Risks from Chinese Companies. The Report made five recommendations designed to address risks to investors in U.S. financial markets posed by the Chinese government’s failure to allow audit firms that are registered with the PCAOB to comply with U.S. securities laws and investor protection requirements. Among the recommendations was advice to enhance the listing standards of U.S. exchanges to require, as a condition of initial and continued exchange listing, PCAOB access to main auditor work papers either directly or through co-audits.

On December 2, 2020, the U.S. House of Representatives passed the HFCAA and on December 18, the HFCAA was signed into law. Among other things, the HFCAA amends the Sarbanes-Oxley Act of 2002 to require the SEC to prohibit the securities of foreign companies from being traded on U.S. securities markets, if the company retains a foreign accounting firm that cannot be inspected or investigated completely by the PCAOB for three consecutive years, beginning in 2021. The Act also requires foreign companies to make certain disclosures about their ownership by governmental entities.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, or the AHFCAA, which was enacted on December 29, 2022 under the Consolidated Appropriations Act, 2023, and amended the HFCAA to decrease the number of non-inspection years under the HFCAA from three years to two, thus reducing the time period before an issuer’s securities may be prohibited from trading on any U.S. securities exchange or any U.S. over-the-counter market or delisted. Although we believe that the HFCA Act and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of the Holding Foreign Companies Accountable Act or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our operations in mainland China.

The lack of access to the audit work paper or other inspections prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of those accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections.

After SEC issued new disclosure requirements to Chinese companies seeking to list on Nasdaq, SEC approved the Public Company Accounting Oversight Board’s (PCAOB) Rule 6100 establishing framework for determinations under the HFCAA. On December 20, 2021, the SEC’s Division of Corporation Finance (the “Division”) posted an illustrative letter containing sample comments that the Division may issue to China-based companies describing 15 areas where the agency encourages existing and future China-based listings to increase disclosures. On December 20, 2021, the PCAOB issued a report on its determinations that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong because of positions taken by PRC authorities in those jurisdictions. On December 15, 2022, the PCAOB announced that PCAOB has secured complete access to inspect and investigate public accounting firms headquartered in mainland China and Hong Kong, and vacated previous determinations to the contrary.

Our independent registered public accounting firm that issued the audit report for our financial statements for 2021, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Da Hua CPA, which is headquartered in China, participated in our auditing process and played limited role in the auditing process. Due to the limited role of Da Hua CPA and recent decision of PCAOB, we do not believe we will be impacted by the HFCA. However, the recent U.S. legislative and evolving regulatory environments as related to PRC companies listing or seeking to list stock on U.S. exchanges would add uncertainties to the trading and price volatility of our common shares. The rules and guidelines applicable in the future are unclear and may affect the progress of our business. We cannot be certain whether SEC or other U.S. regulatory authorities would apply additional and more stringent criteria to Chinese issuers including us as related to the audit of our financial statements. These additional requirements and more stringent criteria to be applied could add potential risks to our business and share price. Investigations under more strict scrutiny brought significant impact to the Company that may materially and adversely affect your stock holdings value, reduces the value of your investment.

Various proceedings and legislative and regulatory developments due to political tensions between the U.S. and China may have an adverse impact on our listing and trading in the U.S., including adverse impact on the market prices of the ordinary shares.

Political tensions between the United States and China have escalated due to, among other things, trade disputes, the COVID-19 outbreak, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the central government of the PRC and the executive orders issued by the former U.S. President Donald J. Trump in August 2020 that prohibit certain transactions with certain Chinese companies and their applications. Rising political tensions could reduce levels of trade, investment, technological exchange and other economic activities between the two major economies, which would have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on our business, prospects, financial condition and results of operations.

Cyber-attacks, computer viruses, physical or electronic break-ins or other unauthorized access to our or our business partners’ computer systems could result in misuse of confidential information and misappropriation of funds of our borrowers and investors, subject us to liabilities, cause reputational harm and adversely impact our results of operations and financial condition.

In our business, we collect, store and process certain sensitive data from customers and other business partners. The data that we have processed and stored may make us the target of, and potentially vulnerable to, cyber-attacks, computer viruses, physical or electronic break-ins or other unauthorized access. While we have not experienced any material business or reputational harm as a result of such breach in the past, there can be no assurance that our security measures to protect such confidential information will not be breached in the future. Because techniques used to sabotage or obtain unauthorized access into systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any accidental or willful security breaches or other unauthorized access to our or our server hosting service providers’ systems could cause confidential borrower and investor information to be stolen and used for criminal purposes. As personally identifiable and other confidential information is subject to legislation and regulations in numerous domestic and international jurisdictions, inability to protect confidential information of our borrowers and investors could result in additional cost and liability for us, damage our reputation, inhibit the use of our platform and harm our business.

The Administrative Measures for the Security of the International Network of Computer Information Network, issued in December 1997 and amended in January 2011, requires us to report any data or security breaches to the local offices of the PRC Ministry of Public Security within 24 hours of any such breach. The Cyber Security Law of the PRC, issued in November 2016 and effective as of June 1, 2017, requires us to take immediate remedial measures when we discover that our products or services are subject to risks, such as security defects or bugs. Such remedial measures include, informing our customers of the specific risks and reporting such risks to the relevant competent departments. Cybersecurity and data privacy and security issues are subject to increasing legislative and regulatory focus in China. The Data Security Law of the People’s Republic of China, which took effect on September 1, 2021, requires that data collection must be conducted in a legitimate and proper manner, and in order to safeguard data, data processing activities must be conducted to comply with respective graded protection systems for cybersecurity. On August 20, 2021, the NPC promulgated the Personal Information Protection Law (the “PIPL”), which has come into effect on November 1, 2021. The PIPL further emphasizes processors’ obligations and responsibilities for personal information protection and sets out the basic rules for processing personal information and the rules for cross-border transfer of personal information. On January 4, 2022, the Cyber Administration of China, together with 12 other departments, promulgated the Cybersecurity Review Measures, or the New CAC Measures, which came into effect on February 15, 2022. According to the New CAC Measures, critical information infrastructure operators purchasing network products and services and online platform operators carrying out data processing activities that affect or may affect national security shall conduct a cybersecurity review. Network platform operators holding personal information of more than 1 million users seeking to be listed abroad must apply for a cybersecurity review as well. On July 30, 2021, the State Council of the PRC promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, which took effect on September 1, 2021. The regulations require, among others, that certain competent authorities shall identify critical information infrastructures. If any critical information infrastructure is identified, they shall promptly notify the relevant operators and the Ministry of Public Security.

The New CAC Measures do not apply to the Company or any of its subsidiaries or VIEs as of the date of this prospectus. The Company and any of its subsidiaries or VIEs are not critical information infrastructure operators purchasing network products and services or online platform operators carrying out data processing activities that affect or may affect national security. We hold less than 1 million users’ personal information. We believe we are not subject to the cybersecurity review under the New CAC Measures. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by the CAC, and we have not received any warning, sanction or penalty in such respect. We believe that we are compliant with the regulations or policies that have been issued by the CAC as of the date of this prospectus.

Continued expansion of business operations by the Company, however, could bring the Company within the scope of authority of the CAC rules, and future enacted or amended CAC rules may increase compliance standards on our business operation, and thus have a substantial impact on our business. There are substantial uncertainties as to whether and how the CAC’s further actions and any amended version of the Cybersecurity Review Measures would impact U.S. listed companies like us. It is likely that our data processing activities within China are regulated under any future enacted or amended CAC rules, which may subject us to cybersecurity review if the PRC governmental authorities deem such activities have affected or may affect national security. If we will be subject to increased scrutiny regarding data security and data protection, our business, operation, reputation and the price of our securities may be adversely affected. Any unauthorized access, disclosure, misuse or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption to our operations and the services we provide to customers or damage our reputation, any of which could adversely affect our results of operations, reputation and competitive position. As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we could be subject to cybersecurity review, and if so, there is no assurance that we would be able to pass such review in a timely manner or at all. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may result in a material change in our operations, the value of the securities registered or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Any failure to comply with relevant regulations relating to social insurance and housing provident fund may subject us to penalty and materially and adversely affect our business, financial condition and results of operations.

In accordance with the PRC Social Insurance Law and the Regulations on the Administration of Housing Fund and other relevant laws and regulations, China has established a social insurance system and other employee benefits including basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance, maternity insurance, housing fund, and a handicapped employment security fund, or collectively the Employee Benefits. An employer shall pay the Employee Benefits for its employees in accordance with the rates provided under relevant regulations and shall withhold the social insurance and other Employee Benefits that should be assumed by the employees. For example, an employer that has not made social insurance contributions at a rate and based on an amount prescribed by the law, or at all, may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of up to 0.05% per day, as the case may be. If the employer still fails to ratify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times of the amount overdue.

Under the Social Insurance Law and the Regulations on the Administration of Housing Fund, our PRC subsidiaries or VIEs shall register with local social insurance agencies and register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Our PRC subsidiaries and VIEs and their employees are required to pay the Employee Benefits.

Some of our PRC subsidiaries are in the process of completing the social insurance registration and the housing fund registration, and we have only made social insurance payments and housing provident fund contributions for some of our PRC employees, and did not make contributions in full for the social insurance fund and housing provident fund for our employees as required under the relevant PRC laws and regulations. Although we have not received any order or notice from the local authorities nor any claims or complaints from our current and former employees regarding our non-compliance in this regard, we cannot assure you that we will not be subject to any order to rectify non-compliance in the future, nor can we assure you that there are no, or will not be any, employee complaints regarding social insurance payment or housing provident fund contributions against us, or that we will not receive any claims in respect of social insurance payment or housing provident fund contributions under the PRC laws and regulation. In addition, we may incur additional costs to comply with such laws and regulations by the PRC Government or relevant local authorities. Any such development could materially and adversely affect our business, financial condition and results of operations.

Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation.

We have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and amended in December 2012 and its implementing rules that became effective in September 2008, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to affect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations. We believe our current practice complies with the Labor Contract Law and its amendments. However, the relevant governmental authorities may take a different view and impose fines on us in such circumstance.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected

Some of the lease agreements of our leased properties have not been registered with the relevant PRC government authorities as required by PRC law, which may expose us to potential fines.

Under PRC law, all lease agreements are required to be registered with the local land and real estate administration bureau. Although failure to do so does not in itself invalidate the leases, the lessees may not be able to defend these leases against bona fide third parties and may also be exposed to potential fines if they fail to ratify such non-compliance within the prescribed time frame after receiving notice from the relevant PRC government authorities. The penalty ranges from RMB1,000 (approximately $141.50) to RMB10,000 (approximately $1,415.00) for each unregistered lease, at the discretion of the relevant authority. As of the date of this prospectus, the lease agreement for our leased building in China has not been registered with the relevant PRC government authorities. In the event that any fine is imposed on us for our failure to register our lease agreements, we may not be able to recover such losses from the lessors.

Our rights to use our leased properties could be challenged by property owners or other third parties, which may disrupt our operations and incur relocation costs.

As of the date of this prospectus, the lessors of our leased properties in China have not been able to provide us with valid property ownership certificates or authorizations from the property owners for the lessors to sublease the properties, and we have subleased certain of our leased properties to third parties. There is a risk that such lessors may not have the relevant property ownership certificates or the right to lease or sublease such properties to us, in which case the relevant lease agreements and the sublease agreements may be deemed invalid and we may be forced to vacate these properties. In addition, our usage of the leased properties may be inconsistent with the designated usage, in which case we may not be able to continue to use the leased properties. The above risks could interrupt our business operations and result in relocation costs. Moreover, if our lease agreements are challenged by third parties, it could result in diversion of management attention and cause us to incur costs associated with defending such actions, even if such challenges are ultimately determined in our favor.

Fluctuation in the currency exchange rate of RMB may have a material adverse effect on our business, operations and financial position.

Our revenue and expenses have been and are expected to continue to be primarily denominated in RMB and we are exposed to the risks associated with the fluctuation in the currency exchange rate of RMB. Should RMB appreciate against other currencies, any future financings, which are to be converted from US dollar or other currencies into RMB, would be reduced and might accordingly hinder our business development due to the lessened amount of funds raised. On the other hand, in the event of the devaluation of RMB, the dividend payments of our Company, which are to be paid in US dollars after the conversion of the distributable profit denominated in RMB, would be reduced. Hence, substantial fluctuation in the currency exchange rate of RMB may have a material adverse effect on our business, operations and financial position and the value of your investment in the Shares.

We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our subsidiaries and VIEs in the PRC.

We are a holding company incorporated under the laws of the Cayman Islands with limited liability. No dividends have been paid or declared by our Company. The majority of our business operations are conducted through our subsidiaries and VIEs in the PRC and hence, our revenue and profit are substantially contributed by our subsidiaries and VIEs in the PRC.

Our ability to pay dividends to our shareholders is primarily dependent upon the earnings of our subsidiaries and VIEs in the PRC and their distribution of funds to us, primarily in the form of dividends. The ability of our subsidiaries in the PRC to make distributions to us depends upon, among others, their distributable earnings. Under the PRC laws, payment of dividends is only permitted out of accumulated profits according to PRC accounting standards and regulations, and our subsidiaries and VIEs in the PRC are also required to set aside part of its after-tax profits to fund certain reserve funds that are not distributable as cash dividends. Other factors such as cash flow conditions, restrictions on distributions contained in our PRC subsidiaries’ and VIEs’ articles of associations, restrictions contained in any debt instruments, withholding tax and other arrangements will also affect the ability of our subsidiaries and VIEs in the PRC to make distributions to us. These restrictions could reduce the amount of distributions that we receive from our subsidiaries and VIEs in the PRC, which in turn would restrict our ability to pay dividends on the Shares. The amounts of distributions that any of our subsidiaries or VIEs declared and made in the past are not indicative of the dividends that we may pay in the future. There is no assurance that we will be able to declare or distribute any dividend in the future.

There are significant uncertainties under the PRC Enterprise Income Tax Law relating to the withholding tax liabilities of our PRC subsidiaries and VIEs, and dividends payable by our PRC subsidiaries to our offshore subsidiaries and may not qualified to enjoy certain treaty benefits.

Under the PRC Enterprise Income Tax Law and its implementation rules, the profits of a foreign-invested enterprise (“FIE”) generated through operations, which are distributed to its immediate holding company outside China, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and China, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Our current PRC subsidiaries are wholly-owned by our Hong Kong subsidiaries, MingZhu HK, Cheyi (Hong Kong) Limited, Yinhua (HK) Limited and Feipeng Enterprises (HK) Limited. Accordingly, they may qualify for a 5% tax rate in respect of distributions from its PRC subsidiaries. Under the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties promulgated in 2009, the tax payer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include: (i) the taxpayer must be the beneficial owner of the relevant dividends, and (ii) the corporate shareholder to receive dividends from the PRC subsidiaries must have met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, in February 2018, the SAT issued the Announcement of the State Administration of Taxation on Issues Relating to “Beneficial Owner” in Tax Treaties, which sets forth certain detailed factors in determining “beneficial owner” status.

Entitlement to a lower tax rate on dividends according to tax treaties or arrangements between the PRC central government and governments of other countries or regions is subject to the Administrative Measures on Entitlement of Non-resident Taxpayers to Tax Treaty Benefits, which provides that entitlement to treaty benefits for non-resident taxpayers shall be handled by means of “self-judgment of eligibility, declaration of entitlement, and retention of relevant materials for future reference.” Where non-resident taxpayers judge by themselves that they meet the conditions for entitlement to treaty benefits, they may obtain such entitlement themselves at the time of making tax declarations, or at the time of making withholding declarations via withholding agents. At the same time, they shall collect, gather and retain relevant materials for future reference in accordance with the provisions of these Measures, and shall accept the follow-up administration of tax authorities. As a result, we cannot assure you that we will be entitled to any preferential withholding tax rate under treaties for dividends received from our PRC subsidiaries.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ and VIEs’ ability to change their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC laws.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose) to register with SAFE or its local branches in connection with their direct or indirect investment activities. SAFE Circular 37 further requires an amendment to the SAFE registrations in the event of any changes with respect to the basic information of the offshore special purpose vehicle, such as change of a PRC individual shareholder, name and operation term, or any significant changes with respect to the offshore special purpose vehicle, such as increase or decrease of capital contribution, share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

If our shareholders who are PRC residents fail to make the required registration or to update the previously filed registration, our PRC subsidiaries and VIEs may be prohibited from distributing or transferring their profits or the proceeds from any capital reduction, share transfer or liquidation to us, and we may also be prohibited from making additional capital contribution into our PRC subsidiaries or transfer funds to VIEs. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, effective from June 2015 and partially repealed on December 30, 2019. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

Mr. Jinlong Yang, our controlling shareholder, has completed the initial registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37. However, we may not be informed of the identifies of all the PRC residents holding direct or indirect interest in our company, and we cannot provide any assurance that these PRC residents will comply with our request to make or obtain any applicable registrations or continuously comply with all requirements under SAFE Circular 37 or other related rules. The failure or inability of the relevant shareholders to comply with the registration procedures set forth in these regulations may subject us to fines and legal sanctions, such as restrictions on our cross-border investment activities, on the ability of our wholly foreign-owned subsidiaries in China to distribute dividends and the proceeds from any reduction in capital, share transfer or liquidation to us. Moreover, any failure to comply with the various foreign exchange registration requirements described above could result in liability under PRC law for circumventing applicable foreign exchange restrictions. Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. As a result, our business operations and our ability to distribute profits to you could be materially and adversely affected.

Any actions by the Chinese government, including any decision to intervene or influence the operations of our PRC subsidiaries or the VIEs or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiaries or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

The ability of our subsidiaries and the VIEs to operate in China may be impaired by changes in its laws and regulations, including those relating to value-added telecommunications service industry, taxation, foreign investment limitations, and other matters.

The central or local governments of China may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our PRC subsidiaries and the VIEs’ compliance with such regulations or interpretations. As such, our PRC subsidiaries and the VIEs may be subject to various government actions and regulatory interference in the provinces in which they operate. They could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. They may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to maintain our listing status on U.S. exchanges in the future, and even when such permission is obtained, whether it will be later denied or rescinded.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (together with the Trial Administrative Measures, the “New Administrative Rules Regarding Overseas Listings”), which came into effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, a company based in the mainland of China that seeks to offer and list securities in overseas markets should fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. In particular, where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer should designate a major domestic operating entity as the domestic responsible entity to file with the CSRC. Initial public offerings or listings in overseas markets should be filed with the CSRC within 3 working days after the relevant application is submitted overseas. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities should be filed with the CSRC within 3 working days after the offering is completed. The required filing materials with the CSRC include (without limitation) record-filing reports and related undertakings and PRC legal opinions issued by domestic law firms (with related undertakings), in which the VIE structure (if applicable) and reasons and risk factor thereof is required to be clarified in details. In addition, under the New Administrative Rules Regarding Overseas Listings, a domestic company is prohibited from overseas offering and listing if any of the following circumstances is involved: (1) where such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (5) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Moreover, a domestic company that seeks to offer and list securities in overseas markets should abide by certain other regulatory requirements as set out in the New Administrative Rules Regarding Overseas Listings, including without limitation to, compliance with national secrecy, foreign investment, cybersecurity, data security, cross-border investment and financing, foreign exchange, and other laws and relevant provisions. Based on the New Administrative Rules Regarding Overseas Listings, we will be subject to additional filing requirements in connection with this offering and our follow-up offerings completed after such effective date, and we cannot assure you that we will be able to get the clearance of filing procedures under the New Administrative Rules Regarding Overseas Listings on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements will result in rectification, warnings and fines on our subsidiaries or VIEs, and may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our consolidated financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Accordingly, government actions in the future, including any decision to intervene or influence the operations of our PRC subsidiaries or the VIEs at any time, or to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiaries or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless. We or the VIEs have not received any inquiry, notice, warning, or sanctions regarding our corporate structure, contractual arrangements, the VIEs’ operations and the offering that we may make under this prospectus from the CSRC, CAC or any other PRC government authorities.

The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of PRC domestic enterprises or assets and controlled by PRC enterprises or individuals, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. If the CSRC approval is required for any of our future offering of securities overseas or to maintain our offshore listing status on U.S. exchanges, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained, may subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance to act upon and the interpretation thereof remain unclear at this time. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (together with the Trial Administrative Measures, the “New Administrative Rules Regarding Overseas Listings”), which came into effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, a company based in the mainland of China that seeks to offer and list securities in overseas markets should fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. In particular, where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer should designate a major domestic operating entity as the domestic responsible entity to file with the CSRC. Initial public offerings or listings in overseas markets should be filed with the CSRC within 3 working days after the relevant application is submitted overseas. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities should be filed with the CSRC within 3 working days after the offering is completed. The required filing materials with the CSRC include (without limitation) record-filing reports and related undertakings and PRC legal opinions issued by domestic law firms (with related undertakings), in which the VIE structure (if applicable) and reasons and risk factor thereof is required to be clarified in details. In addition, under the New Administrative Rules Regarding Overseas Listings, a domestic company is prohibited from overseas offering and listing if any of the following circumstances is involved: (1) where such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (5) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Moreover, a domestic company that seeks to offer and list securities in overseas markets should abide by certain other regulatory requirements as set out in the New Administrative Rules Regarding Overseas Listings, including without limitation to, compliance with national secrecy, foreign investment, cybersecurity, data security, cross-border investment and financing, foreign exchange, and other laws and relevant provisions. Based on the New Administrative Rules Regarding Overseas Listings, we will be subject to additional filing requirements in connection with this offering and our follow-up offerings completed after such effective date, and we cannot assure you that we will be able to get the clearance of filing procedures under the New Administrative Rules Regarding Overseas Listings on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements will result in rectification, warnings and fines on our subsidiaries or VIEs, and may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our consolidated financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

On December 27, 2021, the NDRC and MOFCOM jointly issued the Negative List (2021 Version), which became effective on January 1, 2022. Pursuant to the Negative List (2021 Version), if a PRC company engaging in the prohibited business stipulated in the Negative List (2021 Version) seeks an overseas offering and listing, it shall obtain the approval from the competent governmental authorities. The foreign investors of the issuer shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. As the 2021 Negative List is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements. If we are required to comply with these requirements and fail to do so on a timely basis, if at all, our business operation, financial condition and business prospect may be adversely and materially affected.

In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the Measures for Cybersecurity Review and the annual data security review under the Administrative Measures for Internet Data Security (Draft for Comments), are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. For details, see “— Failure to comply with governmental regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business.” Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, may subject us to sanctions by the CSRC or other PRC regulatory authorities, which could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using funds out of PRC, to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to registration with relevant governmental authorities in China regardless of the amount of the transfer. According to the relevant PRC regulations on FIEs in China, capital contributions to our PRC subsidiaries are subject to registration with the State Administration for Market Regulation or its local branch, reporting of foreign investment information with the PRC Ministry of Commerce, and registration with other governmental authorities in China (including local counterpart of SAFE or its authorized banks). In addition, (i) any foreign loan procured by our PRC subsidiaries is required to be registered with SAFE or their respective local branches and (ii) our PRC subsidiaries may not procure loans which exceed the difference between their respective total project investment amount and registered capital or 2.5 times of their net worth. Furthermore, the foreign loan is required to be registered with the NDRC if certain conditions are met. We may not be able to complete such registrations on a timely basis with respect to future capital contributions or foreign loans by us to our PRC subsidiaries. If we fail to complete such registrations or other procedures, our ability to use funds out of PRC, and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the SAFE promulgated the Circular 19, which took effect as of June 1, 2015 and partially repealed on December 30, 2019. Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted Renminbi shall not be provided as loans to its non-affiliated entities. As this circular is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use Renminbi converted from the funds out of PRC, to invest in or acquire any other PRC companies through our PRC subsidiaries, which may adversely affect our business, financial condition and results of operations.

If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT, issued a circular, known as SAT Circular 82, partially abolished on December 29, 2017, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe that, as a Cayman Islands exempted company, our company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our ordinary shares. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of the ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of the ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our securities.

Epidemics, acts of war and other disasters may adversely affect our operations.

Our business is subject to general economic and social conditions in the PRC. Natural disasters, epidemics and other acts of God which are beyond human control may adversely affect the economy, infrastructure and livelihood of the people of the PRC. Many major cities in the PRC are under threat of flood, earthquake, typhoon, sandstorm or drought. Our business, results of operations and financial condition may be adversely affected if such natural disasters occur. We may be required to disinfect our affected operational premises, which could adversely affect our operations. Even if we are not directly affected by the epidemic, it could slow down or disrupt the level of economic activity generally, which could in turn adversely affect our operating results.

In addition, acts of war and terrorist attacks may cause damage or disruption to our operations, employees, markets or clients, any of which could adversely impact our turnover, cost of sales, overall results and financial condition or the market price of the Shares. Potential war or terrorist attacks may also cause uncertainty and cause the business to suffer in ways that we cannot currently predict.

Risks Related to Our Business and Our Industry

Our reliance on major customers and any loss of our major customers or changes in their demands for our services would likely have a material adverse effect on our business, results of operations, financial conditions and prospect.

We have historically relied on a limited number of major customers for a significant portion of our revenue and we anticipate that such reliance will remain unchanged in the near future. During the years ended December 31, 2022, 2021 and 2020, sales to our top five customers accounted for approximately 31.4%, 49.4% and 78.2%, respectively.

Our service agreements with our customers are generally for an average term of one year. While certain service agreements contain options of renewal, there is no assurance that our major customers will continue their business relationship with us, or the revenue generated from dealings with them will be maintained or increased in the future. In particular, if there is any claim against us related to the quality of our services from our major customers, such claim would affect the relationship with our major customers or substantially reduce their demand of our trucking services.

If we are unable to renew service agreements with our customers, or there is a reduction or cessation of demands from these customers for whatever reasons and we are unable to enter into new service agreements of comparable size and on similar terms in substitution, our business, financial conditions and results of operation may be materially and adversely affected. In addition, any deterioration on our customers’ ability to use our services and/or pay for our services in a timely manner will also have a material adverse effect on our business, results of operations, financial conditions and prospect.

Although a number of our business strategies will help mitigate risks resulting from our reliance on major customers, there is no assurance that these strategies will be implemented successfully or, if implemented, fully mitigate the risks in connection with the loss of one or more major customers.

None of our service agreements with our customers are on an exclusive basis.

None of our service agreements with our customers are on an exclusive basis and our customers can engage other transportation services provider(s) for the provision of transportation and delivery services in addition to or in lieu of us.

Though we have had stable business relationships with our major customers, there is no assurance that our major customers will not engage one or more service providers for the provision of transportation services during the term of our service agreements with them. We cannot assure you that we can generate the same level of or increased revenue from our major customers as compared to the existing scenario. Any appointment of any additional transportation services providers by our major customers could therefore have a material adverse impact on our business, financial condition and operating results.

If we are unable to collect our receivables from our existing customers, our results of operations and cash flows could be adversely affected.

Our business depends on our ability to successfully obtain payment from our customers of the amounts they owe us for our services. As of December 31, 2022 we had accounts receivable recorded at $20,073,082, of which $945,761 was allowanced and $nil was past due but not impaired. As of December 31, 2021 we had accounts receivable recorded at $3,802,773, of which $152,768 was allowanced and $nil was past due but not impaired.

We establish an allowance for doubtful accounts based upon estimates, historical experience and other factors surrounding the credit risk of specific customers. However, actual losses on customer receivables balance could differ from those that we anticipate and as a result we might need to adjust our allowance. There is no guarantee that we will accurately assess the creditworthiness of our customers. Macroeconomic conditions, including related turmoil in the global financial system, could also result in financial difficulties for our customers, including limited access to the credit markets, insolvency or bankruptcy, and as a result could cause customers to delay payments to us, requesting modifications to their payment arrangements that could increase our receivables balance or default on the payment obligations to us. As a result, an extended delay or default in payment relating to a significant account will have a material and adverse effect on the aging schedule and turnover days of our accounts receivable. If we are unable to collect our receivables from our customers in accordance with the contracts with our customers, our results of operations and cash flows could be adversely affected.

The agreements governing the loan facilities MingZhu Shenzhen currently has contained restrictions and limitations that could significantly affect our ability to operate our business, raise capital, as well as significantly affect our liquidity, and therefore could adversely affect our results of operations.

Under its loan agreements with existing lenders, Shenzhen Yangang Mingzhu Freight Industry Co., Ltd., one of our operating subsidiaries in the PRC, Mingzhu Shenzhen has the obligation to notify its lenders prior to certain corporate actions. Such corporation actions include, among other events, mergers, equity offerings, transfers of material assets, involvement in a material lawsuit and certain material related party transactions. In addition, pursuant to its loan agreements, MingZhu cannot provide guarantees to any third party, prioritize repayment of other loans, pay dividends to its shareholders or consummate a reorganization or share ownership restructuring without prior written consent of certain lenders.

The foregoing provisions restrict, among other aspects, MingZhu Shenzhen’s ability to:

●	incur or permit to exist any additional indebtedness or liens;

●	guarantee or otherwise become liable with respect to the obligations of another party or entity;

●	acquire any assets or enter into merger or joint venture transactions; and

●	consummate certain related party transactions.

Our ability to comply with these provisions may be affected by events beyond our control. A failure to comply with any of such provisions will constitute an event of default under existing loan agreements of MingZhu Shenzhen, upon which the lenders will have the right to take a number of remedial actions that could adversely affect our liquidity and results of operations.

Defaults under our loan agreements could result in a substantial loss of our assets and adversely affect our financial condition and operating results.

A failure to repay any of the indebtedness under our loan agreements as they become due or to otherwise comply with the covenants contained therein could result in an event of default thereunder. In addition, the loan agreements between MingZhu Shenzhen and certain lenders contain a cross-default provision, pursuant to which a default under any other loan agreement will be deemed an event of default under such agreements. If not cured or waived, an event of default under our existing loan agreements could enable the lenders to declare all borrowings outstanding on such debt, together with accrued and unpaid interest and fees, to be due and payable and terminate all commitments to extend further credit. The lenders could also elect to foreclose on our assets securing such debt. In such an event, we may not be able to refinance or repay our indebtedness, pay dividends or have sufficient liquidity to meet operating and capital expenditure requirements. Any such acceleration could cause us to lose a substantial portion of our assets and will substantially adversely affect our financial condition and operating results.

Our cash flow position may deteriorate owing to the difference in timing between receipt of payments from our customers and payments to our suppliers and subcontractors if we are unable to such timing difference and its impact on our cash flow properly.

For our daily operations, we outsourced a portion of our transportation services to external transportation companies, and sourced tires and fuel oils from the third-party suppliers. Our cash flows depend on timely receipt of payments from our customers to meet our payment obligations to our suppliers and subcontractors. As of December 31, 2022, 2021 and 2020, our trade payables amounted to approximately $10,134,535, $1,344,532 and $1,415,591, respectively, whereas the respective trade payables accounted for approximately 16.4%, 3.9% and 11.3% of our total current liabilities, respectively.

Our accounts receivable turnover days were approximately 145.8, 94.6 and 157.6 days, respectively, during 2022, 2021 and 2020. As a result of the above, our daily operation has to rely on our internal resources, bank borrowings and loans from shareholders to maintain our cash flow and satisfy the needs of our daily operations.

If we fail to manage the timing difference between receipt of customer payments and supplier payments, or if the timing difference is further aggravated, we may have to resort to reserve further funds from our internal resources and/or obtain banking facilities and/or shareholder loans to meet our payment obligations, which may not be readily available, or if available on reasonable economic terms and our financial condition may be materially and adversely affected as a result.

We rely on subcontractors to handle a proportion of our trucking services. Any delay or failure in their services would adversely affect our operations and financial results.

We subcontract a portion of our trucking services, specifically delivery orders from customers with irregular delivery schedules, to external transportation companies. For the years ended December 31, 2022, 2021 and 2020, subcontracting charges incurred by us were approximately 85.0% 48.1% and 61% of our total transportation costs, respectively. Any significant increase in the service fees charged by our subcontractors may have an adverse impact on our financial results.

There is no assurance that we will be able to monitor the performance of our subcontractors as directly and efficiently as with our own staff. If their performance is below our requisite standards or those of our customers, these sub-standard services may adversely damage our business reputation, cause our customers to deduct our service fees, negatively affect the relationship with our customers and potentially expose us to litigations and claims from our customers. Further, we may incur additional costs for sourcing alternative services providers at a price higher than we originally anticipated. This could adversely affect the profitability of our business.

Notwithstanding the stable business relationship with our subcontractors, there is no assurance that we would be able to maintain such a relationship with them in the future. There is also no assurance that we would be able to find alternative subcontractors with the requisite expertise, experience and capability that can meet our business needs and tight delivery schedules with competitive prices and acceptable terms of service in a timely manner. In addition, we are not sure that our all customers will allow us to subcontract our business in the future. In such event, our ability to complete our trucking services on time with effective cost could be impaired, thereby damaging our business reputation and adversely affecting our operations and financial result.

Difficulty in obtaining material, equipment, goods and services from our vendors and suppliers could adversely affect our business.

We are dependent upon our suppliers for certain products and materials, including our tractors and trailers. We manage our over-the-road fleet to a five-year trade cycle with the current average age-of-fleet of our vehicles at approximately three years. Accordingly, we rely on suppliers of our trucks and truck components to maintain the age of our fleet. We believe that we have positive relationships with our suppliers and are generally able to obtain favorable pricing and other terms from such parties. If we fail to maintain these relationships with our suppliers, or if our suppliers are unable to provide the products and materials we need or undergo financial hardship, we could experience difficulty in obtaining needed goods and services because of production interruptions, limited material availability or other reasons. Subsequently, our business and operations could be adversely affected.

The trucking service market in the PRC is highly competitive and fragmented, which subjects us to competitive pressures pertaining to pricing, capacity and service.

Our operating segments compete with many trucking service carriers, certain railroads, logistics, brokerage, freight forwarding and other transportation companies. The trucking service market in the PRC is highly competitive and fragmented. Some of our competitors may have greater access to equipment, a larger fleet, a wider range of services, preferential dedicated customer contracts, greater capital resources or other competitive advantages. Numerous competitive factors could impair our ability to maintain or improve our profitability. These factors include the following:

●	Many of our competitors periodically reduce their freight rates to gain business, especially during times of reduced growth in the economy. This may make it difficult for us to maintain or increase freight rates, or may require us to reduce our freight rates. Additionally, it may limit our ability to maintain or expand our business.

●	Since some of our customers also operate their own private trucking fleets, they may decide to transport more of their own freight.

●	Many customers periodically solicit bids from multiple carriers for their shipping needs, despite the existence of dedicated contracts, which may depress freight rates or result in a loss of business to our competitors.

●	The continuing trend toward consolidation in the transportation industry may result in more large carriers with greater financial resources and other competitive advantages, with which we may have difficulty competing.

●	Higher fuel prices and higher fuel surcharges to our customers may cause some of our customers to consider freight transportation alternatives, including rail transportation.

●	Advancements in technology may necessitate that we increase investments in order to remain competitive, and our customers may not be willing to accept higher freight rates to cover the cost of these investments.

●	Competition from freight logistics and brokerage companies may negatively impact our customer relationships and freight rates.

●	Smaller carriers may build economies of scale with procurement aggregation providers, which may improve such carriers’ abilities to compete with us.

The trucking service market is affected by economic and business risks that are largely beyond our control.

The trucking service market is highly cyclical, and our business is dependent on a number of factors that may have a negative impact on our operating results, many of which are beyond our control. We believe that some of the most significant factors beyond our control that may negatively impact our operating results are economic changes that affect supply and demand in transportation industry, such as:

●	changes in customers’ inventory levels, including shrinking product/package sizes, and in the availability of funding for their working capital;

●	commercial driver shortages;

●	industry compliance with an ongoing regulatory environment;

●	excess truck capacity in comparison with shipping demand; and

●	downturns in customers’ business cycles, which may be caused by declines in consumer spending.

The risks associated with these factors are heightened when the Chinese economy is weakened. Some of the principal risks during such times are as follows:

●	low overall freight levels, which may impair our asset utilization;

●	customers with credit issues and cash flow problems;

●	changing freight patterns resulting from redesigned supply chains, resulting in an imbalance between our capacity and customer demand; and

●	customers bidding out freight or selecting competitors that offer lower rates, in an attempt to lower their costs, forcing us to lower our rates or lose freight.

Economic conditions that decrease shipping demand or increase the supply of capacity in the trucking service market can exert downward pressure on rates and equipment utilization, thereby decreasing asset productivity. Declining freight levels and rates, a prolonged recession or general economic instability could result in declines in our results of operations, which declines may be material.

We also are subject to cost increases outside our control that could materially reduce our profitability if we are unable to increase our rates sufficiently. Such cost increases include, but are not limited to, fuel and energy prices, driver wages, taxes and interest rates, tolls, license and registration fees, insurance premiums, regulations, revenue equipment and related maintenance costs and healthcare and other benefits for our associates. We cannot predict whether, or in what form, any such cost increase or event could occur. Any such cost increase or event could adversely affect our profitability.

In addition, events outside our control, such as strikes or other work stoppages at our facilities or at customer, port, border or other shipping locations, weather, actual or threatened armed conflicts or terrorist attacks, efforts to combat terrorism, military action against a foreign country or group located in a foreign country or heightened security requirements could lead to reduced economic demand, reduced availability of credit or temporary closing of shipping locations. Such events or enhanced security measures in connection with such events could impair our operations and result in higher operating costs.

We are, to a certain extent, dependent on the consumer and retail market in the PRC.

We mainly provide trucking services to our customers in the transportation industry, some of whom ultimately provide transportation services to end customers in the consumer and retail market in the PRC. As such, our business performance will, to a certain extent, be affected by our customers’ business performance and the consumer and retail market in the PRC. Although these customers of ours who are consumer goods delivery services providers may not have contributed substantially to our total revenue in the past two years, if these customers’ sales in the PRC decline, such decline may likely lead to a corresponding decrease in demand for our services. Furthermore, as we expand our business, we may solicit new customers who are consumer goods delivery services providers or strengthen our relationships with this type of existing customers, which may lead to stronger reliance on these customers. Any adverse developments in our customers’ business performance could therefore materially and adversely affect our business, financial condition and results of operations.

We may not be able to implement all or any of our business plans successfully.

As part of our business strategies, we plan to expand our own fleet of delivery vehicles and labor force, expand our sales and marketing network and establish an information technology system which can facilitate our preparation of delivery routes and schedules and enable tracking and monitoring of the status of delivery by our self-owned trucking vehicles and subcontractors. Such future plan is developed based on a number of assumptions, forecasts and commitment of our management. We may not succeed in executing our business strategies due to a number of reasons, including the following:

●	we may fail to acquire delivery vehicles at our expected prices or recruit a sufficient number of skilled drivers and employees to align with our expansion;

●	we may not have sufficient financial resources available;

●	we may fail to adapt ourselves to the information technology system;

●	we may fail to expand our sales and marketing network;

●	we may fail to meet our customers’ demands for our trucking services; and

●	we may fail to reach the targets we expect from our expansion and business strategies.

If we fail to successfully implement our business strategies, we may not be able to maintain our growth rate and our business, financial condition and results of operations may be materially and adversely affected

Expanding our self-owned vehicle fleet may result in a significant increase in our depreciation expenses.

We intend to expand the scale of our own vehicle fleet in order to accommodate potential new business opportunities. Such expansion of our self-owned vehicle fleet may result in a significant increase in our depreciation expenses, which may in turn materially and adversely affect our business, financial condition and results of operations.

Our operation is exposed to disruptions due to bad weather, possible occurrences of natural disasters, epidemics and other diseases and uncertainties, traffic congestions and public civil movements.

As we provide trucking services, any significant disruption in traffic due to severe traffic congestions, weather conditions or disturbances such as public civil movements, flash floods, or breakdown in major road infrastructure may lead to a reduction in and/or delay of our services. Such service interruptions may adversely affect our service quality in meeting our customers’ key performance indicators (“KPIs”) requirements and negatively affect our relationship with our customers. Further, we may have to engage additional delivery vehicles from other transportation companies to maintain our service operations. The occurrence of any of the foregoing events may adversely affect our business, financial condition and results of operations.

Our business operations have been and may continue to be materially and adversely affected by the outbreak of the coronavirus disease (COVID-19).

An outbreak of respiratory illness caused by a novel coronavirus (COVID-19) was first emerged in China in late 2019 and continues to expand within the PRC and globally. On January 30, 2020, the WHO declared the outbreak of COVID-19 a public health emergency of international concern. On March 11, 2020, the WHO declared the outbreak of COVID-19 a pandemic, expanding its assessment of the threat beyond the global health emergency it had announced in January. As of the date of this prospectus, the virus had spread globally. With an aim to contain the COVID-19 pandemic, the PRC government had imposed extreme measures across the PRC during the first half of 2020 including complete or partial lockdown measures across various cities in the PRC, the extended shutdown of business operations, and the mandatory quarantine requirements on infected individuals and anyone deemed potentially infected.

The COVID-19 pandemic, which has resulted in a high number of fatalities worldwide, has an adverse impact on the livelihood of the people in and the economy of the PRC. The trucking services and transportation industry in the PRC have been and may continue to be adversely impacted. The economy slowdown and/or negative business sentiment have a negative impact on the transportation industry and our business operations and financial condition have been and may continue to be adversely affected.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

●	Temporary Closure of Offices and Travel Restrictions. In compliance with the government health emergency rules in place and in observation of China’s Spring Festival national holiday, we temporarily closed our offices from January 18, 2020 to February 12, 2020. Our offices have resumed fully operational since February 12, 2020. We cannot foresee whether the office would be closed due to newly found cases of COVID-19. Due to the nature of our business, the impact of the closure was not significant as most of our work force could continue working offsite.

●	Decrease in Customer Demand. Our customers were negatively impacted by the COVID-19 pandemic and the demand for transportation has largely diminished. We have seen decrease in revenue projection for the first half of 2020. However, no customer contract has been terminated due to COVID-19. Our subcontractors have been negatively impacted by the COVID-19 pandemic, but the trucks provided by our subcontractors are still able to satisfy the needs required.

●	Extended Collection Time and Increase in Bad Debts. Our customers may require additional time to pay us or fail to pay us which may require us to record additional allowances. In order to faithful reflect the performance and condition of the Company, we had temporally revised our policy of allowance for doubtful accounts with additional allowances recorded. We are currently working with our customers for payments and have not experienced significant collection issues as of the date of this prospectus. We will monitor our collection closely through 2021.

●	Shortage of Drivers. Due to the travel restrictions imposed by the local governments, some of our drivers have not been able to get back on road for work. However, the impact of such shortage of drivers is not significant to the Company because the customer orders have dropped due the COVID-19 pandemic and we pay our drivers on a per-drive basis for fulfilled customer orders only.

With daily life in China gradually returning to normal since April, our business related to logistics industry has gone back to normal as well. However some new cases found in Xinjiang region caused heavy lockdown starting from June. Our revenue generated from Xinjiang was substantially reduced during June. To the date of this filing, our revenue is still negatively affected by temporarily lockdown across the nation. We cannot foresee whether the COVID-19 pandemic will be effectively contained, nor can we predict the severity and duration of its impact. If the COVID-19 pandemic is not effectively and timely controlled, our business operations and financial condition may be adversely affected as a result of the deteriorating market outlook, the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers or other factors that we cannot foresee.

We may experience labor shortage or unrest.

Our trucking services involve a substantial amount of labor force. As of the date of this prospectus, we have a total of 56 drivers which accounted for approximately 70% of our total workforce. While we have not experienced any significant labor shortage, we may face such problem in the future. We may be required to increase the wages for our workers as a result of changes in the labor market conditions or industry practices.

We expect that the wage levels of our employees will continue to be determined in accordance with the prevailing market rates in the relevant regions in the PRC as well as the performance of the relevant employees in the foreseeable future. There is no assurance that we will not face labor unrest or we do not have to adjust the wages upward for our employees demanding higher wages from us. Labor unrest will disrupt our services and the higher wages will result in increased services costs for us. Should we fail to increase our service prices to offset the additional labor costs in a timely manner or fail to manage labor shortage or labor unrest, our business, operation and financial performance could be adversely affected.

Our customers could become our competitors.

Many of our customers are logistic companies which have the capability and financial resources to diversity and own their own vehicle fleet. These customers may also continue to evaluate whether to own their vehicle fleet or engage other transportation companies to provide the logistics services. In the event that our customers own their vehicle fleet, such customers could reduce or eliminate their need of our trucking services, which would subsequently result in a reduction of our revenue and would adversely affect our business and results of operations.

We may not be familiar with new regions or markets we enter and may not be successful in offering new products and services or maintain our current growth.

The growth of our company was based on the services we currently provided to existing markets. We may expand our business and enter other regional markets in the future. However, we may be unable to replicate our initial success in new markets. In expanding our business, we may enter markets in which we have limited, or no, experience. We may not be familiar with the local business and regulatory environment and we may fail to attract a sufficient number of customers due to our limited presence in that region. In addition, competitive conditions in new markets may be different from those in our existing markets and may make it difficult or impossible for us to generate high income in these new markets. If we are unable to manage these and other difficulties in our expansion into other regions in China, our prospects and results of operations may be adversely affected.

Our results of operations may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our results of operations, including our operating revenue, expenses and other key metrics, may vary significantly in the future and period-to-period comparisons of our operating results may not be meaningful. Accordingly, the results for any one quarter are not necessarily an indication of future performance. Our financial results may fluctuate due to a variety of factors, some of which are outside of our control and, as a result, may not fully reflect the underlying performance of our business. Fluctuation in our operational results may adversely affect the price of our ordinary shares. Factors that may cause fluctuations in our quarterly results include:

●	our ability to attract new customers, maintain relationships with existing customers, and expand into new territories in China;

●	the amount and timing of operating expenses related to acquiring customers and the maintenance and expansion of our business, operations and infrastructure;

●	general economic, industry and market conditions in China;

●	our emphasis on customer experience instead of near-term growth; and

●	the timing of expenses related to the development or acquisition of technologies or businesses and potential future charges for impairment of goodwill from acquired technologies or businesses.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing customers. Our efforts to build our brand have caused us to incur significant expenses, and it is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to promote and maintain our brand, while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

If labor costs in the PRC increase substantially, our business and costs of operations may be adversely affected.

In recent years, the Chinese economy has experienced inflation and labor cost increases. Average wages are projected to continue to increase. Further, under PRC law we are required to pay various statutory employee benefits, including pensions, housing funds, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. We expect that our labor costs, including wages and employee benefits, will continue to increase. If we are unable to control our labor costs or pass such increased labor costs on to our customers by increasing the price of our products and services, our financial condition and results of operations may be adversely affected.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees needed to support our business.

As we continue to experience growth, we believe our success depends on the efforts and talents of our employees, including experienced drivers, financial personnel and marketing professionals. Our future success depends on our continued ability to attract, develop, motivate and retain highly qualified and skilled employees. Competition for highly skilled personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve customers could diminish, resulting in a material adverse effect on our business.

Our business depends on the continued efforts of our senior management, particularly Mr. Jinlong Yang. If Mr. Yang, or one or more other of our key executives, were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continuing services of our senior management, particularly Mr. Jinlong Yang, our Chairman and Chief Executive Officer, and our other executive officers named in this prospectus. While we have provided different incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our key executives of our subsidiaries and VIEs in China, there is no assurance that any member of our management team will not join our competitors or form a competing business. If any dispute arises between us and our current or former officers, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

Our executive officers have no prior experience in operating a U.S. public company, and their inability to operate the public company aspects of our business could harm us.

Our executive officers have no experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and share price

From time to time we may evaluate and potentially consummate acquisitions or alliances, which could require significant management attention, disrupt our business, adversely affect our financial results, be unsuccessful or fail to achieve the desired result.

We plan to evaluate and consider strategic transactions, combinations, acquisitions or alliances to enhance our existing business or develop new products and services. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate the transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such a transaction.

Any acquisition or alliance will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our products;

●	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

●	regulatory risks; and

●	liability for activities of the acquired business before the acquisition, including patent, copyright and trademark infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities.

Any future acquisitions or alliances may not be successful. Furthermore, we may not benefit from our business strategy, nor generate sufficient revenue to offset the associated costs or may otherwise not result in the intended benefits. In addition, we cannot assure you that any future acquisition of, or alliance with respect to, new businesses or technology will lead to the successful development of new or enhanced services or that any new or enhanced services, if developed, will achieve market acceptance or prove to be profitable.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

Although our current cash and cash equivalents, anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business, there is a risk that we may need additional cash resources in the future to fund our growth plans or if we experience adverse changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for new investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. The issuance and sale of additional equity would result in further dilution to our shareholders.

●	default and foreclosure on our assets if our operating revenue is insufficient to repay debt obligations;

●	acceleration of obligations to repay the indebtedness (or other outstanding indebtedness), even if we make all principal and interest payments when due, if we breach any covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	diverting a substantial portion of cash flow to pay principal and interest on such debt, which would reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes; and

●	creating potential limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate.

The occurrence of any of these risks could adversely affect our operations or financial condition.

We will be subject to changing laws, rules and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs and the risks associated with non-compliance.

Following this prospectus, we will be subject to rules and regulations by various governing bodies and self-regulatory organizations, including, for example, the SEC and The Nasdaq Stock Market, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Our business is subject to risks related to lawsuits and other claims brought by our clients or business partners. If the outcomes of these proceedings are adverse to us, it could have a material adverse effect on our business, results of operations and financial condition.

We are subject to lawsuits and other claims in the ordinary course of our business. We are currently not involved in any material lawsuits with any of our customers. However, claims arising out of actual or alleged violations of law could be asserted against us by individuals, companies, governmental or other entities in civil, administrative or criminal investigations and proceedings. These claims could be asserted under a variety of laws and regulations, including but not limited to contract laws, consumer protection laws or regulations, intellectual property laws, environmental laws, and labor and employment laws. These actions could expose us to adverse publicity and to monetary damages, fines and penalties, as well as suspension or revocation of licenses or permits to conduct business. Even if we eventually prevail in these matters, we could incur significant legal fees or suffer reputational harm, which could have a material adverse effect on our business and results of operations as well as our future growth and prospects.

We are subject to extensive environmental laws and regulations, and the costs related to compliance with, or our failure to comply with, existing or future laws and regulations, could adversely affect the business and results of operations.

Our operations are subject to national and local laws and regulations relating to the protection of the environment. Sanctions for noncompliance may include revocation of permits, corrective action orders, significant administrative or civil penalties and criminal prosecution. In recent years, the PRC government has strengthened the regulations of environmental protection by enacting new laws and modifying existing laws. Our business involves environmental management and issues typically associated with fuel consumption. We have not received any non-compliance notice or warning from the government regarding environmental violations. However, the PRC government may pass new legislation or amend current laws and regulations and set higher requirements and standards for vehicle operations. Our cost of complying with environmental laws and regulations may increase and we may assign more personnel for environmental compliance. As a result, our financial conditions and results of operation may be materially and adversely affected.

Any lack of requisite approvals, licenses or permits applicable to our business may have a material and adverse impact on our business, financial condition and results of operations.

In accordance with the relevant laws and regulations in jurisdictions in which we operate, we are required to maintain various approvals, licenses and permits to operate our business, including but not limited to business license, road transport business license. These approvals, licenses and permits are obtained upon satisfactory compliance with, among other things, the applicable laws and regulations.

We were engaged in the business of air freight as an international freight forwarding agency and had entered into master agreements with the subcontractors. Due to the COVID-19 pandemic, this particular business has been suspended and no significant revenue was recorded since the beginning of 2020. We have not obtained the relevant certificate for this type of business, or completed filings with the competent governmental agencies. All of our subcontractors are qualified to conduct relevant business activities. According to the Detailed Rules for Implementing the Regulations of the People’s Republic of China on the Administration of the International Freight Forwarding Industry, entities engaging in international freight forwarding operations which are in violation of the provisions of the Regulations of the People’s Republic of China on the Administration of the International Freight Forwarding Industry and the present Detailed Rules are subject to bans against any illegal operational activities imposed by governmental agencies that are in charge of the trade sector. The agencies for industry and commerce shall impose penalties on such entities in accordance with the provisions of the relevant laws and administrative regulations, and the agencies in charge of the trade sector shall announce the ban thereof. The relevant local agencies of commerce shall file a record for archival purposes with the MOFCOM after making the announcement. Such entities are prohibited from applying for handling international freight forwarding operations independently or jointly with other applicants for five years. Meanwhile, Implementing Regulations of the Customs of the People’s Republic of China on Administrative Penalties, which was promulgated in 2004 by the State Council and amended in 2022, further provides that in case anyone undertakes customs declaration business without going through customs registration or fails to obtain the customs declaration practicing qualification, it shall be banned from conducting the business activities, the illegal gains shall be confiscated, and a fine of less than RMB 100,000 (approximately $14,150) may be imposed. Although we have suspended conducting this type of business for now, we face the risk of violating the foregoing PRC regulations. We may also face the risk of breaching the agreements we have entered into with our customers or subcontractors for air freight services and be banned from conducting this type of business and subject to punishments or confiscation of the gains derived from related business. As of the date of this prospectus, we have not received any order or penalty from any governmental authorities but we cannot assure you that we will not be subject to any order or penalties for the lack of relevant qualifications before we complete necessary registration and filing requirements.

As of the date of this prospectus, we have obtained the business license and road transport business license, but there can be no assurance that we will be able to obtain, renew and/or convert all of the approvals, licenses and permits required for our existing business operations upon their expiration in a timely manner or duly complete necessary registration or filings in the relevant governmental authorities for any of our new business, which could adversely affect our business operations.

Our business may be materially and adversely affected if our Chinese subsidiaries or VIEs declare bankruptcy or become subject to a dissolution or liquidation proceedings.

The Enterprise Bankruptcy Law of China provides that an enterprise may be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably insufficient to clear such debts. Our PRC subsidiaries and VIEs hold the bulk of the assets that are important to our business operations. If any of our PRC subsidiaries or VIEs gets involved in a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially or adversely affect our business, financial condition and results of operations.

Any failure to protect our own intellectual property rights could impair our brand, negatively impact our business or both.

We currently own 6 PRC patents related to technologies used in connection with trucking services, including 1 invention patent and 5 utility patents. We also own one PRC trademark and 17 PRC copyright registrations, including 1 art-work copyright and 16 software copyrights. Our intellectual property rights are key to our operations and business prospects.

Our success and ability to compete also depend in part on protecting our own intellectual property. We rely on a combination of patents, copyrights, trade secrets, trademarks and other rights, as well as confidentiality procedures and contractual provisions to protect our proprietary technology, processes and other intellectual property. However, the steps we take to protect our intellectual property rights may be inadequate. We have only filed patent applications in China and we have not acquired any related international patent rights by filing pursuant to the Patent Cooperation Treaty. Our patents are under no protections outside of China.

Third parties may seek to challenge, invalidate or circumvent our patents, copyrights, trade secrets, trademarks and other rights or applications for any of the foregoing. In order to protect our intellectual property rights, we may be required to spend significant resources. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management. Our failure to secure, protect and enforce our intellectual property rights could adversely affect our brand and impact our business.

We may be sued by third parties for alleged infringement of their proprietary rights, which could harm our business.

Our competitors, as well as other entities and individuals, may own or claim to own intellectual property relating to our industry. From time to time, a third-party provider may claim that we are infringing on their intellectual property rights. We may, however, be unaware of the intellectual property rights that others may claim over some or all of our applications, technology or services. Any claims or litigation could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages or ongoing royalty payments, restrict us from conducting our business or require that we comply with other unfavorable terms. We may also be obligated to indemnify parties or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. Even if we were to prevail in such a dispute, any litigation regarding our intellectual property could be costly and time-consuming and divert the attention of our management from our business operations.

We have identified material weaknesses in our internal accounting controls, and if we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may be unable to accurately report our results of operations or prevent fraud or fail to meet our reporting obligations, and customer confidence and the market price of our ordinary shares may be materially and adversely affected.

We are subject to the reporting requirements of the Exchange Act of 1934, or Exchange Act, the Sarbanes-Oxley Act of and the rules and regulations of the Nasdaq Stock Market. We are not required to provide a report of management’s assessment on our internal control over financial reporting in this prospectus due to a transition period established by the rules of the SEC for newly public companies. In addition, we are not required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm in this prospectus, since we are an emerging growth company as defined under the JOBS Act. However, in the course of auditing our consolidated financial statements included in this prospectus, we and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting. As defined in standards established by the Public Company Accounting Oversight Board (“PCAOB”), a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified relates to our lack of sufficient skilled staff with U.S. GAAP knowledge and the SEC reporting knowledge for the purpose of financial reporting as well as the lack in formal accounting policies and procedures manual to ensure proper financial reporting in accordance with U.S. GAAP and SEC reporting requirements.

We have already taken some steps and have continued to implement measures to remediate the material weakness identified, including but not limited to (i) streamline our accounting department structure and enhance our staff’s U.S. GAAP expertise on a continuous basis; (2) hire a new reporting manager who has sufficient expertise in U.S. GAAP to improve the quality of U.S. GAAP reports; (3) make an overall assessment on the current finance and accounting resources and have plans to hire new finance team members with U.S. GAAP qualification in order to strengthen our U.S. GAAP reporting framework; (4) participate in trainings and seminars provided by professional services firms on a regular basis to gain knowledge on regular accounting/SEC reporting updates; and (5) provide internal training to our current accounting team on US GAAP knowledge. We are also in the process of completing a systematic accounting manual for US GAAP and financial closing process. However, we cannot assure you that we will not identify additional material weaknesses or significant deficiencies in the future. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, our securities may not be able to remain listed on the NASDAQ Capital Market.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending December 31, 2020. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, as we are a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes- Oxley Act of 2002, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

Certain data and information in this prospectus were obtained from third-party sources and were not independently verified by us.

We have engaged Frost& Sullivan to prepare a commissioned industry report that analyzes the PRC transportation industry, which we refer to as the “Frost& Sullivan Report”. Information and data relating to the PRC transportation industry have been derived from Frost & Sullivan Report. Statistical data included in the Frost & Sullivan Report also include projections based on a number of assumptions. The transportation industry may not grow at the rate projected by market data, or at all. Any failure of the PRC transportation industry to grow at the projected rate may have a material adverse effect on our business and the market price of our ordinary shares. Furthermore, if any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

We have not independently verified the data and information contained in the Frost & Sullivan Report or any third-party publications and reports Frost & Sullivan has relied on in preparing its report. Data and information contained in such third-party publications and reports may be collected using third-party methodologies, which may differ from the data collection methods used by us. In addition, these industry publications and reports generally indicate that the information contained therein is believed to be reliable, but do not guarantee the accuracy and completeness of such information.

Insurance and claims expenses could significantly reduce our earnings.

Although we maintain auto insurance for our vehicles, our future insurance and claims expenses might exceed historical levels, which could reduce our earnings. We maintain a high deductible for a portion of our claims exposure resulting from auto liability. Estimating the number and severity of claims, as well as related judgment or settlement amounts is inherently difficult. This, along with legal expenses, incurred but not reported claims and other uncertainties can cause unfavorable differences between actual claim costs and our reserve estimates. We reserve for anticipated losses and expenses and periodically evaluate and adjust our claims reserves to reflect our experience. However, ultimate results may differ from our estimates, which could result in losses over our reserved amounts.

We maintain insurance with licensed insurance carriers above the amounts which we retain. Although we believe our aggregate auto insurance limits should be sufficient to cover reasonably expected claims, it is possible that the amount of one or more claims could exceed our aggregate coverage limits. If any claim were to exceed our coverage, we would bear the excess, in addition to our other retained amounts. Insurance carriers have raised premiums for many businesses, including transportation companies. As a result, our insurance and claims expense could increase, or we could raise our deductible when our policies are renewed or replaced. Our operating results and financial condition could be materially and adversely affected if (i) cost per claim, premiums, or the number of claims significantly exceeds our estimates, (ii) we experience a claim in excess of our coverage limits, (iii) our insurance carriers fail to pay on our insurance claims or (iv) we experience a claim for which coverage is not provided.

Any failure to pay the full amount of taxes may subject us to penalty and materially and adversely affect our business, financial condition and results of operation.

In accordance with the Law of the PRC on the Administration of Tax Collection and its Implementation Regulations, where a taxpayer or a withholding agent fails to pay or underpays the amount of tax that should be paid or remitted within the specified time, the tax authorities shall order the taxpayer or withholding agent to pay or remit the tax within the specified time limit, and impose a penalty for late payment on a daily basis at the rate of 0.05% of the amount of tax in arrears from the date the tax payment is defaulted. If the taxpayer or withholding agent still fails to do so on the expiration of the time limit, the tax authorities may recover such unpaid taxes by adopting compulsory enforcement measures, and impose a fine of not less than 50 percent but not more than five times the amount of tax the taxpayer or withholding agent fails to pay or underpays or fails to remit. Furthermore, the taxation authorities shall also announce the tax payments defaulted by taxpayers regularly.

Affected by polity factors such as credit tightening, some of our accounts receivable that met the collection conditions have not been recovered on time, which has an adverse impact on our liquidity. As a result, MingZhu Shenzhen has completed the procure for tax declaration, but failed to pay corporate income taxes for the year ended December 31, 2018 in the amount of RMB 6,302,411 (approximately $965,887) on time. As of December 31, 2020, MingZhu Shenzhen owed taxes and late fees in the amount of RMB 8,126,959 (approximately $1,177,104). On March 18, 2021, we have paid up all owed taxes and late fees. As of December 31, 2021, MingZhu Shenzhen owed taxes in the amount of RMB 8,241,655.

As of the date of this prospectus, we have not received any order or notice from the local tax authorities to set a specific time limit for us to pay the outstanding taxes referenced above, or impose any penalty for the late tax payment, but we cannot assure you that we will not be subject to any order to pay the taxes within a specific time limit. Despite our efforts to minimize the impact of this matter on us, there are uncertainties whether we will have enough funds to make the tax payment within the time limit set by the tax authorities. If we fail to do so, the tax authorities may recover such unpaid taxes and late payment fees by adopting compulsory enforcement measures such as withholding the taxes from our bank account, or sealing up, auctioning or disposing of our properties. In addition, the tax authorities may even impose a fine on us as prescribed by the laws. If any of the above were to occur, our business, operations and financial position would be materially and adversely affected.

We do not have any business insurance coverage.

Insurance companies in China currently do not offer an extensive array of insurance products as insurance companies in more developed economies do. Currently, we do not have any business liability or disruption insurance, except auto insurances, to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

We may have exposure to greater than anticipated tax liabilities.

We are subject to enterprise income tax, value-added tax, and other taxes in each province and city in China where we have operations. Our tax structure is subject to review by various local tax authorities. The determination of our provision for income tax and other tax liabilities requires significant judgment. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe our estimates are reasonable, the ultimate decisions by the relevant tax authorities may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made.

Risks Related to Our Securities

We may not maintain our listing on Nasdaq which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our ordinary shares are listed on Nasdaq. We cannot assure you that our ordinary shares will continue to be listed on Nasdaq in the future. In order to continue listing our securities on Nasdaq, we must maintain certain financial, distribution and share price levels. Generally, we must (i) maintain a minimum amount in shareholders’ equity (generally above $2,500,000), maintain a minimum market value of listed securities (generally above $35,000,000) or have a minimum net income from operations for the prior year of for two of the preceding years (generally above $500,000); and (ii) a minimum number of publicly held shares (generally greater than 500,000) and a minimum number of public shareholders (generally greater than 300 shareholders). Our ordinary shares also cannot have a bid price of less than $1.00. Moreover, we must comply with certain listing standards regarding the independence of our board of directors and members of our audit committee. We intend to fully comply with these requirements, but we may not continue to be able to meet these requirements in the future.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our ordinary shares is a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a U.S. federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our ordinary shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

The trading price of our ordinary shares may be volatile, which could result in substantial losses to investors.

The trading price of our securities may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our ordinary shares, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for our ordinary shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings, cash flow and data related to our user base or user engagement;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new product and service offerings, solutions and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us or our industry;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our ordinary shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline.

The trading market for our ordinary shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our ordinary shares, the market price for our ordinary shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our ordinary shares to decline.

Techniques employed by short sellers may drive down the market price of the ordinary shares

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our ordinary shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries and VIEs, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our securities will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which you purchased our ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produces passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

With any assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

Our principal shareholders have substantial influence over our company. Their interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions.

As of May 17, 2023, Mr. Jinlong Yang, our founder and chairman of our board of directors, beneficially owns an aggregate of 23.5% of our outstanding ordinary shares.

Accordingly, our executive officers and directors, together with our existing shareholders, could have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. In cases where their interests are aligned and they vote together, these shareholders will also have the power to prevent or cause a change in control. Without the consent of some or all of these shareholders, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, our directors and officers could violate their fiduciary duties by diverting business opportunities from us to themselves or others. The interests of our largest shareholders may differ from the interests of our other shareholders. The concentration in the ownership of our ordinary shares may cause a material decline in the value of our ordinary shares.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As an exempted company incorporated in the Cayman Islands that is listed on Nasdaq, we are subject to Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards. Currently, we do not plan to rely on the home country practice with respect to our corporate governance. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would enjoy under Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, which are generally of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances, recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our second amended and restated memorandum and articles of association we expect to adopt, to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. Currently, we do not plan to rely on home country practice with respect to any corporate governance matter. However, if we choose to follow our home country practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. All of our current operations are conducted in China. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in the United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China. As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors, or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley Act of 2002 for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2023. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

As a foreign private issuer, we are permitted to, and we have elected to, rely on exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers. This may afford less protection to holders of our ordinary shares.

As a Cayman Islands company listed on the Nasdaq Global Select Market, we are subject to the Nasdaq corporate governance listing standards. For example, Rule 5605 of the Nasdaq Stock Market Rules requires listed companies to have, among other things, a majority of its board members to be independent, and to obtain shareholder approval for certain issuances of securities. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. For example, under Cayman Islands law we are not required to have a majority of our board consist of independent directors or obtain shareholder approval for certain issuances of our securities. With respect to the foregoing corporate governance requirement, we have elected to follow home country practice. We may also elect to rely on home country practice to be exempted from other corporate governance requirements. As a result, our shareholders may be afforded less protection than they otherwise would enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our ordinary shares.

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, commercial expenditures, acquisitions of new technologies or businesses, and investments. Additional information on the use of net proceeds from the sale of securities by us under this prospectus will be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company and the rights of holders of our ordinary shares are derived under Cayman Islands law and our amended and restated memorandum and articles of association. Shares of us have the following rights, preferences and privileges:

Ordinary Shares

General

We are authorized to issue 50,000,000 ordinary shares of par value $0.001 each. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders, whether or not they are non-residents of the Cayman Islands, may freely hold and transfer their ordinary shares in accordance with the amended and restated memorandum and articles of association.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our articles of association provide that our board of directors may declare and pay dividends if justified by our financial position and permitted by law.

Voting Rights

In respect of all matters subject to a shareholders’ vote, each ordinary share is entitled to one vote. Voting at any meeting of shareholders is by show of hands unless voting by way of a poll is required by the rules of any stock exchange on which our shares are listed for trading, or a poll is demanded by the chairman of such meeting or one or more shareholders holding not less than 10% of the total voting rights of all shareholders having the right to vote at the meeting. A quorum required for a meeting of shareholders consists of one or more shareholders who together hold at least one-third of the rights to vote at such general meeting. Shareholders’ meetings may be held annually and the directors may call a general meeting at any time. The directors must also call a general meeting if written requisition is given by one or more shareholders who together hold at least 40% of the rights to vote at such general meeting. The requisition must specify the specific purpose of the meeting, including the specific resolutions to be considered at such meeting, be signed by or on behalf of each requisitioner and such notice must be provided to the Company at least 120 days prior to the anniversary date of the previous year’s annual general meeting. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. Our board of directors may, in its absolute discretion, without giving any reason or their refusal, decline to register any transfer of any ordinary shares irrespective of whether the shares are fully paid or the Company has no lien over it. If our board of directors refuses to register a transfer, it shall, within two months after the date on which the transfer was lodged, send to each of the transferor and the transferee notice of such refusal. Upon completion of this offering, we intend to waive our right to refuse transfers of any ordinary shares. The registration of transfers may, after compliance with any notice required of the stock exchange on which our shares are listed, be suspended at such times and for such periods as our board of directors may determine, provided, however, that the registration of transfers shall not be suspended for more than 30 days in any calendar year as our board of directors may determine.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

The Companies Act and our memorandum of association permit us to purchase our own shares. In accordance with our articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, provided the requirements under the Companies Act have been satisfied, including out of capital, as may be determined by our board of directors.

Inspection of Books and Records

Holders of our ordinary shares have no general right under our articles of association to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”

Issuance of Additional Shares

Our memorandum of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Anti-Takeover Provisions

Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Differences in Corporate Law

The Companies Act is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements.

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, a “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company, and such other authorization, if any, as may be specified in such constituent company’s articles of association.

The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger and consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares if they follow the required procedures under the Companies Act subject to certain exceptions. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies. If seventy-five per cent in value of the shareholders or class of shareholders, as the case may be, present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the shareholders or class of shareholders, as the case may be, and also on the company. If a majority in number representing seventy-five per cent in value of the creditors or class of creditors, as the case may be, present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the creditors or the class of creditors, as the case may be, and also on the company. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such that an intelligent and honest man of that class acting in respect of his interest would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a take-over offer is made and accepted by holders of not less than 90% of the shares within four months, the offer, or may, within a two-month period conversing on the expiration of such four months period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholders would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be duly effected if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.

The Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arising from dishonesty of such directors or officers willful default of fraud.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the view of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company: a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Shareholder Action by Written Consent

The Cayman Islands law and our articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by an amendment to its certificate of incorporation.

Shareholder Proposals

The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in articles of association. Our articles of association allow our shareholders holding not less than 40% of all voting power of our share capital in issue to requisition a shareholder’s meeting. The requisition must be in writing and must also specify the specific purpose of the meeting, including the specific resolutions to be considered at such meeting. Other than this right to requisition a shareholders’ meeting, our articles of association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents and rules promulgated by the SEC. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative Voting

There are no prohibitions in relation to cumulative voting under the Companies Act, but our articles of association do not provide for cumulative voting.

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director.

Removal of Directors

Under our amended and restated memorandum and articles of association, directors may be removed by an ordinary resolution of our shareholders.

Under the Delaware General Corporation Law, a director of a corporation with a may be removed with the approval of a majority of the outstanding shares entitled to vote.

Transactions with Interested Shareholders

The Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Dissolution; Winding up

Under the Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of Rights of Shares

Under the Companies Act and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Amendment of Governing Documents

As permitted by the Companies Act, our amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market.

Transfer Agent and Registrar

The transfer agent and registrar for our securities is Vstock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

DESCRIPTION OF DEBT SECURITIES AND CONVERTIBLE DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities it offers in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

We may offer under this prospectus up to $200,000,000 aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for a public offering price of up to $200,000,000. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. We will issue any debt securities under an indenture to be entered into between it and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and any amendment or supplement thereto and those made part of the indenture by reference to the Trust Indenture Act of 1939, or the Trust Indenture Act, as in effect on the date of the indenture.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture which will be filed with a future prospectus supplement and any amendment or supplement thereto.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

●	any events of default, if not otherwise described below under “Defaults and Notice”;

●	the terms and conditions, if any, for conversion into or exchange for shares of our ordinary shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

●	any guaranties of the debt securities;

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other of our indebtedness; and

●	the terms and conditions, if any, pursuant to which the debt securities, in whole or in part, shall be defeasible.

All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series with the same terms as the original debt securities of that series (other than the issue price and the interest accrued prior to the issue date of the additional debt securities). We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our ordinary shares. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

●	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

●	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our ordinary shares or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.

The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of ordinary shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, ordinary shares will be separately transferable;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants, including anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

●	U.S. federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of the Company.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase ordinary shares are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the ordinary shares, if any.

DESCRIPTION OF RIGHTS

We may issue rights to purchase the ordinary shares, debt securities or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price for the rights;

●	the conditions to the completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting agreement or other arrangement entered into by us in connection with the rights offering.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement, subject to the M&A and the Act. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, each debt security, warrant and unit initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly- owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and if not otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

●	an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., or Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell securities:

●	through underwriters;

●	through dealers;

●	through agents;

●	directly to purchasers, including our affiliates;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through block trades;

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may sell the securities from time to time pursuant to underwritten public offerings, privately negotiated transactions, at the market offerings, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers, or thorough any other method allowed under law. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the terms of the offering;

●	the name of the agent or any underwriters;

●	the name or names of any managing underwriter or underwriters;

●	the public offering or purchase price;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	any initial price to the public;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers;

●	any commissions paid to agents and

●	any exchanges on which the securities will be listed.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal.’

The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any ordinary shares will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

TAXATION

The following summary contains a description of certain Cayman Islands and U.S. federal income tax consequences of the acquisition, ownership and disposition of securities, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase securities. The summary is based upon the tax laws of the Cayman Islands and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Shares. The discussion is a general summary of the present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

The Cayman Islands currently levies no taxes in on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes levied by the Government of the Cayman Islands that are likely to be material to holders of ordinary shares except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Pursuant to Section 6 of the Tax Concessions Law (Revised) of the Cayman Islands, the Company has obtained an undertaking from the Financial Secretary of the Cayman Islands:

(a)	that no Law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations; and

(b)	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	on or in respect of the shares, debentures or other obligations of our company; or

(ii)	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law.

These concessions shall be for a period of 20 years from March 22, 2018.

People’s Republic of China Taxation

Under the Enterprise Income Tax Law, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income as well as tax reporting obligations. Under the implementation rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

In addition, SAT Circular 82, which was issued in April 2009 and partially abolished on December 29, 2017, specifies that certain offshore-incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as non-domestically-registered resident enterprises if all of the following conditions are met: (a) senior management personnel and core management departments in charge of the daily operations of the enterprises have their presence mainly in the PRC; (b) their financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) major assets, accounting books and company seals of the enterprises, and minutes and files of their board’s and shareholders’ meetings are located or kept in the PRC; and (d) half or more of the enterprises’ directors or senior management personnel with voting rights habitually reside in the PRC. Further to SAT Circular 82, the SAT issued Announcement of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) (the “SAT Bulletin 45”) on July 27, 2011, which took effect on September 1, 2011 and was last amended on June 15, 2018, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on PRC resident enterprise status and administration on post-determination matters. If the PRC tax authorities determine that the Company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, the Company may be subject to enterprise income tax at a rate of 25% with respect to its worldwide taxable income. Also, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares or ordinary shares and potentially a 20% of withholding tax would be imposed on dividends we pay to our non-PRC individual shareholders and with respect to gains derived by our non-PRC individual shareholders from transferring our shares or ordinary shares.

It is unclear whether, if we are considered a PRC resident enterprise, holders of our shares or ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

The SAT and the MOF issued the Notice of Ministry of Finance and State Administration of Taxation on Several Issues relating to Treatment of Corporate Income Tax Pertaining to Restructured Business Operations of Enterprises (the “SAT Circular 59”) in April 2009, which became effective on January 1, 2008 and was amended on December 25, 2014 and became effective from January 1, 2014. On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, which became effective on December 1, 2017 and was amended on June 15, 2018 (the “SAT Circular 37”). By promulgating and implementing the SAT Circular 59 and the SAT Circular 37, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-PRC resident enterprise.

Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Tax Arrangement, where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise directly holds at least 25% of a PRC enterprise, the withholding tax rate in respect of the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority.

Pursuant to the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements (“Circular 81”), a resident enterprise of the counter-party to such Tax Arrangement should meet the following conditions, among others, in order to enjoy the reduced withholding tax under the Tax Arrangement: (i) it must directly own the required percentage of equity interests and voting rights in such PRC resident enterprise; and (ii) it should directly own such percentage in the PRC resident enterprise anytime in the 12 months prior to receiving the dividends. Furthermore, pursuant to the Announcement of the State Taxation Administration on Promulgation of the Administrative Measures on Entitlement of Non-resident Taxpayers to Tax Treaty Benefits (or Circular 35) which was issued on October 14, 2019 and became effective from January 1, 2020, non-resident taxpayers claiming tax treaty benefits shall adopt the method of “making independent judgement, declaring claims and retaining the relevant materials for future inspection”. Where a non-resident taxpayer deems that it satisfies the criteria for entitlement to tax treaty benefits, it may, at the time of filing tax return or making withholding declaration through a withholding agent, enjoy tax treaty benefits, and simultaneously compile and retain the relevant materials pursuant to the provisions of this circular for future inspection, and be subject to follow-up administration by the tax authorities. There are also other conditions to qualify for such a reduced withholding tax rate according to other relevant tax rules and regulations. Accordingly, MingZhu HK may be able to enjoy the 5% withholding tax rate for the dividends it receives from the wholly foreign-owned enterprises, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations, and obtains the approvals as required under the Administrative Measures. However, according to Circular 81, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

Material United States Federal Income Tax Considerations

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our units, ordinary shares and warrants by a U.S. Holder, as defined below. For U.S. federal income tax purposes, the holder of a unit generally should be treated as the owner of the underlying ordinary share and warrant components of the unit, as the case may be. As a result, the discussion below with respect to actual holders of ordinary shares and warrants should also apply to holders of units (as the deemed owners of the underlying ordinary shares and warrants that comprise the units). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes, is applicable only to holders who purchased units in this offering and assumes any distributions on our ordinary shares will be paid in U.S. dollars. This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting shares, investors that hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

The discussion set forth below is addressed only to U.S. Holders that purchase ordinary shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one ordinary share and one warrant to acquire one ordinary share. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one ordinary share and the warrant based on the relative fair market value of each at the time of purchase. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each ordinary share and the warrant should be the shareholder’s tax basis in such share or warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the ordinary share and the warrant comprising the unit, and the amount realized on the disposition should be allocated between the ordinary share and warrant based on their respective relative fair market values at the time of disposition (as determined by each such unit holder based on all relevant facts and circumstances). The separation of the ordinary share and the warrant comprising a unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize gain or loss on the exercise of a warrant. A U.S. holder’s tax basis in an ordinary share received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (which will equal the portion of the U.S. holder’s purchase price for the units that is allocated to the warrant, as described above) and the exercise price of such warrant. The U.S. holder’s holding period for an ordinary share received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrants and will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. holder’s tax basis in the ordinary shares received generally will equal the U.S. holder’s tax basis in the warrant. If the cashless exercise was not a realization event, it is unclear whether a U.S. holder’s holding period for the ordinary shares acquired pursuant to the exercise of such warrant will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares will generally include the holding period of the warrant. It is also possible that a cashless exercise may be treated as a taxable exchange in which gain or loss would be recognized because a U.S. holder may be deemed to have surrendered a portion of its warrants in a taxable transaction to pay the exercise price for the balance of its warrants that are treated as exercised for U.S. federal income tax purposes. In such event, a U.S. holder would recognize capital gain or loss in an amount equal to the difference between the exercise price for the total number of warrants treated as exercised and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the ordinary shares received would equal the U.S. holder’s tax basis in the warrants treated as exercised plus the exercise price of such warrants. It is unclear whether a U.S. holder’s holding period for the ordinary shares would commence on the date of exercise of the warrants or the day following the date of exercise of the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem warrants for cash or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. holders of such ordinary shares as described under “— Taxation of Dividends and Other Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the shares. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our ordinary shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our ordinary shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the ordinary shares are regularly traded on Nasdaq and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares. In addition, a U.S. holder may not make a “qualified electing fund” election with respect to its warrants to acquire our ordinary shares. As a result, if a U.S. holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, if we were a PFIC at any time during the period the U.S. holder held the warrants.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our counsel as to Cayman Islands law, and PacGate, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Enforcement of Judgments/Enforcement of Civil Liabilities

Ogier has advised us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Ogier has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

We have been advised by our PRC counsel, PacGate, that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security or public interest after review. However, currently, China does not have treaties or reciprocity arrangement providing for recognition and enforcement of foreign judgments ruled by courts in the United States or the Cayman Islands. Thus, it is uncertain whether a PRC court would enforce a judgment ruled by a court in the United States or the Cayman Islands.

LEGAL MATTERS

We are being represented by Becker & Poliakoff LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the ordinary shares, warrants, debt securities, convertible debt securities, rights and units, to the extent governed by Cayman Islands law, will be passed upon for us by Ogier. Certain legal matters as to PRC law will be passed upon for us by PacGate Law Group. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries as of December 31, 2021 and December 31, 2022 appearing in its Annual Report on Form 20-F for the year ended December 31, 2021 and December 31, 2022 have been audited by Audit Alliance LLP, its independent registered public accounting firm, as set forth in their report, thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.szygmz.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

EXPENSES

The following table sets forth an estimate of the fees and expenses, other than any underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee		$22,040.00
Nasdaq Capital Market listing fee		*
FINRA filing fee (if applicable)		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous fees and expenses		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. These expenses will be reflected in the applicable prospectus supplement or as an exhibit to a Current Report on Form 6-K in reference to the specific offering of securities, if any, to which it relates.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Cayman Islands Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arising from dishonesty of such directors or officers willful default of fraud. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the view of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement. ***

3.1	Memorandum of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 to the registration statement on Form F-1 (File No. 333-233992), as amended, initially filed with the SEC on September 27, 2019).

3.2	Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-233992), as amended, initially filed with the SEC on September 27, 2019).

3.3	Amended and Restated Memorandum of Association of the Registrant (incorporated herein by reference to Exhibit 3.3 to the registration statement on Form F-1 (File No. 333-233992), as amended, initially filed with the SEC on September 27, 2019).

4.1	Form of Ordinary Shares Certificate. ***

4.2	Form of Warrant Agreement (including Warrant Certificate). ***

4.3	Form of Unit Agreement (including form of Unit Certificate). ***

4.5	Form of Indenture. *

5.1	Opinion of Ogier regarding the validity of securities being registered. *

23.1	Consent of Audit Alliance LLP. **

23.2	Consent of Ogier (included in Exhibit 5.1). *

23.3	Consent of PacGate Law Group. *

107	Calculation of Filing Fee Tables. *

*	Previously filed.

**	Filed herewith.

***	To be filed, if applicable, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a report on Form 6-K filed in connection with an underwritten offering of the shares offered hereunder.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(D)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, Guangdong Province, People’s Republic of China, on May 18, 2023.

MingZhu Logistics Holdings Limited

By:	/s/ Jinlong Yang
Jinlong Yang
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jinlong Yang	Chairman of the Board of Directors	May 18, 2023
Jinlong Yang	Chief Executive Officer

/s/ Jingwei Zhang	Chief Financial Officer	May 18, 2023
Jingwei Zhang

/s/ Zhuo Wang	Director	May 18, 2023
Zhuo Wang

/s/ Mikael Charette	Director	May 18, 2023
Mikael Charette

/s/ Yuzhou Wang	Director	May 18, 2023
Yuzhou Wang

/s/ To Wai Suen	Director	May 18, 2023
To Wai Suen

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of MingZhu Logistics Holdings Limited has signed this registration statement in Newark, Delaware on May 18, 2023.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director